EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77I:
  Terms of new or amended securities

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Report of Independent Accountants

To the Board of Trustees and Shareholders of The Gabelli Utility Trust

In planning and performing our audit of the financial statements of The Gabelli Utility Trust (the "Trust") for the year ended December 31, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2003.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
New York, New York
February 20, 2004



EXHIBIT B:
ITEM 77I
The Articles Supplementary establishing and fixing the rights and preferences of the Series A 5.625% Cumulative
Preferred Stock and Series B Auction Rate Cumulative
Preferred Stock is attached herewith as Exhibit 77(Q1).



EXHIBIT C:
ITEM 77Q1

                   STATEMENT OF PREFERENCES
                             OF
          5.625% SERIES A CUMULATIVE PREFERRED SHARES


The Gabelli Utility Trust, a Delaware statutory trust (hereinafter called the "Trust"), hereby certifies that:
		FIRST: The Board of Trustees of the Trust, at a meeting duly convened and held on February 19, 2003, pursuant to authority expressly vested in it by Article
III of the Agreement and Declaration of Trust, adopted resolutions classifying and designating 2,000,000 authorized but unissued capital shares of the Trust, par value $.001 per share, as "5.625% Series A Cumulative
Preferred Shares" and authorizing the issuance of up to 2,000,000 shares of 5.625% Series A Cumulative Preferred
Shares at such times as the Pricing Committee should determine.
		SECOND: The Pricing Committee, at a meeting duly convened and held on July 22, 2003, pursuant to authority granted it by the Board of Trustees of the Trust at its February 19, 2003 meeting, approved the issuance by the Trust of up to 1,200,000 5.625% Series A
Cumulative Preferred Shares.
		THIRD: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the 5.625% Series A Cumulative Preferred Shares, par value $.001 per share, as set by the Board of Trustees are as follows:

PART I

DEFINITIONS

Unless the context or use indicates another or different meaning or intent, each of the following terms when used in this Statement of Preferences shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

"Accountant's Confirmation" means a letter from an
Independent Accountant delivered to Moody's with respect
to certain Basic Maintenance Reports substantially to
the effect that:
(a)	the Independent Accountant has read the Basic
Maintenance Report or Reports prepared by the
Administrator during the referenced calendar
year that are referred to in such letter;
(b)	with respect to the issue size compliance,
issuer diversification and industry
diversification calculations, such
calculations and the resulting Market Value of
the Moody's Eligible Assets included in the
Reports and the Adjusted Value of the Moody's
Eligible Assets included in the Reports are
numerically correct;
(c)	with respect to the excess or deficiency of
the Adjusted Value of the Moody's Eligible
Assets included in the Reports when compared
to the Basic Maintenance Amount calculated for
Moody's, the results of the calculation set
forth in the Reports have been recalculated
and are numerically correct;
(d)	with respect to the Moody's and S&P ratings on
corporate evidences of indebtedness,
convertible corporate evidences of
indebtedness and preferred stock listed in the
Reports, that information has been traced and
agrees with the information provided directly
or indirectly by the respective rating
agencies (in the event such information does
not agree or such information is not listed in
the accounting records of the Trust, the Inde-
pendent Accountants will inquire of the rating
agencies what such information is and provide
a listing in their letter of such differences,
if any);
(e)	with respect to issuer name and coupon or
dividend rate listed in the Reports, that
information has been traced and agrees with
information listed in the accounting records
of the Trust;
(f)	with respect to issue size listed in the
Reports, that information has been traced and
agrees with information provided by a Pricing
Service or such other services as Moody's may
authorize from time to time;
(g)	with respect to the prices (or alternative
permissible factors used in calculating the
Market Value as provided by this Statement of
Preferences) provided by the Administrator of
the Trust's assets for purposes of valuing
securities in the portfolio, the Independent
Accountant has traced the price used in the
Reports to the price provided by such Adminis-
trator (in accordance with the procedures
provided in this Statement of Preferences) and
verified that such information agrees (in the
event such information does not agree, the
Independent Accountants will provide a listing
in their letter of such differences); and
(h)	with respect to the description of each
security included in the Reports, the
description of Moody's Eligible Assets has
been compared to the definition of Moody's
Eligible Assets contained in this Statement of
Preferences, and the description as appearing
in the Reports agrees with the definition of
Moody's Eligible Assets as described in this
Statement of Preferences.
Each such letter may state that:  (i) such
Independent Accountant has made no independent
verification of the accuracy of the description of the
investment securities listed in the Reports or the
Market Value of those securities nor has it performed
any procedures other than those specifically outlined
above for the purposes of issuing such letter; (ii)
unless otherwise stated in the letter, the procedures
specified therein were limited to a comparison of
numbers or a verification of specified computations
applicable to numbers appearing in the Reports and the
schedule(s) thereto; (iii) the foregoing procedures do
not constitute an examination in accordance with
generally accepted auditing standards and the Reports
contained in the letter do not extend to any of the
Trust's financial statements taken as a whole; (iv) such
Independent Accountant does not express an opinion as to
whether such procedures would enable such Independent
Accountant to determine that the methods followed in the
preparation of the Reports would correctly determine the
Market Value or Discounted Value of the investment port-
folio; and (v) accordingly, such Independent Accountant
expresses no opinion as to the information set forth in
the Reports or in the schedule(s) thereto and makes no
representation as to the sufficiency of the procedures
performed for the purposes of this Statement of
Preferences.
Such letter shall also state that the Independent
Accountant is an "independent accountant" with respect
to the Trust within the meaning of the Securities Act of
1933, as amended, and the related published rules and
regulations thereunder.
"Adjusted Value" of each Moody's Eligible Asset
shall be computed as follows:
(a)	cash shall be valued at 100% of the face value
thereof; and
(b)	all other Moody's Eligible Assets shall be
valued at the Discounted Value thereof; and
(c)	each asset that is not a Moody's Eligible
Asset shall be valued at zero.
"Administrator" means the other party to the
Administration Agreement with the Trust which shall
initially be Gabelli Funds, LLC, a New York limited
liability company, and will include, as appropriate, any
sub-administrator appointed by the Administrator.
"ADRs" means U.S. dollar-denominated American
Depository Receipts.
"Adviser" means Gabelli Funds, LLC, a New York
limited liability company, or such other person as shall
be serving as the investment adviser of the Trust.
"Annual Valuation Date" means the Valuation Date
each calendar year so designated by the Trust,
commencing in the calendar year 2003.
"Asset Coverage" means asset coverage, as
determined in accordance with Section 18(h) of the 1940
Act, of at least 200% with respect to all outstanding
senior securities of the Trust which are stock,
including all Outstanding Series A Preferred Shares (or
such other asset coverage as may in the future be
specified in or under the 1940 Act as the minimum asset
coverage for senior securities which are stock of a
closed-end investment company as a condition of
declaring dividends on its common stock), determined on
the basis of values calculated as of a time within 48
hours (not including Saturdays, Sundays or holidays)
next preceding the time of such determination.
"Basic Maintenance Amount" means, as of any Valua-
tion Date, the dollar amount equal to (a) the sum of (i)
the product of the number of shares of each class or
series of Preferred Shares Outstanding on such Valuation
Date multiplied by the Liquidation Preference per share;
(ii) to the extent not included in (i) the aggregate
amount of cash dividends (whether or not earned or de-
clared) that will have accumulated for each Outstanding
Preferred Share from the most recent Dividend Payment
Date to which dividends have been paid or duly provided
for (or, in the event the Basic Maintenance Amount is
calculated on a date prior to the initial Dividend Pay-
ment Date with respect to a class or series of the
Preferred Shares, then from the Date of Original Issue)
through the Valuation Date plus all dividends to accumu-
late on the Preferred Shares then Outstanding during the
70 days following such Valuation Date or, if less,
during the number of days following such Valuation Date
that Preferred Shares called for redemption are
scheduled to remain Outstanding; (iii) the Trust's other
liabilities due and payable as of such Valuation Date
(except that dividends and other distributions payable
by the Trust on Common Shares shall not be included as a
liability) and such liabilities projected to become due
and payable by the Trust during the 90 days following
such Valuation Date (excluding liabilities for invest-
ments to be purchased and for dividends and other
distributions not declared as of such Valuation Date);
and (iv) any current liabilities of the Trust as of such
Valuation Date to the extent not reflected in (or
specifically excluded by) any of (a)(i) through (a)(iii)
(including, without limitation, and immediately upon
determination, any amounts due and payable by the Trust
pursuant to reverse repurchase agreements and any
payables for assets purchased as of such Valuation Date)
less (b)(i) the Adjusted Value of any of the Trust's
assets or (ii) the face value of any of the Trust's
assets if, in the case of both (b)(i) and (b)(ii), such
assets are either cash or evidences of indebtedness
which mature prior to or on the date of redemption or
repurchase of Preferred Shares or payment of another
liability and are either U.S. Government Obligations or
evidences of indebtedness which have a rating assigned
by Moody's of at least Aaa, P-1, VMIG-1 or MIG-1 or by
S&P of at least AAA, SP-1+ or A-1+, and are irrevocably
held by the Trust's custodian bank in a segregated
account or deposited by the Trust with the Dividend-
Disbursing Agent for the payment of the amounts needed
to redeem or repurchase Preferred Shares subject to
redemption or repurchase or any of (a)(ii) through
(a)(iv); and provided that in the event the Trust has
repurchased Preferred Shares and irrevocably segregated
or deposited assets as described above with its
custodian bank or the Dividend-Disbursing Agent for the
payment of the repurchase price the Trust may deduct
100% of the Liquidation Preference of such Preferred
Shares to be repurchased from (a) above.  Basic
Maintenance Amount shall, for purposes of this Statement
of Preferences, have a correlative meaning with respect
to any other class or series of Preferred Shares.
"Basic Maintenance Amount Cure Date" means, with
respect to the Series A Preferred Shares, 10 Business
Days following a Valuation Date, such date being the
last day upon which the Trust's failure to comply with
paragraph 5(a)(ii)(A) of Part II hereof could be cured,
and for the purposes of this Statement of Preferences
shall have a correlative meaning with respect to any
other class or series of Preferred Shares.
"Basic Maintenance Report" or "Report" means, with
respect to the Series A Preferred Shares, a report
prepared by the Administrator which sets forth, as of
the related Valuation Date, Moody's Eligible Assets
sufficient to meet or exceed the Basic Maintenance
Amount, the Market Value and Discounted Value thereof
(seriatim and in the aggregate), and the Basic Mainte-
nance Amount, and for the purposes of this Statement of
Preferences shall have a correlative meaning with
respect to any other class or series of Preferred
Shares.
"Board of Trustees" means the Board of Trustees of
the Trust or any duly authorized committee thereof as
permitted by applicable law.
"Business Day" means a day on which the New York
Stock Exchange is open for trading and that is neither a
Saturday, Sunday nor any other day on which banks in The
City of New York, New York are authorized or obligated
by law to close.
"By-Laws" means the By-Laws of the Trust as amended
from time to time.
"Common Shares" means the common shares, par value
$.001 per share, of the Trust.
"Cure Date" shall have the meaning set forth in
paragraph 3(a) of Part II hereof.
"Date of Original Issue" means July 31, 2003, and
for the purposes of this Statement of Preferences shall
have a correlative meaning with respect to any other
class or series of Preferred Shares.
"Declaration" means the Agreement and Declaration
of Trust of the Trust, dated as of February 25, 1999, as
amended, supplemented or restated from time to time
(including by this Statement of Preferences or by way of
any other supplement or Statement of Preferences
authorizing or creating a class of shares of beneficial
interest in the Trust).
"Deposit Assets" means cash, Short-Term Money
Market Instruments and U.S. Government Obligations.
Except for determining whether the Trust has Moody's
Eligible Assets with an Adjusted Value equal to or
greater than the Basic Maintenance Amount, each Deposit
Asset shall be deemed to have a value equal to its prin-
cipal or face amount payable at maturity plus any inter-
est payable thereon after delivery of such Deposit Asset
but only if payable on or prior to the applicable
payment date in advance of which the relevant deposit is
made.
"Discounted Value" means, as applicable, (a) the
quotient of the Market Value of an Eligible Asset
divided by the applicable Discount Factor or (b) such
other formula for determining the discounted value of an
Eligible Asset as may be established by an applicable
Rating Agency, provided, in either case that with
respect to an Eligible Asset that is currently callable,
Discounted Value will be equal to the applicable
quotient or product as calculated above or the call
price, whichever is lower, and that with respect to an
Eligible Asset that is prepayable, Discounted Value will
be equal to the applicable quotient or product as
calculated above or the par value, whichever is lower.
"Dividend-Disbursing Agent" means, with respect to
the Series A Preferred Shares, EquiServe Trust Company,
N.A. and its successors or any other dividend-disbursing
agent appointed by the Trust and, with respect to any
other class or series of Preferred Shares, the Person
appointed by the Trust as dividend-disbursing or paying
agent with respect to such class or series.
"Dividend Payment Date" means with respect to the
Series A Preferred Shares, any date on which dividends
declared by the Board of Trustees thereon are payable
pursuant to the provisions of paragraph 1(a) of Part II
of this Statement of Preferences and shall for the
purposes of this Statement of Preferences have a
correlative meaning with respect to any other class or
series of Preferred Shares.
"Dividend Period" shall have the meaning set forth
in paragraph 1(a) of Part II hereof, and for the
purposes of this Statement of Preferences shall have a
correlative meaning with respect to any other class or
series of Preferred Shares.
"Governing Documents" means the Declaration and the
By-Laws.
"Independent Accountant" means a nationally recog-
nized accountant, or firm of accountants, that is with
respect to the Trust an independent public accountant or
firm of independent public accountants under the Securi-
ties Act of 1933, as amended.
"Liquidation Preference" shall, with respect to the
Series A Preferred Shares, have the meaning set forth in
paragraph 2(a) of Part II hereof, and for the purposes
of this Statement of Preferences shall have a
correlative meaning with respect to any other class or
series of Preferred Shares.
"Market Value" means the amount determined by the
Trust with respect to Moody's Eligible Assets in
accordance with valuation policies adopted from time to
time by the Board of Trustees as being in compliance
with the requirements of the 1940 Act.
	Notwithstanding the foregoing, "Market Value" may,
at the option of the Trust with respect to any of its
assets, mean the amount determined with respect to
specific Moody's Eligible Assets of the Trust in the
manner set forth below:
(a)	as to any common or preferred stock which is a
Moody's Eligible Asset, (i) if the stock is
traded on a national securities exchange or
quoted on the Nasdaq System, the last sales
price reported on the Valuation Date or (ii)
if there was no reported sales price on the
Valuation Date, the lower of two bid prices
for such stock provided to the Administrator
by two recognized securities dealers with
minimum capitalizations of $25,000,000 (or
otherwise approved for such purpose by
Moody's) or by one such securities dealer and
any other source (provided that the
utilization of such source would not adversely
affect Moody's then-current rating of the
Series A Preferred Shares), at least one of
which shall be provided in writing or by
telecopy, telex, other electronic
transcription, computer obtained quotation
reducible to written form or similar means,
and in turn provided to the Trust by any such
means by such Administrator, or, if two bid
prices cannot be obtained, such Moody's
Eligible Asset shall have a Market Value of
zero;
(b)	as to any U.S. Government Obligation, Short
Term Money Market Instrument (other than
demand deposits, federal funds, bankers'
acceptances and next Business Day repurchase
agreements) and commercial paper with a
maturity of greater than 60 days, the product
of (i) the principal amount (accreted
principal to the extent such instrument
accretes interest) of such instrument, and
(ii) the lower of the bid prices for the same
kind of instruments having, as nearly as
practicable, comparable interest rates and
maturities provided by two recognized
securities dealers having a minimum
capitalization of $25,000,000 (or otherwise
approved for such purpose by Moody's) or by
one such dealer and any other source (provided
that the utilization of such source would not
adversely affect Moody's then-current rating
of the Series A Preferred Shares) to the
Administrator, at least one of which shall be
provided in writing or by telecopy, telex,
other electronic transcription, computer
obtained quotation reducible to written form
or similar means, and in turn provided to the
Trust by any such means by such Administrator,
or, if two bid prices cannot be obtained, such
Moody's Eligible Asset will have a Market
Value of zero;
(c)	as to cash, demand deposits, federal funds,
bankers' acceptances and next Business Day
repurchase agreements included in Short-Term
Money Market Instruments, the face value
thereof;
(d)	as to any U.S. Government Obligation, Short-
Term Money Market Instrument or commercial
paper with a maturity of 60 days or fewer,
amortized cost unless the Board of Trustees
determines that such value does not constitute
fair value;
(e)	as to any other evidence of indebtedness which
is a Moody's Eligible Asset, (i) the product of (A) the unpaid principal balance of such indebtedness as of the Valuation Date and
(B)(1) if such indebtedness is traded on a national securities exchange or quoted on the Nasdaq System, the last sales price reported on the Valuation Date or (2) if there was no reported sales price on the Valuation Date or if such indebtedness is not traded on a national securities exchange or quoted on the Nasdaq System, the lower of two bid prices for such indebtedness provided by two recognized dealers with a minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's) or by one such dealer and any other source (provided that the utilization of such source would not adversely affect Moody's then-current rating of the Series A Preferred Shares) to the
Administrator, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Trust by any such means by such Administrator, plus (ii) accrued interest on such indebtedness.
"Moody's" means Moody's Investors Service, Inc., or its successors at law. In the event that Moody's is no longer rating the Series A Preferred Shares at the request of the Trust, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trust.
"Moody's Discount Factor" means, with respect to a Moody's Eligible Asset specified below, the following applicable number:

Type of Moody's Eligible Asset:
Moody's Discount Factor:

Short Term Money Market Instruments
(other than U.S. Government Obligations set forth below) and other com-mercial paper:

U.S. Treasury Securities with final maturities that are less than or equal to 60 days

1.00

Demand or time deposits, certificates of deposit and bankers' acceptances includible in Short Term Money Market Instruments

1.00

Commercial paper rated P-1 by Moody's maturing in 30 days or less

1.00

Commercial paper rated P-1 by Moody's maturing in more than 30 days but in 270 days or less

1.15

Commercial paper rated A-1+ by S&P maturing in 270 days or less

1.25

Repurchase obligations includible in Short Term Money Market Instruments if term is less than 30 days and counterparty is rated at least A2

1.00

Other repurchase obligations

Discount Factor applicable to underlying assets

U.S. Common Stocks and Common Stocks of foreign issuers for which ADR's are traded:

Utility

1.70

Industrial

2.64

Financial

2.41

Common Stocks of foreign issuers (in existence for at least five years) for which no ADR's are traded

4.00

Convertible Preferred Stocks

3.00

Preferred stocks:

Auction rate preferred stocks

3.50

Other preferred stocks issued by issuers in the financial and industrial industries

2.09

Other preferred stocks issued by issuers in the utilities industry

1.55

U.S. Government Obligations (other than U.S. Treasury Securities Strips set forth below) with remaining terms to maturity of:

1 year or less

1.04

2 years or less

1.09

3 years or less

1.12

4 years or less

1.15

5 years or less

1.18

7 years of less

1.21

10 years or less

1.24

15 years or less

1.25

20 years or less

1.26

30 years or less

1.26

U.S. Treasury Securities Strips with remaining terms to maturity of:

1 year or less

1.04

2 years or less

1.10

3 years or less

1.14

4 years or less

1.18

5 years or less

1.21

7 years or less

1.27

10 years or less

1.34

15 years or less

1.45

20 years or less

1.54

30 years or less

1.66

Corporate Debt:

Non-convertible corporate debt rated Aaa with remaining terms to maturity of:

1 year or less

1.09

2 years or less

1.15

3 years or less

1.20

4 years or less

1.26

5 years or less

1.32

7 years or less

1.39

10 years or less

1.45

15 years or less

1.50

20 years or less

1.50

30 years or less

1.50

Non-convertible corporate debt rated at least Aa3 with remaining terms to maturity of:

1 year or less

1.12

2 years of less

1.18

3 years or less

1.23

4 years or less

1.29

5 years or less

1.35

7 years or less

1.43

10 years or less

1.50

15 years or less

1.55

20 years or less

1.55

30 years or less

1.55

Non-convertible corporate debt rated at least A3 with remaining terms to maturity of:

1 year or less

1.15

2 years or less

1.22

3 years or less

1.27

4 years or less

1.33

5 years or less

1.39

7 years or less

1.47

10 years or less

1.55

15 years or less

1.60

20 years or less

1.60

30 years or less

1.60

Non-convertible corporate debt rated at least Baa3 with remaining terms of maturity of:

1 year or less

1.18

2 years or less

1.25

3 years or less

1.31

4 years or less

1.38

5 years or less

1.44

7 years or less

1.52

10 years or less

1.60

15 years or less

1.65

20 years or less

1.65

30 years or less

1.65

Non-convertible corporate debt rated at least Ba3 with remaining terms of maturity of:

1 year or less

1.37

2 years or less

1.46

3 years or less

1.56

4 years or less

1.61

5 years or less

1.68

7 years or less

1.79

10 years or less

1.89

15 years or less

1.96

20 years or less

1.96

30 years or less

1.96

Non-convertible corporate debt rated at least B1 and B2 with remaining terms of maturity of:

1 year or less

1.50

2 years or less

1.60

3 years or less

1.68

4 years or less

1.76

5 years or less

1.86

7 years or less

1.97

10 years or less

2.08

15 years or less

2.16

20 years or less

2.28

30 years or less

2.29

Non-convertible unrated corporate debt of any maturity

2.50

Convertible corporate debt securities rated at least Aa3 issued by the following type of issuers:

Utility

1.62-1.67

Industrial

2.56-2.61

Financial

2.33-2.38

Transportation

2.50-2.65

Convertible corporate debt securities rated at least A3 issued by the following type of issuers:

Utility

1.72

Industrial

2.66

Financial

2.43

Transportation

2.75

Convertible corporate debt securities rated at least Baa3 issued by the following type of issuers:

Utility

1.88

Industrial

2.82

Financial

2.59

Transportation

2.85

Convertible corporate debt securities rated at least Ba3 issued by the following type of issuers:

Utility

1.95

Industrial

2.90

Financial

2.65

Transportation

2.90

Convertible corporate debt securities rated at least B2 issued by the following type of issuers:

Utility

1.99

Industrial

2.93

Financial

2.70

Transportation

2.95

"Moody's Eligible Assets" means:
(a)	cash (including, for this purpose, receivables
for investments sold to a counterparty whose
senior debt securities are rated at least Baa3
by Moody's or a counterparty approved by
Moody's and payable within five Business Days
following such Valuation Date and dividends
and interest receivable within 49 days on
investments);
(b)	Short-Term Money Market Instruments;
(c)	commercial paper that is not includible as a
Short-Term Money Market Instrument having on
the Valuation Date a rating from Moody's of at
least P-1 and maturing within 270 days;
(d)	preferred stocks (i) which either (A) are
issued by issuers whose senior debt securities
are rated at least Baa1 by Moody's or (B) are
rated at least Baa3 by Moody's or (C) in the
event an issuer's senior debt securities or
preferred stock is not rated by Moody's, which
either (1) are issued by an issuer whose
senior debt securities are rated at least A-
by S&P or (2) are rated at least A- by S&P and
for this purpose have been assigned a Moody's
equivalent rating of at least Baa3, (ii) of
issuers which have (or, in the case of issuers
which are special purpose corporations, whose
parent companies have) common stock listed on
the New York Stock Exchange, the American
Stock Exchange or the Nasdaq National Market
System, (iii) which have a minimum issue size
(when taken together with other of the
issuer's issues of similar tenor) of
$50,000,000, (iv) which have paid cash
dividends consistently during the preceding
three-year period (or, in the case of new
issues without a dividend history, are rated
at least A1 by Moody's or, if not rated by
Moody's, are rated at least AA- by S&P), (v)
which pay cumulative cash dividends in U.S.
dollars, (vi) which are not convertible into
any other class of stock and do not have
warrants attached, (vii) which are not issued
by issuers in the transportation industry and
(viii) in the case of auction rate preferred
stocks, which are rated at least Aa3 by
Moody's, or if not rated by Moody's, AAA by
S&P, AAA by Fitch or are otherwise approved in
writing by Moody's and have never had a failed
auction; provided, however, that for this
purpose the aggregate Market Value of the
Trust's holdings of any single issue of
auction rate preferred stock shall not be more
than 1% of the Trust's total assets.
(e)	common stocks (i) (A) which are traded on a
nationally recognized stock exchange or in the
over-the-counter market, (B) if cash dividend
paying, pay cash dividends in U.S. dollars and
(C) which may be sold without restriction by
the Trust; provided, however, that (y) common
stock which, while a Moody's Eligible Asset
owned by the Trust, ceases paying any regular
cash dividend will no longer be considered a
Moody's Eligible Asset until 71 days after the
date of the announcement of such cessation,
unless the issuer of the common stock has
senior debt securities rated at least A3 by
Moody's and (z) the aggregate Market Value of
the Trust's holdings of the common stock of
any issuer in excess of 4% in the case of
utility common stock and 6% in the case of
non-utility common stock of the aggregate
Market Value of the Trust's holdings shall not
be Moody's Eligible Assets, (ii) which are
securities denominated in any currency other
than the U.S. dollar or securities of issuers
formed under the laws of jurisdictions other
than the United States, its states and the
District of Columbia for which there are dol-
lar-denominated ADRs or their equivalents
which are traded in the United States on ex-
changes or over-the-counter and are issued by
banks formed under the laws of the United
States, its states or the District of Columbia
or (iii) which are securities of issuers
formed under the laws of jurisdictions other
than the United States (and in existence for
at least five years) for which no ADRs are
traded; provided, however, that the aggregate
Market Value of the Trust's holdings of secu-
rities denominated in currencies other than
the U.S. dollar and ADRs in excess of (A) 6%
of the aggregate Market Value of the out-
standing shares of common stock of such issuer
thereof or (B) 10% of the Market Value of the
Trust's Moody's Eligible Assets with respect
to issuers formed under the laws of any single
such non-U.S. jurisdiction other than
Australia, Belgium, Canada, Denmark, Finland,
France, Germany, Ireland, Italy, Japan, the
Netherlands, New Zealand, Norway, Spain,
Sweden, Switzerland and the United Kingdom,
shall not be a Moody's Eligible Asset;
(f)	ADR securities, based on the following
guidelines: (i) Sponsored ADR program or (ii)
Level II or Level III ADRs.  Private placement
Rule 144A ADRs are not eligible for collateral
consideration.  Global GDR programs will be
evaluated on a case by case basis;
(g)	U.S. Government Obligations;
(h)	corporate evidences of indebtedness (i) which
may be sold without restriction by the Trust
which are rated at least B3 (Caa subordinate)
by Moody's (or, in the event the security is
not rated by Moody's, the security is rated at
least BB- by S&P and which for this purpose is
assigned a Moody's equivalent rating of one
full rating category lower), with such rating
confirmed on each Valuation Date, (ii) which
have a minimum issue size of at least (A)
$100,000,000 if rated at least Baa3 or (B)
$50,000,000 if rated B or Ba3, (iii) which are
not convertible or exchangeable into equity of
the issuing corporation and have a maturity of
not more than 30 years, and (iv) for which, if
rated below Baa3 or not rated, the aggregate
Market Value of the Trust's holdings do not
exceed 10% of the aggregate Market Value of
any individual issue of corporate evidences of
indebtedness calculated at the time of
original issuance; and
(i)	convertible corporate evidences of
indebtedness (i) which are issued by issuers whose senior debt securities are rated at least B2 by Moody's (or, in the event an issuer's senior debt securities are not rated by Moody's, which are issued by issuers whose senior debt securities are rated at least BB by S&P and which for this purpose is assigned a Moody's equivalent rating of one full rating category lower), (ii) which are convertible into common stocks which are traded on the New
York Stock Exchange or the American Stock
Exchange or are quoted on the Nasdaq National
Market System, and (iii) which, if cash
dividend paying, pay cash dividends in U.S.
dollars; provided, however, that once
convertible corporate evidences of
indebtedness have been converted into common stock, the common stock issued upon conversion must satisfy the criteria set forth in clause
(e) above and other relevant criteria set forth in this definition in order to be a Moody's Eligible Asset;
provided, however, that the Trust's investments in auc-tion rate preferred stocks described in clause (d) above shall be included in Moody's Eligible Assets only to the extent that the aggregate Market Value of such stocks does not exceed 10% of the aggregate Market Value of all of the Trust's investments meeting the criteria set forth in clauses (a) through (g) above less the aggre-gate Market Value of those investments excluded from Moody's Eligible Assets pursuant to the paragraph appearing after clause (j) below; and

(j)	no assets which are subject to any lien or
irrevocably deposited by the Trust for the payment of amounts needed to meet the obligations described in clauses (a)(i) through (a)(iv) of the definition of "Basic
Maintenance Amount" may be includible in Moody's Eligible Assets.
Notwithstanding anything to the contrary in the preceding clauses (a)-(j), the Trust's investment in preferred stock, common stock, corporate evidences of indebtedness and convertible corporate evidences of indebtedness shall not be treated as Moody's Eligible
Assets except to the extent they satisfy the following diversification requirements (utilizing Moody's Industry and Sub-industry Categories) with respect to the Market
Value of the Trust's holdings:

Issuer:

Moody's Rating(1)(2)      Non-Utility            Utility
                         Maximum Single        Maximum Single
                          Issuer(3)(4)          Issuer(3)(4)

Aaa                           100%               100%
Aa                             20%                20%
A                              10%                10%
CS/CB, Baa(5)                   6%                 4%
Ba                              4%                 4%
B1/B2                           3%                 3%
B3 or below                     2%                 2%

Industry and State:

Moody's Rating(1)   Non-Utility      Utility         Utility
                   Maximum Single    Maximum       Maximum Single
                    Issuer(3)       Single Sub-      Issuer(3)
                                  Industry(3)(6)

Aaa                   100%             100%            100%
Aa                     60%              60%             20%
A                      40%              50%             10%(7)
CS/CB, Baa(5)          20%              50%              7%(7)
Ba                     12%              12%              0%
B1/B2                   8%               8%              0%
B3 or below             5%               5%              0%

______________

(1)	Unless conclusions regarding liquidity risk as
well as estimates of both the probability and severity of default for the Trust's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate, municipal or other debt security is unrated by Moody's, S&P or Fitch, the Trust will use the percentage set forth under "Below
B and Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or
Fitch rating does not seem to approximate a Moody's rating equivalent.

(2)	Corporate evidences of indebtedness from
issues ranging from $50,000,000 to
$100,000,000 are limited to 20% of Moody's
Eligible Assets.

(3)	The referenced percentages represent maximum
cumulative totals only for the related Moody's rating category and each lower Moody's rating category.

(4)	Issuers subject to common ownership of 25% or
more are considered as one name.

(5)	CS/CB refers to common stock and convertible
corporate evidences of indebtedness, which are diversified independently from the rating level.

(6)	In the case of utility common stock, utility
preferred stock, utility evidences of
indebtedness and utility convertible evidences of indebtedness, the definition of industry refers to sub-industries (electric, water, hydro power, gas, diversified). Investments in other sub-industries are eligible only to the extent that the combined sum represents a percentage position of the Moody's Eligible
Assets less than or equal to the percentage limits in the diversification tables above.

(7)	Such percentage shall be 15% in the case of
utilities regulated by California, New York and Texas.


"Moody's Industry Classifications" means for the
purposes of determining Moody's Eligible Assets, each of
the following industry classifications (or such other
classifications as Moody's may from time to time approve
for application to the Series A Preferred Shares).
1.	Aerospace and Defense: Major
Contractor, Subsystems, Research,
Aircraft Manufacturing, Arms,
Ammunition.
2.	Automobile: Automobile Equipment,
Auto-Manufacturing, Auto Parts
Manufacturing, Personal Use Trailers,
Motor Homes, Dealers.
3.	Banking: Bank Holding, Savings and
Loans, Consumer Credit, Small Loan,
Agency, Factoring, Receivables.
4.	Beverage, Food and Tobacco: Beer and
Ale, Distillers, Wines and Liquors,
Distributors, Soft Drink Syrup,
Bottlers, Bakery, Mill Sugar, Canned
Foods, Corn Refiners, Dairy Products,
Meat Products, Poultry Products,
Snacks, Packaged Foods, Distributors,
Candy, Gum, Seafood, Frozen Food,
Cigarettes, Cigars, Leaf/Snuff,
Vegetable Oil.
5.	Buildings and Real Estate: Brick,
Cement, Climate Controls, Contracting,
Engineering, Construction, Hardware,
Forest Products (building-related
only), Plumbing, Roofing, Wallboard,
Real Estate, Real Estate Development,
REITs, Land Development.
6.	Chemicals, Plastics and Rubber:
Chemicals (non-agricultural),
Industrial Gases, Sulphur, Plastics,
Plastic Products, Abrasives, Coatings,
Paints, Varnish, Fabricating
Containers.
7.	Packaging and Glass: Glass,
Fiberglass, Containers made of: Glass,
Metal, Paper, Plastic, Wood or
Fiberglass.
8.	Personal and Non-Durable Consumer
Products (Manufacturing Only): Soaps,
Perfumes, Cosmetics, Toiletries,
Cleaning Supplies, School Supplies.
9.		Diversified/Conglomerate
Manufacturing.
10.	Diversified/Conglomerate Service.
11.   Diversified Natural Resources,
Precious Metals and Minerals:
Fabricating, Distribution.
12.	Ecological: Pollution Control, Waste
Removal, Waste Treatment and Waste
Disposal.
13.	Electronics: Computer Hardware,
Electric Equipment, Components,
Controllers, Motors, Household
Appliances, Information Service
Communication Systems, Radios, TVs,
Tape Machines, Speakers, Printers,
Drivers, Technology.
14.	Finance: Investment Brokerage,
Leasing, Syndication, Securities.
15.	Farming and Agriculture: Livestock,
Grains, Produce, Agriculture
Chemicals, Agricultural Equipment,
Fertilizers.
16.		Grocery: Grocery Stores, Convenience
Food Stores.
17.	Healthcare, Education and Childcare:
Ethical Drugs, Proprietary Drugs,
Research, Health Care Centers, Nursing
Homes, HMOs, Hospitals, Hospital
Supplies, Medical Equipment.
18.	Home and Office Furnishings,
Housewares, and Durable Consumer
Products: Carpets, Floor Coverings,
Furniture, Cooking, Ranges.
19.		Hotels, Motels, Inns and Gaming.
20.   Insurance: Life, Property and
Casualty, Broker, Agent, Surety.
21.	Leisure, Amusement, Motion Pictures,
Entertainment: Boating, Bowling,
Billiards, Musical Instruments,
Fishing, Photo Equipment, Records,
Tapes, Sports, Outdoor Equipment
(Camping), Tourism, Resorts, Games,
Toy Manufacturing, Motion Picture
Production Theaters, Motion Picture
Distribution.
22.   Machinery (Non-Agricultural, Non-
Construction, Non-Electronic):
Industrial, Machine Tools, Steam
Generators.
23.   Mining, Steel, Iron and Non-
Precious Metals: Coal, Copper, Lead,
Uranium, Zinc, Aluminum, Stainless
Steel, Integrated Steel, Ore
Production, Refractories, Steel Mill
Machinery, Mini-Mills, Fabricating,
Distribution and Sales of the
foregoing.
24.   Oil and Gas: Crude Producer,
Retailer, Well Supply, Service and
Drilling.
25.   Printing, Publishing, and
Broadcasting: Graphic Arts, Paper,
Paper Products, Business Forms,
Magazines, Books, Periodicals,
Newspapers, Textbooks, Radio, T.V.,
Cable Broadcasting Equipment.
26.   Cargo Transport: Rail, Shipping,
Railroads, Rail-car Builders, Ship
Builders, Containers, Container
Builders, Parts, Overnight Mail,
Trucking, Truck Manufacturing, Trailer
Manufacturing, Air Cargo, Transport.
27.   Retail Stores: Apparel, Toy,
Variety, Drugs, Department, Mail Order
Catalog, Showroom.
28.   Telecommunications: Local, Long
Distance, Independent, Telephone,
Telegraph, Satellite, Equipment,
Research, Cellular.
29.   Textiles and Leather: Producer,
Synthetic Fiber, Apparel Manufacturer,
Leather Shoes.
30.   Personal Transportation: Air, Bus,
Rail, Car Rental.
31.   Utilities: Electric, Water, Hydro
Power, Gas.
32.   Diversified Sovereigns: Semi-
sovereigns, Canadian Provinces, Supra-
national Agencies.
		The Trust will use SIC codes in determining which
industry classification is applicable to a particular
investment in consultation with the Independent
Accountant and Moody's, to the extent the Trust
considers necessary.
"1933 Act" means the Securities Act of 1933, as
amended, or any successor statute.
"1940 Act" means the Investment Company Act of
1940, as amended, or any successor statute.
"Notice of Redemption" shall have the meaning set
forth in paragraph 3(c)(i) of Part II hereof.
"Outstanding" means, as of any date, Preferred
Shares theretofore issued by the Trust except:
(a)	any such Preferred Share theretofore cancelled
by the Trust or delivered to the Trust for
cancellation;
(b)  	any such Preferred Share, other than an
auction rate Preferred Share, as to which a
notice of redemption shall have been given and
for whose payment at the redemption thereof
Deposit Assets in the necessary amount are
held by the Trust in trust for, or have been
irrevocably deposited with the relevant
disbursing agent for payment to, the holder of
such share pursuant to the Statement of
Preferences with respect thereto;
(c)  	in the case of an auction rate Preferred
Share, any such share theretofore delivered to
the auction agent for cancellation or with
respect to which the Trust has given notice of
redemption and irrevocably deposited with the
paying agent sufficient funds to redeem such
share; and
(d) any such Preferred Share in exchange for or in lieu of
which other shares have been issued and delivered.
Notwithstanding the foregoing, (i) for purposes of
voting rights (including the determination of the number
of shares required to constitute a quorum), any
Preferred Shares as to which any subsidiary of the Trust
is the holder will be disregarded and deemed not
Outstanding, (ii) in connection with any auction of
Auction Market Preferred Shares as to which the Trust or
any Person known to the auction agent to be a subsidiary
of the Trust is the holder will be disregarded and not
deemed Outstanding.
"Person" means and includes an individual, a
partnership, the Trust, a trust, a corporation, a
limited liability company, an unincorporated
association, a joint venture or other entity or a
government or any agency or political subdivision
thereof.
"Preferred Shares" means the preferred shares, par
value $.001 per share, of the Trust, and includes the
Series A Preferred Shares.
"Pricing Service" means any of the following:
Bloomberg Financial Service, Bridge Information
Services, Data Resources Inc., FT Interactive,
International Securities Market Association, Merrill
Lynch Securities Pricing Service, Muller Data Corp.,
Reuters, S&P/J.J. Kenny, Telerate, Trepp Pricing and
Wood Gundy.
"Redemption Price" has the meaning set forth in
paragraph 3(a) of Part II hereof, and for the purposes
of this Statement of Preferences shall have a correla-
tive meaning with respect to any other class or series
of Preferred Shares.
"S&P" means Standard & Poor's Ratings Services, or
its successors at law.
"Series A Preferred Shares" means the 5.625% Series
A Cumulative Preferred Shares, par value $.001 per
share, of the Trust.
"Series A Asset Coverage Cure Date" means, with
respect to the failure by the Trust to maintain Asset
Coverage (as required by paragraph 5(a)(i) of Part II
hereof) as of the last Business Day of each March, June,
September and December of each year, 49 days following
such Business Day.
	"Short-Term Money Market Instruments" means the
following types of instruments if, on the date of
purchase or other acquisition thereof by the Trust, the
remaining term to maturity thereof is not in excess of
180 days:
(i)	commercial paper rated A-1 if such commercial
paper matures in 30 days or A-1+ if such
commercial paper matures in over 30 days;
(ii)	demand or time deposits in, and banker's
acceptances and certificates of deposit of (A)
a depository institution or trust company
incorporated under the laws of the United
States of America or any state thereof or the
District of Columbia or (B) a United States
branch office or agency of a foreign
depository institution (provided that such
branch office or agency is subject to banking
regulation under the laws of the United
States, any state thereof or the District of
Columbia);
(iii)	overnight funds; and
 (iv)	U.S. Government Obligations.
"Trust" means The Gabelli Utility Trust, a Delaware statutory trust.
"U.S. Government Obligations" means direct obligations of the United States or by its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.
"Valuation Date" means the last Business Day of each month, or such other date as the Trust and Moody's may agree to for purposes of determining the Basic
Maintenance Amount.
"Voting Period" shall have the meaning set forth in paragraph 4(b) of Part II hereof.


PART II

SERIES A PREFERRED SHARES

1. Dividends.
(a) Holders of Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor, cumulative cash dividends at the rate of 5.625% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the Liquidation Preference on the Series A Preferred Shares and no more, payable quarterly on March 26, June 26, September 26 and December 26 in each year (each, a Divi-dend Payment Date) commencing on September 26, 2003 (or, if any such day is not a Business Day, then on the next succeeding Business Day) to holders of record of Series
A Preferred Shares as they appear on the stock register of the Trust at the close of business on the fifth pre-ceding Business Day in preference to dividends on Common
Shares and any other capital shares of the Trust ranking junior to the Series A Preferred Shares in payment of dividends. Dividends on Series A Preferred Shares shall accumulate from the date on which such shares are origi-nally issued. Each period beginning on and including a Dividend Payment Date (or the Date of Original Issue, in the case of the first dividend period after issuance of such shares) and ending on but excluding the next suc-ceeding Dividend Payment Date is referred to herein as a "Dividend Period." Dividends on account of arrears for any past Dividend Period or in connection with the redemption of Series A Preferred Shares may be declared and paid at any time, without reference to any Dividend
Payment Date, to holders of record on such date not exceeding 30 days preceding the payment date thereof as shall be fixed by the Board of Trustees.
(b) No full dividends shall be declared or paid on Series A Preferred Shares for any Dividend Period or part thereof unless full cumulative dividends due through the most recent Dividend Payment Dates therefor for all series of Preferred Shares of the Trust ranking on a parity with the Series A Preferred Shares as to the payment of dividends have been or contemporaneously are declared and paid through the most recent Dividend
Payment Dates therefor. If full cumulative dividends due have not been paid on all such Outstanding Preferred
Shares, any dividends being paid on such Preferred
Shares (including the Series A Preferred Shares) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends accumulated but unpaid on each such series of Preferred Shares on the relevant
Dividend Payment Date.  No holders of Series A Preferred
Shares shall be entitled to any dividends, whether payable in cash, property or shares, in excess of full cumulative dividends as provided in this paragraph
1(b)(i) on Series A Preferred Shares. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payments on any Series A
Preferred Shares that may be in arrears.
 (ii) For so long as Series A Preferred
Shares are Outstanding, the Trust shall not pay any dividend or other distribution (other than a dividend or distribution paid in Common Shares, or options, warrants or rights to subscribe for or purchase Common Shares or other shares, if any, ranking junior to the Series A
Preferred Shares as to dividends and upon liquidation) in respect of the Common Shares or any other shares of the Trust ranking junior to the Series A Preferred
Shares as to the payment of dividends and the distribution of assets upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other shares of the Trust ranking junior to the Series A Preferred
Shares as to the payment of dividends and the distribution of assets upon liquidation (except by conversion into or exchange for shares of the Trust ranking junior to the Series A Preferred Shares as to dividends and upon liquidation), unless, in each case,
(A) immediately thereafter, the aggregate Adjusted Value of the Trust's Moody's Eligible Assets shall equal or exceed the Basic Maintenance Amount and the Trust shall have Asset Coverage, (B) all cumulative dividends on all Series A Preferred Shares due on or prior to the date of the transaction have been declared and paid (or shall have been declared and sufficient funds for the payment thereof deposited with the applicable Dividend-
Disbursing Agent) and (C) the Trust has redeemed the full number of Series A Preferred Shares to be redeemed mandatorily pursuant to any provision contained herein for mandatory redemption.
 (iii) Any dividend payment made on the Series
A Preferred Shares shall first be credited against the dividends accumulated with respect to the earliest
Dividend Period for which dividends have not been paid.
(c) Not later than the Business Day immediately preceding each Dividend Payment Date, the Trust shall deposit with the Dividend-Disbursing Agent Deposit
Assets having an initial combined value sufficient to pay the dividends that are payable on such Dividend
Payment Date, which Deposit Assets shall mature on or prior to such Dividend Payment Date. The Trust may direct the Dividend-Disbursing Agent with respect to the investment of any such Deposit Assets, provided that such investment consists exclusively of Deposit Assets and provided further that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date.
2. Liquidation Rights.
(a) In the event of any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the holders of Series A
Preferred Shares shall be entitled to receive out of the assets of the Trust available for distribution to shareholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Common Shares or any other shares of the Trust ranking junior to the Series A Preferred Shares as to liquidation payments, a liquidation distribution in the amount of $25.00 per share (the "Liquidation
Preference"), plus an amount equal to all unpaid divi-dends accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Trust, but excluding interest thereon), and such holders shall be entitled to no further participation in any distribution or payment in connec-tion with any such liquidation, dissolution or winding up.
(b) If, upon any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the assets of the Trust available for distribution among the holders of all Outstanding Series
A Preferred Shares, and any other Outstanding class or series of Preferred Shares of the Trust ranking on a parity with the Series A Preferred Shares as to payment upon liquidation, shall be insufficient to permit the payment in full to such holders of Series A Preferred
Shares of the Liquidation Preference plus accumulated and unpaid dividends and the amounts due upon liquida-tion with respect to such other Preferred Shares, then such available assets shall be distributed among the holders of Series A Preferred Shares and such other
Preferred Shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends has been paid in full to the holders of Series A Preferred Shares, no dividends or distributions will be made to holders of the Common Shares or any other shares of the Trust rank-ing junior to the Series A Preferred Shares as to liqui-dation.

3. Redemption.
The Series A Preferred Shares shall be redeemed by the Trust as provided below:
(a) Mandatory Redemptions.
If the Trust is required to redeem any Preferred
Shares (which may include Series A Preferred Shares) pursuant to paragraphs 5(b) or 5(c) of Part II hereof, then the Trust shall, to the extent permitted by the 1940 Act and Delaware law, by the close of business on such Series A Asset Coverage Cure Date or Basic
Maintenance Amount Cure Date (herein collectively referred to as a "Cure Date"), as the case may be, fix a redemption date and proceed to redeem shares as set forth in paragraph 3(c) hereof. On such redemption date, the Trust shall redeem, out of funds legally available therefor, the number of Preferred Shares, which, to the extent permitted by the 1940 Act and Delaware law, at the option of the Trust may include any proportion of Series A Preferred Shares or any other series of Preferred Shares, equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such Cure Date, would have resulted in the Trust having Asset Coverage or an Adjusted Value of its Moody's Eligible Assets equal to or greater than the Basic Maintenance Amount, as the case may be, immediately prior to the opening of business on such Cure Date or, if Asset Coverage or an Adjusted Value of its Eligible Assets equal to or greater than the Basic
Maintenance Amount, as the case may be, cannot be so re-stored, all of the Outstanding Series A Preferred
Shares, at a price equal to $25.00 per share plus accumulated but unpaid dividends (whether or not earned or declared by the Trust) through the date of redemption
(the "Redemption Price").  In the event that Preferred
Shares are redeemed pursuant to paragraphs 5(b) or 5(c) of Part II hereof, the Trust may, but is not required to, redeem a sufficient number of Series A Preferred
Shares pursuant to this paragraph 3(a) which, when aggregated with other Preferred Shares redeemed by the Trust, permits the Trust to have with respect to the Preferred Shares (including the Series A Preferred
Shares) remaining Outstanding after such redemption (i)
Asset Coverage of as much as 220% and (ii) Moody's
Eligible Assets with Adjusted Value of as great as 110% of the Basic Maintenance Amount. In the event that all of the Series A Preferred Shares then Outstanding are required to be redeemed pursuant to paragraph 5 of Part
II hereof, the Trust shall redeem such shares at the Redemption Price and proceed to do so as set forth in paragraph 3(c) hereof.


(b) Optional Redemptions.
Prior to July 31, 2008, the Series A Preferred
Shares are not subject to optional redemption by the
Trust unless such redemption is necessary, in the
judgment of the Board of Trustees, to maintain the
Trust's status as a regulated investment company under
Subchapter M of the Internal Revenue Code of 1986, as
amended.  Commencing July 31, 2008 and thereafter, and
prior thereto to the extent necessary to maintain the
Trust's status as a regulated investment company under
Subchapter M of the Internal Revenue Code of 1986, as
amended, to the extent permitted by the 1940 Act and
Delaware law, the Trust may at any time upon Notice of
Redemption redeem the Series A Preferred Shares in whole
or in part at the Redemption Price per share, which
notice shall specify a redemption date of not fewer than
15 days nor more than 40 days after the date of such
notice.
(c) Procedures for Redemption.
 (i) If the Trust shall determine or be re-
quired to redeem Series A Preferred Shares pursuant to
this paragraph 3, it shall mail a written notice of
redemption ("Notice of Redemption") with respect to such
redemption by first class mail, postage prepaid, to each
holder of the shares to be redeemed at such holder's
address as the same appears on the stock books of the
Trust on the close of business on such date as the Board
of Trustees may determine, which date shall not be
earlier than the second Business Day prior to the date
upon which such Notice of Redemption is mailed to the
holders of Series A Preferred Shares.  Each such Notice
of Redemption shall state:  (A) the redemption date as
established by the Board of Trustees; (B) the number of
Series A Preferred Shares to be redeemed; (C) the CUSIP
number(s) of such shares; (D) the Redemption Price; (E)
the place or places where the certificate(s) for such
shares (properly endorsed or assigned for transfer, if
the Board of Trustees shall so require and the Notice of
Redemption shall so state) are to be surrendered for
payment in respect of such redemption; (F) that
dividends on the shares to be redeemed will cease to
accrue on such redemption date; (G) the provisions of
this paragraph 3 under which such redemption is made;
and (H) in the case of a redemption pursuant to
paragraph 3(b), any conditions precedent to such
redemption.  If fewer than all Series A Preferred Shares
held by any holder are to be redeemed, the Notice of
Redemption mailed to such holder also shall specify the
number or percentage of shares to be redeemed from such
holder.  No defect in the Notice of Redemption or the
mailing thereof shall affect the validity of the redemp-
tion proceedings, except as required by applicable law.
 (ii) If the Trust shall give a Notice of Re-
demption, then by the close of business on the Business
Day preceding the redemption date specified in the
Notice of Redemption (so long as any conditions
precedent to such redemption have been met) or, if the
Dividend-Disbursing Agent so agrees, another date not
later than the redemption date, the Trust shall (A)
deposit with the Dividend-Disbursing Agent Deposit
Assets that shall mature on or prior to such redemption
date having an initial combined value sufficient to
effect the redemption of the Series A Preferred Shares
to be redeemed and (B) give the Dividend-Disbursing
Agent irrevocable instructions and authority to pay the
Redemption Price to the holders of the Series A
Preferred Shares called for redemption on the redemption
date.  The Trust may direct the Dividend-Disbursing
Agent with respect to the investment of any Deposit
Assets so deposited provided that the proceeds of any
such investment will be available at the opening of
business on such redemption date.  Upon the date of such
deposit (unless the Trust shall default in making
payment of the Redemption Price), all rights of the
holders of the Series A Preferred Shares so called for
redemption shall cease and terminate except the right of
the holders thereof to receive the Redemption Price
thereof and such shares shall no longer be deemed
Outstanding for any purpose.  The Trust shall be
entitled to receive, promptly after the date fixed for
redemption any cash in excess of the aggregate
Redemption Price of the Series A Preferred Shares called
for redemption on such date and any remaining Deposit
Assets.  Any assets so deposited that are unclaimed at
the end of two years from such redemption date shall, to
the extent permitted by law, be repaid to the Trust,
after which the holders of the Series A Preferred Shares
so called for redemption shall look only to the Trust
for payment of the Redemption Price thereof.  The Trust
shall be entitled to receive, from time to time after
the date fixed for redemption, any interest on the
Deposit Assets so deposited.
 (iii) On or after the redemption date, each
holder of Series A Preferred Shares that are subject to
redemption shall surrender the certificate evidencing
such shares to the Trust at the place designated in the
Notice of Redemption and shall then be entitled to
receive the cash Redemption Price, without interest.
 (iv) In the case of any redemption of less
than all of the Series A Preferred Shares pursuant to
this Statement of Preferences, such redemption shall be
made pro rata from each holder of Series A Preferred
Shares in accordance with the respective number of
shares held by each such holder on the record date for
such redemption.
 (v) Notwithstanding the other provisions of
this paragraph 3, the Trust shall not redeem Series A
Preferred Shares unless all accumulated and unpaid
dividends on all Outstanding Series A Preferred Shares
and other Preferred Shares ranking on a parity with the
Series A Preferred Shares with respect to dividends for
all applicable past Dividend Periods (whether or not
earned or declared by the Trust) shall have been or are
contemporaneously paid or declared and Deposit Assets
for the payment of such dividends shall have been
deposited with the Dividend-Disbursing Agent as set
forth in paragraph 1(c) of Part II hereof, provided,
however, that the foregoing shall not prevent the
purchase or acquisition of outstanding Preferred Shares
pursuant to the successful completion of an otherwise
lawful purchase or exchange offer made on the same terms
to holders of all Outstanding Series A Preferred Shares.
If the Trust shall not have funds legally available
for the redemption of, or is otherwise unable to redeem,
all the Series A Preferred Shares or other Preferred
Shares designated to be redeemed on any redemption date,
the Trust shall redeem on such redemption date the
number of Series A Preferred Shares and other Preferred
Shares so designated as it shall have legally available
funds, or is otherwise able, to redeem ratably on the
basis of the Redemption Price from each holder whose
shares are to be redeemed, and the remainder of the
Series A Preferred Shares and other Preferred Shares
designated to be redeemed shall be redeemed on the
earliest practicable date on which the Trust shall have
funds legally available for the redemption of, or is
otherwise able to redeem, such shares upon Notice of
Redemption.
4. Voting Rights.
(a) General.
Except as otherwise provided in the Governing
Documents or a resolution of the Board of Trustees, or
as required by applicable law, holders of Series A
Preferred Shares shall have no power to vote on any
matter except matters submitted to a vote of the Common
Shares.  In any matter submitted to a vote of the
holders of the Common Shares, each holder of Series A
Preferred Shares shall be entitled to one vote for each
Series A Preferred Share held and the holders of the
Outstanding Preferred Shares, including Series A
Preferred Shares, and the Common Shares shall vote
together as a single class; provided, however, that at
any meeting of the shareholders of the Trust held for
the election of trustees, the holders of the Outstanding
Preferred Shares, including Series A Preferred Shares,
shall be entitled, as a class, to the exclusion of the
holders of all other securities and classes of capital
shares of the Trust, to elect a number of Trust's
trustees, such that following the election of trustees
at the meeting of the shareholders, the Trust's Board of
Trustees shall contain two trustees elected by the
holders of the Outstanding Preferred Shares, including
the Series A Preferred Shares. Subject to paragraph 4(b)
of Part II hereof, the holders of the outstanding
capital shares of the Trust, including the holders of
Outstanding Preferred Shares, including the Series A
Preferred Shares, voting as a single class, shall elect
the balance of the trustees.
(b) Right to Elect Majority of Board of Trustees.
During any period in which any one or more of the
conditions described below shall exist (such period
being referred to herein as a "Voting Period"), the
number and/or composition of trustees constituting the
Board of Trustees shall be adjusted as necessary to
permit the holders of Outstanding Preferred Shares,
including the Series A Preferred Shares, voting
separately as one class (to the exclusion of the holders
of all other securities and classes of capital shares of
the Trust) to elect the number of trustees that, when
added to the two trustees elected exclusively by the
holders of Preferred Shares pursuant to paragraph 4(a)
above, would constitute a simple majority of the Board
of Trustees as so adjusted.  The Trust and the Board of
Trustees shall take all necessary actions, including
effecting the removal of trustees or amendment of the
Trust's Declaration, to effect an adjustment of the
number and/or composition of trustees as described in
the preceding sentence.  A Voting Period shall commence:
 (i)  if at any time accumulated dividends
(whether or not earned or declared, and whether or not
funds are then legally available in an amount sufficient
therefor) on the Outstanding Series A Preferred Shares
equal to at least two full years' dividends shall be due
and unpaid and sufficient cash or specified securities
shall not have been deposited with the Dividend-
Disbursing Agent for the payment of such accumulated
dividends; or
 (ii)  if at any time Holders of any other
Preferred Shares are entitled to elect a majority of the
trustees of the Trust under the 1940 Act or Statement of
Preferences creating such shares.
Upon the termination of a Voting Period, the voting
rights described in this paragraph 4(b) shall cease,
subject always, however, to the reverting of such voting
rights in the holders of Preferred Shares upon the
further occurrence of any of the events described in
this paragraph 4(b).
(c) Right to Vote with Respect to Certain Other
Matters.
Subject to paragraph 1 of Part III of this
Statement of Preferences, so long as any Series A
Preferred Shares are Outstanding, the Trust shall not,
without the affirmative vote of the holders of a
majority (as defined in the 1940 Act) of the Preferred
Shares Outstanding at the time and present and voting on
such matter, voting separately as one class, amend,
alter or repeal the provisions of this Statement of
Preferences so as to in the aggregate adversely affect
the rights and preferences set forth in any Statement of
Preferences, including the Series A Preferred Shares.
To the extent permitted under the 1940 Act, in the event
that more than one series of Preferred Shares are
Outstanding, the Trust shall not effect any of the
actions set forth in the preceding sentence which in the
aggregate adversely affects the rights and preferences
set forth in the Statement of Preferences for a series
of Preferred Shares differently than such rights and
preferences for any other series of Preferred Shares
without the affirmative vote of the holders of at least
a majority of the Preferred Shares Outstanding and
present and voting on such matter of each series
adversely affected (each such adversely affected series
voting separately as a class to the extent its rights
are affected differently).  The holders of the Series A
Preferred Shares shall not be entitled to vote on any
matter that affects the rights or interests of only one
or more other series of Preferred Shares.  The Trust
shall notify Moody's ten Business Days prior to any such
vote described above.  Unless a higher percentage is
required under the Governing Documents or applicable
provisions of the Delaware Statutory Trust Act or the
1940 Act, the affirmative vote of the holders of a
majority of the Outstanding Preferred Shares, including
Series A Preferred Shares, voting together as a single
class, will be required to approve any plan of
reorganization adversely affecting the Preferred Shares
or any action requiring a vote of security holders under
Section 13(a) of the 1940 Act.  For purposes of this
paragraph 4(c), the phrase "vote of the holders of a
majority of the Outstanding Preferred Shares" (or any
like phrase) shall mean, in accordance with Section
2(a)(42) of the 1940 Act, the vote, at the annual or a
special meeting of the shareholders of the Trust duly
called (i) of 67 percent or more of the Preferred Shares
present at such meeting, if the holders of more than 50
percent of the Outstanding Preferred Shares are present
or represented by proxy; or (ii) of more than 50 percent
of the Outstanding Preferred Shares, whichever is less.
The class vote of holders of Preferred Shares described
above will in each case be in addition to a separate
vote of the requisite percentage of Common Shares and
Preferred Shares, including Series A Preferred Shares,
voting together as a single class, necessary to
authorize the action in question.  An increase in the
number of authorized Preferred Shares pursuant to the
Governing Documents or the issuance of additional shares
of any series of Preferred Shares (including Series A
Preferred Shares) pursuant to the Governing Documents
shall not in and of itself be considered to adversely
affect the rights and preferences of the Preferred
Shares.
(d) Voting Procedures.
 (i)  As soon as practicable after the
accrual of any right of the holders of Preferred Shares
to elect additional trustees as described in paragraph
4(b) above, the Trust shall call a special meeting of
such holders and instruct the Dividend-Disbursing Agent
to mail a notice of such special meeting to such
holders, such meeting to be held not less than 10 nor
more than 20 days after the date of mailing of such
notice.  If the Trust fails to send such notice to the
Dividend-Disbursing Agent or if the Trust does not call
such a special meeting, it may be called by any such
holder on like notice.  The record date for determining
the holders entitled to notice of and to vote at such
special meeting shall be the close of business on the
day on which such notice is mailed or such other date as
the Board of Trustees shall determine.  At any such
special meeting and at each meeting held during a Voting
Period, such holders of Preferred Shares, voting
together as a class (to the exclusion of the holders of
all other securities and classes of capital shares of
the Trust), shall be entitled to elect the number of
trustees prescribed in paragraph 4(b) above on a one-
vote-per-share basis.  At any such meeting, or
adjournment thereof in the absence of a quorum, a
majority of such holders present in person or by proxy
shall have the power to adjourn the meeting without
notice, other than by an announcement at the meeting, to
a date not more than 120 days after the original record
date.
 (ii)  For purposes of determining any rights
of the holders of Series A Preferred Shares to vote on
any matter or the number of shares required to
constitute a quorum, whether such right is created by
this Statement of Preferences, by the other provisions
of the Governing Documents, by statute or otherwise, any
Series A Preferred Share which is not Outstanding shall
not be counted.
 (iii)  The terms of office of all persons who
are trustees of the Trust at the time of a special
meeting of holders of Preferred Shares to elect trustees
and who remain trustees following such meeting shall
continue, notwithstanding the election at such meeting
by such holders of the number of trustees that they are
entitled to elect, and the persons so elected by such
holders, together with the two incumbent trustees
elected by the holders of Preferred Shares, and the
remaining incumbent trustees elected by the holders of
the Common Shares and Preferred Shares, shall constitute
the duly elected trustees of the Trust.
 (iv)  Upon the expiration of a Voting
Period, the terms of office of the additional trustees
elected by the holders of Preferred Shares pursuant to
paragraph 4(b) above shall expire at the earliest time
permitted by law, and the remaining trustees shall
constitute the trustees of the Trust and the voting
rights of such holders of Preferred Shares, including
Series A Preferred Shares, to elect additional trustees
pursuant to paragraph 4(b) above shall cease, subject to
the provisions of the last sentence of paragraph 4(b).
Upon the expiration of the terms of the trustees elected
by the holders of Preferred Shares pursuant to paragraph
4(b) above, the number of trustees shall be
automatically reduced to the number of trustees on the
Board immediately preceding such Voting Period.
(e) Exclusive Remedy.
Unless otherwise required by law, the holders of
Series A Preferred Shares shall not have any rights or
preferences other than those specifically set forth
herein.  The holders of Series A Preferred Shares shall
have no preemptive rights or rights to cumulative
voting.  In the event that the Trust fails to pay any
dividends on the Series A Preferred Shares, the
exclusive remedy of the holders shall be the right to
vote for trustees pursuant to the provisions of this
paragraph 4.
(f) Notification to Moody's.
In the event a vote of holders of Series A
Preferred Shares is required pursuant to the provisions
of Section 13(a) of the 1940 Act, as long as the Series
A Preferred Shares are rated by Moody's at the Trust's
request, the Trust shall, not later than ten Business
Days prior to the date on which such vote is to be
taken, notify Moody's that such vote is to be taken and
the nature of the action with respect to which such vote
is to be taken and, not later than ten Business Days
after the date on which such vote is taken, notify
Moody's of the result of such vote.
5. Coverage Tests.
(a) Determination of Compliance.
For so long as any Series A Preferred Shares are
Outstanding, the Trust shall make the following
determinations:
 (i)  Asset Coverage.  The Trust shall have
Asset Coverage as of the last Business Day of each
March, June, September and December of each year in
which any Series A Preferred Shares are Outstanding.
 (ii)  Basic Maintenance Amount Requirement.
(A) For so long as any Series A
Preferred Shares are Outstanding and are rated by
Moody's at the Trust's request, the Trust shall main-
tain, on each Valuation Date, Moody's Eligible Assets
having an Adjusted Value at least equal to the Basic
Maintenance Amount, each as of such Valuation Date.
Upon any failure to maintain Moody's Eligible Assets
having an Adjusted Value at least equal to the Basic
Maintenance Amount, the Trust shall use all commercially
reasonable efforts to retain Moody's Eligible Assets
having an Adjusted Value at least equal to the Basic
Maintenance Amount on or prior to the Basic Maintenance
Amount Cure Date, by altering the composition of its
portfolio or otherwise.
(B) The Administrator shall prepare a
Basic Maintenance Report relating to each Valuation
Date.  On or before 5:00 P.M., New York City time, on
the fifth Business Day after the first Valuation Date
following the Date of Original Issue of the Series A
Preferred Shares and after each (1) Annual Valuation
Date, (2) Valuation Date on which the Trust fails to
satisfy the requirements of paragraph 5(a)(ii)(A) above,
(3) Basic Maintenance Amount Cure Date following a
Valuation Date on which the Trust fails to satisfy the
requirements of paragraph 5(a)(ii)(A) above and (4)
Valuation Date and any immediately succeeding Business
Day on which the Adjusted Value of the Trust's Moody's
Eligible Assets exceeds the Basic Maintenance Amount by
5% or less, the Trust shall complete and deliver to
Moody's a Basic Maintenance Report, which will be deemed
to have been delivered to Moody's if Moody's receives a
copy or telecopy, telex or other electronic
transcription or transmission of the Basic Maintenance
Report and on the same day the Trust mails to Moody's
for delivery on the next Business Day the Basic Mainte-
nance Report.  A failure by the Trust to deliver a Basic
Maintenance Report under this paragraph 5(a)(ii)(B)
shall be deemed to be delivery of a Basic Maintenance
Report indicating an Adjusted Value of the Trust's
Moody's Eligible Assets less than the Basic Maintenance
Amount, as of the relevant Valuation Date.
(C) Within ten Business Days after the
date of delivery to Moody's of a Basic Maintenance
Report in accordance with paragraph 5(a)(ii)(B) above
relating to an Annual Valuation Date, the Trust shall
deliver to Moody's an Accountant's Confirmation relating
to such Basic Maintenance Report that was prepared by
the Trust during the quarter ending on such Annual
Valuation Date.  Also, within ten Business Days after
the date of delivery to Moody's of a Basic Maintenance
Report in accordance with paragraph 5(a)(ii)(B) above
relating to a Valuation Date on which the Trust fails to
satisfy the requirements of paragraph 5(a)(ii)(A) and
any Basic Maintenance Amount Cure Date, the Trust shall
deliver to Moody's an Accountant's Confirmation relating
to such Basic Maintenance Report.
(D) In the event the Adjusted Value of
the Trust's Moody's Eligible Assets shown in any Basic
Maintenance Report prepared pursuant to paragraph
5(a)(ii)(B) above is less than the applicable Basic
Maintenance Amount, the Trust shall have until the Basic
Maintenance Amount Cure Date to achieve an Adjusted
Value of the Trust's Moody's Eligible Assets at least
equal to the Basic Maintenance Amount, and upon such
achievement (and not later than such Basic Maintenance
Amount Cure Date) the Trust shall inform Moody's of such
achievement in writing by delivery of a revised Basic
Maintenance Report showing an Adjusted Value of the
Trust's Moody's Eligible Assets at least equal to the
Basic Maintenance Amount as of the date of such revised
Basic Maintenance Report.
(E) On or before 5:00 P.M., New York
City time, on no later than the fifth Business Day after
the next Valuation Date following each date on which the
Trust has repurchased more than 1% of its Common Shares
since the most recent date of delivery of a Basic
Maintenance Report, the Trust shall complete and deliver
to Moody's a Basic Maintenance Report.  A Basic Mainte-
nance Report delivered as provided in paragraph
5(a)(ii)(B) above also shall be deemed to have been
delivered pursuant to this paragraph 5(a)(ii)(E).
(b) Failure to Meet Asset Coverage.
If the Trust fails to have Asset Coverage as pro-
vided in paragraph 5(a)(i) hereof and such failure is
not cured as of the related Series A Asset Coverage Cure
Date, (i) the Trust shall give a Notice of Redemption as
described in paragraph 3 of Part II hereof with respect
to the redemption of a sufficient number of Preferred
Shares, which at the Trust's determination (to the
extent permitted by the 1940 Act and Delaware law) may
include any proportion of Series A Preferred Shares, to
enable it to meet the requirements of paragraph 5(a)(i)
above, and, at the Trust's discretion, such additional
number of Series A Preferred Shares or other Preferred
Shares in order that the Trust have Asset Coverage with
respect to the Series A Preferred Shares and any other
Preferred Shares remaining Outstanding after such
redemption as great as 220%, and (ii) deposit with the
Dividend-Disbursing Agent Deposit Securities having an
initial combined value sufficient to effect the redemp-
tion of the Series A Preferred Shares or other Preferred
Shares to be redeemed, as contemplated by paragraph 3 of
Part II hereof.
(c) Failure to Maintain Moody's Eligible Assets
having an Adjusted Value at Least Equal to the Basic
Maintenance Amount.
If the Trust fails to have Moody's Eligible Assets
having an Adjusted Value at least equal to the Basic
Maintenance Amount as provided in paragraph 5(a)(ii)(A)
above and such failure is not cured, the Trust shall, on
or prior to the Basic Maintenance Amount Cure Date, (i)
give a Notice of Redemption as described in paragraph 3
of Part II hereof with respect to the redemption of a
sufficient number of Series A Preferred Shares or other
Preferred Shares to enable it to meet the requirements
of paragraph 5(a)(ii)(A) above, and, at the Trust's
discretion, such additional number of Series A Preferred
Shares or other Preferred Shares in order that the Trust
have Adjusted Assets with respect to the remaining
Series A Preferred Shares and any other Preferred Shares
remaining Outstanding after such redemption as great as
110% of the Basic Maintenance Amount, and (ii) deposit
with the Dividend-Disbursing Agent Deposit Assets having
an initial combined value sufficient to effect the re-
demption of the Series A Preferred Shares or other
Preferred Shares to be redeemed, as contemplated by
paragraph 3 of Part II hereof.
(d) Status of Shares Called for Redemption.
For purposes of determining whether the
requirements of paragraphs 5(a)(i) and 5(a)(ii)(A)
hereof are satisfied, (i) no Series A Preferred Share
shall be deemed to be Outstanding for purposes of any
computation if, prior to or concurrently with such
determination, sufficient Deposit Assets to pay the full
Redemption Price for such share shall have been
deposited in trust with the Dividend-Disbursing Agent
(or applicable paying agent) and the requisite Notice of
Redemption shall have been given, and (ii) such Deposit
Assets deposited with the Dividend-Disbursing Agent (or
paying agent) shall not be included.
6. Certain Other Restrictions.
(a) For so long as the Series A Preferred Shares are
rated by Moody's at the request of the Trust, the Trust
will not, and will cause the Adviser not to, (i)
knowingly and willfully purchase or sell any asset for
the specific purpose of causing, and with the actual
knowledge that the effect of such purchase or sale will
be to cause, the Trust to have Moody's Eligible Assets
having an Adjusted Value as of the date of such purchase
or sale to be less than the Basic Maintenance Amount as
of such date, (ii) in the event that, as of the immedi-
ately preceding Valuation Date, the Adjusted Value of
the Trust's Moody's Eligible Assets exceeded the Basic
Maintenance Amount by 5% or less, alter the composition
of the Trust's assets in a manner reasonably expected to
reduce the Adjusted Value of the Trust's Moody's Eligi-
ble Assets, unless the Trust shall have confirmed that,
after giving effect to such alteration, the Adjusted
Value of the Trust's Moody's Eligible Assets exceeded
the Basic Maintenance Amount or (iii) declare or pay any
dividend or other distribution on any Common Shares or
repurchase any Common Shares, unless the Trust shall
have confirmed that, after giving effect to such
declaration, other distribution or repurchase, the Trust
continued to satisfy the requirements of paragraph
5(a)(ii)(A) of Part II hereof.
(b) For so long as the Series A Preferred Shares are
rated by Moody's at the request of the Trust, unless the
Trust shall have received written confirmation from
Moody's, the Trust may engage in the lending of its
portfolio securities only in an amount of up to 5% of
the Trust's total assets, provided that the Trust
receives cash collateral for such loaned securities
which is maintained at all times in an amount equal to
at least 100% of the current market value of the loaned
securities and, if invested, is invested only in Short-
Term Money Market Investments or in money market mutual
funds meeting the requirements of Rule 2a-7 under the
1940 Act that maintain a constant $1.00 per share net
asset value and treat the loaned securities rather than
the collateral as the assets of the Trust for purposes
of determining compliance with paragraph 5 of Part II
hereof.
(c) For so long as the Series A Preferred Shares are
rated by Moody's at the request of the Trust, the Trust
shall not consolidate the Trust with, merge the Trust
into, sell or otherwise transfer all or substantially
all of the Trust's assets to another Person or adopt a
plan of liquidation of the Trust, in each case without
providing prior written notification to Moody's.
7. 	Limitation on Incurrence of Additional Indebted-
ness and Issuance of Additional Preferred Shares
(a) So long as any Series A Preferred Shares are
Outstanding the Trust may issue and sell one or more series of a class of senior securities of the Trust representing indebtedness under Section 18 of the 1940
Act and/or otherwise create or incur indebtedness, provided that immediately after giving effect to the incurrence of such indebtedness and to its receipt and application of the proceeds thereof, the Trust shall have an "asset coverage" for all senior securities representing indebtedness, as defined in Section 18(h) of the 1940 Act, of at least 300% of the amount of all indebtedness of the Trust then outstanding and no such additional indebtedness shall have any preference or priority over any other indebtedness of the Trust upon the distribution of the assets of the Trust or in respect of the payment of interest. Any possible liability resulting from lending and/or borrowing portfolio securities, entering into reverse repurchase agreements, entering into futures contracts and writing options, to the extent such transactions are made in accordance with the investment restrictions of the Trust then in effect, shall not be considered to be indebted-ness limited by this paragraph 7(a).
(b) So long as any Series A Preferred Shares are
Outstanding, the Trust may issue and sell shares of one or more other series of Preferred Shares constituting a series of a class of senior securities of the Trust representing stock under Section 18 of the 1940 Act in addition to the Series A Preferred Shares, provided that
(i) the Trust shall, immediately after giving effect to the issuance of such additional Preferred Shares and to its receipt and application of the proceeds thereof, including, without limitation, to the redemption of Preferred Shares for which a Redemption Notice has been mailed prior to such issuance, have an "asset coverage" for all senior securities which are stock, as defined in
Section 18(h) of the 1940 Act, of at least 200% of the sum of the liquidation preference of the Series A
Preferred Shares and all other Preferred Shares of the Trust then Outstanding, and (ii) no such additional
Preferred Shares shall have any preference or priority over any other Preferred Shares of the Trust upon the distribution of the assets of the Trust or in respect of the payment of dividends.
8. Status of Redeemed or Repurchased Series A
Preferred
	Series A Preferred Shares which at any time have been redeemed or purchased by the Trust shall, after such redemption or purchase, have the status of authorized but unissued Preferred Shares.

PART III
ABILITY OF BOARD OF TRUSTEES TO MODIFY THE STATEMENT OF PREFERENCES

1.	  Modification  to Prevent Ratings Reduction or
Withdrawal.
	The Board of Trustees, without further action by
the shareholders, may amend, alter, add to or repeal any
provision of this Statement of Preferences including
provisions that have been adopted by the Trust pursuant
to the Rating Agency guidelines, if the Board of
Trustees determines that such amendments or
modifications are necessary to prevent a reduction in,
or the withdrawal of, a rating of the Preferred Shares
and are in the aggregate in the best interests of the
holders of the Preferred Shares.
			2.	  Other Modification.
	The Board of Trustees, without further action by the shareholders, may amend, alter, add to or repeal any provision of this Statement of Preferences including provisions that have been adopted by the Trust pursuant to the rating agency guidelines, if the Board of Trustees determines that such amendments or modifications will not in the aggregate adversely affect the rights and preferences of the holders of any series of the Preferred Shares, provided, that the Trust has received advice from each applicable Rating Agency that such amendment or modification is not expected to adversely affect such Rating Agency's then-current rating of such series of the Trust's Preferred Shares.
	Notwithstanding the provisions of the preceding paragraph, to the extent permitted by law, the Board of Trustees, without the vote of the holders of the Series
A Preferred Shares or any other capital shares of the Trust, may amend the provisions of this Statement of Preferences to resolve any inconsistency or ambiguity or to remedy any formal defect so long as the amendment does not in the aggregate adversely affect the rights and preferences of the Series A Preferred Shares.

IN WITNESS WHEREOF, The Gabelli Utility Trust has caused these presents to be signed in its name and on its behalf by a duly authorized officer, and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Trust further acknowledge said instrument to be the corporate act of the Trust, and state that to the best of their knowledge, information and belief under penalty of perjury the matters and facts herein set forth with respect to approval are true in all material respects, all on July 30, 2003.

By     /s/ Bruce Alpert
  Name:  Bruce Alpert
  Title:	    President


Attest:

  ___/s/ James E. McKee
Name:	James E. McKee
Title:	Secretary




THE GABELLI UTILITY TRUST (the "Trust")
EXHIBIT TO ITEM 77Q1

                        THE GABELLI UTILITY TRUST
                         STATEMENT OF PREFERENCES
                                   OF
                  SERIES B AUCTION MARKET PREFERRED SHARES

The Gabelli Utility Trust, a Delaware statutory
trust, (the "Trust"), hereby certifies that:
FIRST:  The Board of Trustees of the Trust, at a
meeting duly convened and held on February 19, 2003,
pursuant to authority expressly vested in it by Article III
of the Agreement and Declaration of Trust, adopted
resolutions classifying and designating 5,000 authorized
but unissued capital shares of the Trust, par value $.001
per share, as "Series B Auction Market Preferred Shares"
and authorizing the issuance of up to 5,000 Series B
Auction Market  Preferred Shares at such times as the
Pricing Committee should determine.
SECOND:  The Pricing Committee, at a meeting duly
convened and held on July 22, 2003, pursuant to authority
granted it by the Board of Trustees of the Trust at its
February 19, 2003 meeting, approved the issuance by the
Trust of up to 1000 Series B Auction Market Preferred
Shares.
THIRD:  The preferences, rights, voting powers,
restrictions, limitations as to dividends, qualifications,
and terms and conditions of redemption of the Series B
Auction Market  Preferred Shares, par value $.001 per
share, as set by the Board of Trustees are as follows:
DESIGNATION
Series B Preferred Shares:  A series of 5,000
preferred shares, par value $0.001 per share, liquidation
preference $25,000 per share, is hereby designated "Series
B Auction Market  Preferred Shares" (the "Series B
Preferred Shares").  Each share of Series B Preferred
Shares may be issued on a date to be determined by the
Board of Trustees of the Trust; have an initial dividend
rate stated as a rate per annum, an initial Dividend Period
and an initial Dividend Payment Date as shall be determined
in advance of the issuance thereof by the Board of Trustees
of the Trust; and have such other preferences, rights,
voting powers, restrictions, limitations as to dividends,
qualifications and terms and conditions of redemption, in
addition to those required by applicable law or set forth
in the Governing Documents applicable to Preferred Shares
of the Trust, as are set forth in this Statement of
Preferences.  The Series B Preferred Shares shall
constitute a separate series of Preferred Shares.
As used in this Statement of Preferences, unless
the context requires otherwise, each capitalized term shall
have the meaning ascribed to it in paragraph 13 of Part I
and paragraph 1 of Part II of this Statement of
Preferences.
Part I:  Series B Preferred Shares Terms
1. Number of Shares; Ranking.
(a) The initial number of authorized and
classified shares constituting the Series B Preferred
Shares to be issued is 1,000.  Additional authorized and
classified Series B Preferred Shares may be issued at any
time upon resolution by the Board of Trustees.  No
fractional Series B Preferred Shares shall be issued.
(b) Series B Preferred Shares which at any time
have been redeemed or purchased by the Trust shall, after
such redemption or purchase, have the status of authorized
but unissued  Preferred Shares.
(c) The Series B Preferred Shares shall rank on
a parity with any other series of Preferred Shares as to
the payment of dividends to which such share is entitled.
(d) No Holder of Series B Preferred Shares shall
have, solely by reason of being such a holder, any
preemptive or other right to acquire, purchase or subscribe
for any Preferred Shares or Common Shares or other
securities of the Trust which it may hereafter issue or
sell.
2. Dividends.
(a) The Holders of Series B Preferred Shares
shall be entitled to receive, when, as and if declared by
the Board of Trustees, out of funds legally available
therefor, cumulative cash dividends on their Series B
Preferred Shares at the dividend rate determined by the
Board of Trustees in the manner described under
"Designation" above during the period from and after the
date on which the initial Series B Preferred Shares are
originally issued up to and including the last day of the
initial Dividend Period and, thereafter, at the rate,
determined as set forth in paragraph 2(c), and no more,
payable on the respective dates determined as set forth in
paragraph 2(b).  Dividends on the Outstanding Series B
Preferred Shares shall accumulate from the date on which
such shares are originally issued.
(b)  	Dividends shall be payable on the
Series B Preferred Shares when, as and if declared by the
Board of Trustees following the initial Dividend Payment
Date, subject to paragraph 2(b)(ii), with respect to any
Dividend Period of 91 days or less, on the first Business
Day following the last day of such Dividend Period;
provided, however, if the Dividend Period is more than 91
days then monthly on the first Business Day of each
calendar month and on the first Business Day following the
last day of such Dividend Period.
(ii) If a day for payment of dividends
resulting from the application of paragraph 2(b)(i) above
is not a Business Day, then the Dividend Payment Date shall
be the first Business Day following such day for payment of
dividends.
(iii) The Trust shall pay to the Paying
Agent not later than 12:00 noon, New York City time, on the
Business Day immediately preceding each Dividend Payment
Date for Series B Preferred Shares, an aggregate amount of
immediately available funds equal to the dividends to be
paid to all Holders of such Series B Preferred Shares on
such Dividend Payment Date.  The Trust shall not be
required to establish any reserves for the payment of
dividends.
(iv) All moneys paid to the Paying Agent for
the payment of dividends shall be held in trust for the
payment of such dividends by the Paying Agent for the
benefit of the Holders specified in paragraph 2(b)(v).
Unless instructed by the Trust in writing the Paying Agent
will hold such moneys uninvested.  Any moneys paid to the
Paying Agent in accordance with the foregoing but not
applied by the Paying Agent to the payment of dividends,
including interest earned, if any, on such moneys, will, to
the extent permitted by law, be repaid to the Trust at the
end of 90 days from the date on which such moneys were to
have been so applied.
(v) Each dividend on Series B Preferred
Shares shall be paid on the Dividend Payment Date therefor
to the Holders of Series B Preferred Shares as their names
appear on the stock ledger or ownership records of the
Trust on the Business Day immediately preceding such
Dividend Payment Date; provided, however, that if dividends
are in arrears, they may be declared and paid at any time
to Holders as their names appear on the stock ledger or
ownership records of the Trust on such date not exceeding
15 days preceding the payment date thereof, as may be fixed
by the Board of Trustees.  No interest will be payable in
respect of any dividend payment or payments which may be in
arrears.
(c)  	For each Dividend Period after the
initial Dividend Period for the Outstanding Series B
Preferred Shares, the dividend rate shall be equal to the
rate (stated as a rate per annum) that results from an
Auction (but the rate set at the Auction will not exceed
the Maximum Rate); provided, however, that if an Auction
for any subsequent Dividend Period is not held for any
reason (other than as provided in the immediately following
sentence) or if Sufficient Clearing Bids have not been made
in an Auction (other than as a result of all Series B
Preferred Shares being the subject of Submitted Hold
Orders), then the dividend rate on each Outstanding share
of Series B Preferred Shares for any such Dividend Period
shall be the Maximum Rate, except as provided in 2(c)(ii)
below.  If an Auction is not held because an unforeseen
event or unforeseen events cause a day that otherwise would
have been an Auction Date not to be a Business Day, then
the length of the then-current Dividend Period shall be
extended by seven days (or a multiple thereof if necessary
because of such unforeseen event or events), the Applicable
Rate for such period shall be the Applicable Rate for the
Dividend Period so extended and the Dividend Payment Date
for such Dividend Period shall be the first Business Day
immediately succeeding the end of such period.
(ii) Subject to the cure provisions in
paragraph 2(c)(iii) below, a Default Period with respect to
the Outstanding Series B Preferred Shares will commence if
the Trust fails to deposit irrevocably in trust in same-day
funds, with the Paying Agent by 12:00 noon, New York City
time on the Business Day immediately preceding the relevant
Dividend Payment Date, the full amount of any declared
dividend on the Outstanding Series B Preferred Shares then
payable on that Dividend Payment Date (a "Dividend
Default").
Subject to the cure provisions of paragraph
2(c)(iii) below, a Default Period with respect to a
Dividend Default or a Redemption Default shall end on the
Business Day on which, by 12:00 noon, New York City time,
all unpaid dividends and any unpaid Redemption Price in
respect of such Series B Preferred Shares shall have been
deposited irrevocably in trust in same-day funds with the
Paying Agent.  In the case of a Default Period, the
following shall apply:
A. Each Dividend Period that commences during a
Default Period will be a Standard Dividend
Period.
B. The dividend rate for each Dividend Period
that commences and concludes during a
Default Period will be equal to the Default
Rate.
C. In the event a Holder sells Series B
Preferred Shares at an Auction that takes
place on the day a Dividend Default occurs
and the Default is not cured in accordance
with paragraph 2(c)(iii) below, such former
Holder shall be entitled to receive the
Default Rate with respect to the Series B
Preferred Shares such Holder sold at the
Auction for the Dividend Period with respect
to which the Default occurred.
D. In the event a Dividend Period commences
during a Default Period and such Dividend
Period continues after such Default Period
has ended, (a) the dividend rate for the
portion of such Dividend Period that occurs
during the Default Period will be the
Default Rate and (b) the dividend rate for
the portion of such Dividend Period that
falls outside the Default Period will be (i)
the Applicable Rate, in the case of the
first Dividend Period following a Default,
or (ii) the Maximum Rate, in the case of any
other Dividend Period commencing during a
Default Period.
E. The commencement of a Default Period will
not by itself cause the commencement of a
new Dividend Period.
F. No Auction will be held during an applicable
Default Period; provided, however, that if a
Default Period shall end prior to the end of
a Standard Dividend Period that had
commenced during such Default Period, an
Auction will be held on the last day of such
Standard Dividend Period.
(iii) No Default Period with respect to
a Dividend Default or Redemption Default shall be deemed to
have commenced, unless such default is due solely to the
willful failure of the Trust, if the amount of any dividend
or any Redemption Price due is deposited irrevocably in
trust in same-day funds with the Paying Agent by 12:00
noon, New York City time within three Business Days after
the applicable Dividend Payment Date or Redemption Date,
together with an amount in respect of such Series B
Preferred Shares equal to the Default Rate applied to the
amount of such non-payment based on the actual number of
days that would otherwise have comprised the Default Period
divided by 360.  The "Default Rate" shall be equal to the
Reference Rate multiplied by three (3).
(iv) The amount of dividends per Series B
Preferred Share payable (if declared) on each Dividend
Payment Date of each Dividend Period of less than one year
(or in respect of dividends on another date in connection
with a redemption during such Dividend Period) shall be
computed by multiplying the relevant Applicable Rate,
Default Rate or Maximum Rate, as the case may be, for such
Dividend Period (or a portion thereof) by a fraction, the
numerator of which will be the number of days in such
Dividend Period (or portion thereof) that such Series B
Preferred Share was Outstanding and for which the
Applicable Rate, Maximum Rate or the Default Rate was
applicable (but in no event shall the numerator exceed 360)
and the denominator of which will be 360, multiplying the
amount so obtained by $25,000, and rounding the amount so
obtained to the nearest cent.  During any Dividend Period
of one year or more, the amount of dividends per Series B
Preferred Share payable on any Dividend Payment Date (or in
respect of dividends on another date in connection with a
redemption during such Dividend Period) will be computed as
described in the preceding sentence except that the
numerator, with respect to any full twelve month period,
will be 360.
(d) Any dividend payment made on Series B
Preferred Shares shall first be credited against the
earliest accumulated but unpaid dividends due with respect
to such shares.
(e) For so long as the Series B Preferred Shares
are Outstanding, except as otherwise contemplated by Part I
of this Statement of Preferences, the Trust shall not pay
any dividend or other distribution (other than a dividend
or distribution paid in shares of, or options, warrants or
rights to subscribe for or purchase, Common Shares or other
shares, if any, ranking junior to the Series B Preferred
Shares as to dividends and upon liquidation) with respect
to Common Shares or any other capital shares of the Trust
ranking junior to the Series B Preferred Shares as to
dividends or upon liquidation, or call for redemption,
redeem, purchase or otherwise acquire for consideration any
Common Shares or other capital shares ranking junior to the
Series B Preferred Shares (except by conversion into or
exchange for shares of the Trust ranking junior to the
Series B Preferred Shares as to dividends and upon
liquidation), unless, in each case, (i) immediately after
such transaction, the Trust would have Eligible Assets with
an aggregate Discounted Value at least equal to the Basic
Maintenance Amount and Asset Coverage would be achieved,
(ii) all cumulative and unpaid dividends due on or prior to
the date of the transaction have been declared and paid in
full with respect to the Trust's Preferred Shares,
including the Series B Preferred Shares (or shall have been
declared and sufficient funds for the payment thereof
deposited with the applicable Paying Agent) and (iii) the
Trust has redeemed the full number of Preferred Shares to
be redeemed mandatorily pursuant to any provision for
mandatory redemption contained herein, including, without
limitation, any such provision contained in paragraph
3(a)(ii).
(f) No full dividends shall be declared or paid
on the Series B Preferred Shares for any Dividend Period or
part thereof, unless full cumulative dividends due through
the most recent Dividend Payment Dates therefor for all
Outstanding series of Preferred Shares of the Trust ranking
on a parity with the Series B Preferred Shares as to the
payment of dividends have been or contemporaneously are
declared and paid through the most recent Dividend Payment
Dates therefor.  If full cumulative dividends due have not
been paid on all Outstanding Preferred Shares, any
dividends being paid on such Preferred Shares (including
the Series B Preferred Shares) will be paid as nearly pro
rata as possible in proportion to the respective amounts of
dividends accumulated but unpaid on each such series of
Preferred Shares then Outstanding on the relevant Dividend
Payment Date.
3. Redemption.
(a)  	Optional Redemption.  After the
initial Dividend Period, subject to any Non-Call Period and
the provisions of this paragraph 3, and to the extent
permitted under the 1940 Act and Delaware law, the Trust
may, at its option, redeem in whole or in part out of funds
legally available therefor, Series B Preferred Shares by
delivering a notice of redemption not less than 7 calendar
days and not more than 40 calendar days prior to the
Redemption Date at the applicable Redemption Price.
Notwithstanding the foregoing, the Trust shall not give a
notice of any redemption pursuant to this paragraph 3(a)(i)
unless, on the date on which the Trust gives such notice
(x) the Trust reasonably believes that, assuming the
fulfillment of any conditions precedent specified in such
notice, it will be able to deposit with the Paying Agent
when due Deposit Assets with maturity or tender dates not
later than the day preceding the applicable Redemption Date
and having a value not less than the Redemption Price due
to Holders of the Series B Preferred Shares to be redeemed
on the Redemption Date and (y) the Trust would have
Eligible Assets with an aggregate Discounted Value at least
equal to the Basic Maintenance Amount and Asset Coverage
immediately subsequent to such redemption, if such
redemption were to occur on such date, it being understood
that the provisions of paragraph 3(d) shall be applicable
in such circumstances in the event the Trust makes the
deposit and takes the other action required thereby.
(ii) Mandatory Redemption.  So long as
Series B Preferred Shares are Outstanding, if the Trust
fails (A) as of any Valuation Date to meet the Basic
Maintenance Test and such failure is not cured by the Basic
Maintenance Amount Cure Date or (B) as of any Quarterly
Valuation Date to meet Asset Coverage and such failure is
not cured by the Series B Asset Coverage Cure Date or (C)
as of any valuation or measuring date applicable to any
other series of Preferred Shares to meet any applicable
maintenance amount test and such failure is not cured by
the relevant cure date (any such cure date, together with
any Basic Maintenance Amount Cure Date or Series B Asset
Coverage Cure Date, a "Cure Date"), Preferred Shares, which
at the Trust's determination may include Series B Preferred
Shares, will be subject to mandatory redemption out of
funds legally available therefor.  The series and number of
Preferred Shares to be redeemed in such circumstances will
be determined by the Trust, subject to the limitations of
the 1940 Act and Delaware law, from among all series of
Preferred Shares then Outstanding and may include any
proportion of Series B Preferred Shares (or any other
series of Preferred Shares).  The amount of Preferred
Shares to be mandatorily redeemed under such circumstances
shall, in the aggregate, equal the lesser of (1) the
minimum amount of Preferred Shares (including the Series B
Preferred Shares if so determined by the Trust) the
redemption of which, if deemed to have occurred immediately
prior to the opening of business on the relevant Cure Date,
would result in the Trust meeting, as the case may be, the
Basic Maintenance Test, Asset Coverage and any other then
applicable maintenance amount test, in each case as of the
relevant Cure Date (provided that, if there is no such
minimum amount of Preferred Shares the redemption of which
would have such result, all Series B Preferred Shares then
Outstanding will be redeemed), and (2) the maximum amount
of Preferred Shares that can be redeemed out of funds
expected to be available therefor on the Mandatory
Redemption Date at the applicable Redemption Price;
provided, that in the event that Preferred Shares are
redeemed mandatorily pursuant to this paragraph 3, the
Trust may, but is not required to, redeem a sufficient
amount of additional Series B Preferred Shares, which when
aggregated with other Preferred Shares redeemed by the
Trust, permits the Trust to have (x) Eligible Assets with
Adjusted Value with respect to the Preferred Shares
remaining Outstanding of as great as 110% of the Basic
Maintenance Amount and (y) Asset Coverage with respect to
the Preferred Shares remaining Outstanding of as much as
220%.
(iii) Subject to the Statement of
Preferences establishing each series of Preferred Shares
and the 1940 Act, the Trust may determine the shares and
series of Preferred Shares to be redeemed in accordance
with the paragraph 3(a)(ii) above, subject to the further
provisions of this paragraph 3(a)(iii).  The Trust shall
effect any mandatory redemption of Series B Preferred
Shares relating to:  (A) a failure to meet the Basic
Maintenance Test or a failure to meet Asset Coverage, no
later than 8 days following such Cure Date, provided, that
if such 8th day is not a Business Day, such redemption will
occur not later than the close of business on the next
Business Day or (B) a failure to meet any other then
applicable maintenance amount test in accordance with the
requirements of such test (in each case the date specified
for such redemption being, the "Mandatory Redemption
Date"), except that if the Trust does not have funds
legally available for the redemption of, or is not
otherwise legally permitted to redeem, the amount of
Preferred Shares which would be mandatorily redeemed by the
Trust under subparagraph 3(a)(ii) if sufficient funds were
available, or the Trust otherwise is unable to effect such
redemption on or prior to the applicable Mandatory
Redemption Date, the Trust shall redeem on such redemption
date the number of Series B Preferred Shares and other
Preferred Shares with respect to which it has given notice
of redemption as it shall have legally available funds, or
is otherwise able, to redeem ratably on the basis of
Redemption Price from each holder whose shares are to be
redeemed, and the remainder of the Series B Preferred
Shares and other Preferred Shares which it was unable to
redeem on the earliest practicable date on which the Trust
will have such funds available upon notice, in the case of
Series B Preferred Shares, pursuant to paragraph 3(b) to
Holders of the Series B Preferred Shares to be redeemed.
The Trust will deposit with the Paying Agent funds
sufficient to redeem the specified number of Series B
Preferred Shares subject to a redemption under this
paragraph 3(a) by 12:00 noon, New York City time, of the
Business Day immediately preceding the redemption date.  If
fewer than all of the Outstanding Series B Preferred Shares
are to be redeemed, the number of Series B Preferred Shares
to be redeemed shall be redeemed pro rata from the Holders
of such shares in proportion to the number of Series B
Preferred Shares held by such Holders, by lot or by such
other method as the Trust shall deem fair and equitable,
subject, however, to the terms of any applicable Specific
Redemption Provisions.
(b) In the event of a redemption of Series B
Preferred Shares pursuant to paragraph 3(a) above, the
Trust will have filed or will file a notice of its
intention to redeem with the Commission, in either case so
as to provide at least the minimum notice required under
Rule 23c-2 under the 1940 Act or any successor provision.
In addition, the Trust shall deliver a notice of redemption
to the Auction Agent (the "Notice of Redemption")
containing the information set forth below (i) in the case
of an optional redemption pursuant to paragraph 3(a)(i)
above, one Business Day prior to the giving of notice to
the Holders and (ii) in the case of a mandatory redemption
pursuant to paragraph 3(a)(ii) above, on or prior to the
7th day preceding the Mandatory Redemption Date.  The
Auction Agent will use its reasonable efforts to provide
telephonic, electronic or written notice to each Holder of
any Series B Preferred Shares called for redemption not
later than the close of business on the Business Day
immediately following the day on which the Trust determines
the shares to be redeemed (or, during a Default Period with
respect to such shares, not later than the close of
business on the Business Day immediately following the day
on which the Auction Agent receives Notice of Redemption
from the Trust).  The Auction Agent shall confirm a
telephonic notice in writing not later than the close of
business on the third Business Day preceding the date fixed
for redemption by providing the Notice of Redemption to
each Holder of shares called for redemption, the Paying
Agent (if different from the Auction Agent) and the
Securities Depository.  The Notice of Redemption will be
addressed to the Holders of Series B Preferred Shares at
their addresses appearing on the share records of the
Trust.  Such Notice of Redemption will set forth (s) the
date fixed for redemption, (t) the number or percentage of
Series B Preferred Shares to be redeemed, (u) the CUSIP
number(s) of such shares, (v) the Redemption Price
(specifying the amount of accumulated dividends and any
applicable redemption premium to be included therein), (w)
the place or places where such shares are to be redeemed,
(x) that dividends on the shares to be redeemed will cease
to accumulate on such date fixed for redemption, (y) the
provision of this Statement of Preferences under which
redemption shall be made, and (z) in the case of a
redemption pursuant to paragraph 3(a)(i), any conditions
precedent to such redemption.  If fewer than all the
Outstanding Series B Preferred Shares held by any Holder
are to be redeemed, the Notice of Redemption mailed to such
Holder shall also specify the number or percentage of
Series B Preferred Shares to be redeemed from such Holder.
No defect in the Notice of Redemption or in the transmittal
or mailing thereof will affect the validity of the
redemption proceedings, except as required by applicable
law.
(c) Notwithstanding the provisions of paragraph
3(a), the Trust shall not redeem Preferred Shares unless
all accumulated and unpaid dividends on all Outstanding
Series B Preferred Shares and other Preferred Shares
ranking on a parity with the Series B Preferred Shares with
respect to dividends for all applicable past Dividend
Periods (whether or not earned or declared by the Trust)
have been or are contemporaneously paid or declared and
Deposit Assets for the payment of such dividends have been
deposited with the Paying Agent; provided, however, that
the foregoing shall not prevent the purchase or acquisition
of outstanding Preferred Shares pursuant to the successful
completion of an otherwise lawful purchase or exchange
offer made on the same terms to holders of all Outstanding
Series B Preferred Shares.
(d) Upon the deposit of funds sufficient to
redeem Series B Preferred Shares with the Paying Agent and
the giving of the Notice of Redemption to the Auction Agent
under paragraph 3(b) above, such shares shall no longer be
deemed to be Outstanding for any purpose (including,
without limitation, for purposes of calculating whether the
Trust has met the Basic Maintenance Test or Asset
Coverage), and all rights of the Holders of the Series B
Preferred Shares so called for redemption shall cease and
terminate, except the right of such Holder to receive the
applicable Redemption Price, but without any interest or
other additional amount.  Such Redemption Price shall be
paid by the Paying Agent to the nominee of the Securities
Depository.  The Trust shall be entitled to receive from
the Paying Agent, promptly after the date fixed for
redemption, any cash deposited with the Paying Agent in
excess of (i) the aggregate Redemption Price of the Series
B Preferred Shares called for redemption on such date and
(ii) such other amounts, if any, to which Holders of the
Series B Preferred Shares called for redemption may be
entitled.  Any funds so deposited that are unclaimed at the
end of two years from such redemption date shall, to the
extent permitted by law, be paid to the Trust, after which
time the Holders of Series B Preferred Shares so called for
redemption may look only to the Trust for payment of the
Redemption Price and all other amounts, if any, to which
they may be entitled; provided, however, that the Paying
Agent shall notify all Holders whose funds are unclaimed by
placing a notice in The Wall Street Journal concerning the
availability of such funds for three consecutive weeks.
The Trust shall be entitled to receive, from time to time
after the date fixed for redemption, any interest earned on
the funds so deposited.
(e) A Default Period with respect to the
Outstanding Series B Preferred Shares will commence if the
Trust fails to deposit irrevocably in trust in same-day
funds, with the Paying Agent by 12:00 noon, New York City
time on the Business Day preceding the redemption date
specified in the Notice of Redemption (the "Redemption
Date") or on such later date as the Paying Agent shall
authorize, the full amount of any Redemption Price payable
on such Redemption Date (a "Redemption Default"); provided,
that no Redemption Default shall be deemed to have occurred
in respect of Series B Preferred Shares when the related
redemption notice provides that the redemption of such
Series B Preferred Shares is subject to one or more
conditions precedent and each such condition precedent
shall not have been satisfied at the time or times or in
the manner specified in such Notice of Redemption.  To the
extent a Redemption Default occurs with respect to Series B
Preferred Shares or that any redemption for which Notice of
Redemption has been given is otherwise prohibited, such
redemption shall be made as soon as practicable to the
extent such funds become legally available or such
redemption is no longer otherwise prohibited.
Notwithstanding the fact that a Redemption Default has
occurred and is continuing or that the Trust has otherwise
failed to redeem Series B Preferred Shares for which a
Notice of Redemption has been given, dividends may be
declared and if so declared will be paid on Series B
Preferred Shares, which shall include those Series B
Preferred Shares for which Notice of Redemption has been
given but for which deposit of funds has not been made.
(f) All moneys paid to the Paying Agent for
payment of the Redemption Price of Series B Preferred
Shares called for redemption shall be held in trust by the
Paying Agent for the benefit of Holders of the Series B
Preferred Shares so to be redeemed.  A Redemption Default
will occur on account of the Trust's failure to timely
deposit any required Redemption Price with the Paying Agent
and any resulting Default Period will end in accordance
with paragraph 2(c)(ii).
(g) So long as the Series B Preferred Shares are
held of record by the nominee of the Securities Depository,
the Redemption Price for such shares will be paid on the
date fixed for redemption to the nominee of the Securities
Depository for distribution to agent members for
distribution to the Persons for whom they are acting as
agent.
(h) Except for the provisions described above,
nothing contained in this Statement of Preferences limits
any right of the Trust to purchase or otherwise acquire
Series B Preferred Shares outside of an Auction at any
price, whether higher or lower than the price that would be
paid in connection with an optional or mandatory
redemption, so long as, at the time of any such purchase,
there is no arrearage in the payment of dividends on, or
the Redemption Price with respect to, any Series B
Preferred Shares for which Notice of Redemption has been
given, and the Trust meets Asset Coverage and the Basic
Maintenance Test after giving effect to such purchase or
acquisition on the date thereof.  Any Series B Preferred
Shares which are purchased, redeemed or otherwise acquired
by the Trust shall have no voting rights.  If fewer than
all the Outstanding Series B Preferred Shares are redeemed
or otherwise acquired by the Trust, the Trust shall give
notice of such transaction to the Auction Agent.
(i) In the case of any redemption pursuant to
this paragraph 3, only whole Series B Preferred Shares
shall be redeemed, and in the event that any provision of
the Governing Documents would require redemption of a
fractional share, the Auction Agent shall be authorized to
round up so that only whole shares are redeemed.
(j) Notwithstanding anything herein to the
contrary, the Board of Trustees may authorize, create or
issue other series of Preferred Shares ranking on a parity
with the Series B Preferred Shares with respect to the
payment of dividends or the distribution of assets upon
dissolution, liquidation or winding up of the affairs of
the Trust, to the extent permitted by the 1940 Act, if upon
issuance of any such series, either (i) the net proceeds
from the sale of such shares (or such portion thereof
needed to redeem or repurchase the Outstanding Series B
Preferred Shares) are deposited with the Auction Agent,
Notice of Redemption as contemplated by paragraph 3(b) has
been delivered prior thereto or is sent promptly
thereafter, and such proceeds are used to redeem all
Outstanding Series B Preferred Shares or (ii) the Trust
would meet Asset Coverage, the Basic Maintenance Test and
the requirements of paragraph 9 immediately following such
issuance and any redemption of Preferred Shares (which may
include a portion of the Series B Preferred Shares) to be
effected with the proceeds of such issuance.
4. Designation of Dividend Period.
(a) The initial Dividend Period for the Series B
Preferred Shares shall be as determined in the manner under
"Designation" above.  The Trust shall designate the
duration of subsequent Dividend Periods of the Series B
Preferred Shares; provided, however, that no such
designation shall be necessary for a Standard Dividend
Period and, provided further, that any designation of a
Special Dividend Period for the Series B Preferred shall be
effective only if (i) notice thereof shall have been given
as provided herein, (ii) any failure to pay in a timely
manner to the Auction Agent the full amount of any dividend
on, or the Redemption Price of, the Series B Preferred
Shares shall have been cured as provided for herein, (iii)
Sufficient Clearing Orders shall have existed in an Auction
held for the Series B Preferred Shares on the Auction Date
immediately preceding the first day of such proposed
Special Dividend Period, (iv) if the Trust shall have
mailed a Notice of Redemption with respect to any Series B
Preferred Shares, the Redemption Price with respect to such
shares shall have been deposited with the Paying Agent, and
(v) the Trust has confirmed that as of the Auction Date
next preceding the first day of such Special Dividend
Period, it has Eligible Assets with an aggregate Discounted
Value at least equal to the Basic Maintenance Amount, and
the Trust has consulted with the Broker-Dealers and has
provided notice of such designation and a Basic Maintenance
Report for the most recent Valuation Date to each Rating
Agency.
(b) If the Trust proposes to designate any
Special Dividend Period, not fewer than seven Business Days
(or two Business Days in the event the duration of the
Dividend Period prior to such Special Dividend Period is
fewer than ten Business Days) nor more than 30 Business
Days prior to the first day of such Special Dividend
Period, notice shall be (i) made by press release and (ii)
communicated by the Trust by telephonic or other means to
the Auction Agent and confirmed in writing promptly
thereafter.  Each such notice shall state (x) that the
Trust proposes to exercise its option to designate a
succeeding Special Dividend Period, specifying the first
and last days thereof and (y) that the Trust will by 3:00
P.M., New York City time, on the second Business Day next
preceding the first day of such Special Dividend Period,
notify the Auction Agent, who will promptly notify the
Broker-Dealers, of either (A) its determination, subject to
certain conditions, to proceed with such Special Dividend
Period, subject to the terms of any Specific Redemption
Provisions, or (B) its determination not to proceed with
such Special Dividend Period, in which latter event the
succeeding Dividend Period shall be a Standard Dividend
Period.  No later than 3:00 P.M., New York City time, on
the second Business Day next preceding the first day of any
proposed Special Dividend Period, the Trust shall deliver
to the Auction Agent, who will promptly deliver to the
Broker-Dealers and Existing Holders, either:
(1)	a notice stating (a) that the
Trust has determined to designate the next succeeding
Dividend Period as a Special Dividend Period, (b) the first
and last days thereof and (c) the terms of any Specific
Redemption Provisions; or
(2)	a notice stating that the Trust
has determined not to exercise its option to designate a Special Dividend Period.
If the Trust fails to deliver either such notice with respect to the designation of any proposed Special
Dividend Period to the Auction Agent or is unable to make the confirmation provided in paragraph 4(a)(v) by 3:00
P.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Dividend
Period, the Trust shall be deemed to have delivered a notice to the Auction Agent with respect to such Dividend
Period to the effect set forth in clause (2) above, thereby resulting in a Standard Dividend Period.
5. Restrictions on Transfer.
Series B Preferred Shares may be transferred only
(a) pursuant to an Order placed in an Auction, (b) to or through a Broker-Dealer or (c) to the Trust or any Affiliate. Notwithstanding the foregoing, a transfer other than pursuant to an Auction will not be effective unless the selling Existing Holder or the Agent Member of such Existing Holder (in the case of an Existing Holder whose shares are listed in its own name on the books of the Auction Agent), or the Broker-Dealer or Agent Member of such Broker-Dealer (in the case of a transfer between persons holding any Series B Preferred Shares through different Broker-Dealers), advises the Auction Agent of such transfer. Any certificates representing Series B
Preferred Shares issued to the Securities Depository will bear legends with respect to the restrictions described above and stop-transfer instructions will be issued to the Transfer Agent and/or Registrar.
6. Voting Rights.
(a) General.
Except as otherwise provided in the Governing
Documents or a resolution of the Board of Trustees, or as required by applicable law, Holders of Series B Preferred
Shares shall have no power to vote on any matter except matters submitted to a vote of the Common Shares. In any matter submitted to a vote of the holders of the Common
Shares, each Holder of Series B Preferred Shares shall be entitled to one vote for each Series B Preferred Share held and the Holders of Outstanding Preferred Shares and Common
Shares shall vote together as a single class; provided, however, that at any meeting of the shareholders of the Trust held for the election of trustees, the Holders of Outstanding Preferred Shares, including the Series B
Preferred Shares, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital shares of the Trust, to elect a number of the Trust's trustees, such that following the election of trustees at the meeting of the shareholders, the Trust's
Board of Trustees shall contain two trustees elected by the Holders of the Outstanding Preferred Shares as a class.
Subject to paragraph 6(b), the holders of outstanding capital shares of the Trust, including the Holders of Outstanding Preferred Shares, including the Series B
Preferred Shares, voting as a single class, shall elect the balance of the trustees.
(b) Right to Elect Majority of Board of
Trustees.
During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number and/or composition of trustees constituting the Board of Trustees shall be adjusted as necessary to permit the Holders of the Outstanding Preferred Shares, including the Series B
Preferred Shares, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital shares of the Trust) to elect the number of trustees that, when added to the two trustees elected exclusively by the Holders of Preferred Shares pursuant to paragraph 6(a) above, would constitute a simple majority of the Board of Trustees as so adjusted. The Trust and the Board of Trustees shall take all necessary actions, including effecting the removal of trustees or the amendment of the Trust's Declaration, to effect an adjustment of the number and/or composition of trustees as described in the preceding sentence. A Voting Period shall commence:
(i) if at any time accumulated dividends
(whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the Outstanding Series B Preferred Shares equal to at least two full years' dividends shall have become due and unpaid and sufficient cash or specified securities shall not have been deposited with the Paying
Agent for the payment in full of such accumulated dividends; or
(ii) if at any time Holders of any other
Preferred Shares are entitled to elect a majority of the trustees of the Trust under the 1940 Act or the Statement of Preferences creating such shares.
Upon the termination of a Voting Period, the voting rights described in this paragraph 6(b) shall cease, subject always, however, to the reverting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph
6(b).
(c) Right to Vote with Respect to Certain Other
Matters.
Subject to paragraph 1 of Part III of this Statement of Preferences, so long as the Series B Preferred
Shares are Outstanding, the Trust shall not, without the affirmative vote of the Holders of a majority (as defined in the 1940 Act) of the Preferred Shares Outstanding at the time and present and voting on such matter, voting separately as one class, amend, alter or repeal the provisions of the Governing Documents so as to in the aggregate adversely affect the rights and preferences set forth in any Statement of Preferences, including the Series
B Preferred Shares.  To the extent permitted under the 1940
Act, in the event more than one series of Preferred Shares are Outstanding, the Trust shall not effect any of the actions set forth in the preceding sentence which in the aggregate adversely affects the rights and preferences set forth in the Statement of Preferences for a series of Preferred Shares differently than such rights and preferences for any other series of Preferred Shares without the affirmative vote of the Holders of at least a majority of the Preferred Shares Outstanding and present and voting on such matter of each series adversely affected
(each such adversely affected series voting separately as a class to the extent its rights are affected differently).
The Holders of the Series B Preferred Shares shall not be entitled to vote on any matter that affects the rights or interests of only one or more other series of Preferred
Shares.  The Trust shall notify each Rating Agency ten
Business Days prior to any such vote described above.
Unless a higher percentage is required under the Governing
Documents or applicable provisions of the Delaware
Statutory Trust Act or the 1940 Act, the affirmative vote of the Holders of a majority of the Outstanding Preferred
Shares, including the Series B Preferred Shares, voting together as a single class, will be required to approve any plan of reorganization adversely affecting the Preferred
Shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. For purposes of this paragraph 6(c), the phrase "vote of the Holders of a majority of the Outstanding Preferred Shares" (or any like phrase) shall mean, in accordance with Section 2(a)(42) of the 1940 Act, the vote, at the annual or a special meeting of the shareholders of the Trust duly called (i) of 67 percent or more of the Preferred Shares present at such meeting, if the Holders of more than 50 percent of the Outstanding Preferred Shares are present or represented by proxy; or (ii) of more than 50 percent of the Outstanding
Preferred Shares, whichever is less. The class vote of Holders of Preferred Shares described above will in each case be in addition to a separate vote of the requisite percentage of Common Shares and Preferred Shares, including the Series B Preferred Shares, voting together as a single class, necessary to authorize the action in question. An increase in the number of authorized Preferred Shares pursuant to the Governing Documents or the issuance of additional shares of any series of Preferred Shares
(including the Series B Preferred Shares) pursuant to the
Governing Documents shall not in and of itself be considered to adversely affect the rights and preferences of the Holders of Preferred Shares.
(d) Voting Procedures.
(i) As soon as practicable after the
accrual of any right of the Holders of Preferred Shares, including the Series B Preferred Shares, to elect additional trustees as described in paragraph 6(b), the Trust shall call a special meeting of such Holders and instruct the Auction Agent to mail a notice of such special meeting to the Holders of Series B Preferred Shares, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent or if the Trust does not call such a special meeting, it may be called by any such Holder on like notice. The record date for determining the Holders entitled to notice of and to vote at such special meeting shall be the close of business on the day on which such notice is mailed or such other day as the Board of Trustees shall determine. At any such special meeting and at each meeting held during a Voting
Period, such Holders of Preferred Shares, voting together as a class (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), shall be entitled to elect the number of trustees prescribed in paragraph 6(b) on a one-vote-per-share basis.
At any such meeting, or adjournment thereof in the absence of a quorum, a majority of the Holders of Preferred Shares, including the Series B Preferred Shares, present in person or by proxy shall have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a date not more than 120 days after the original record date.
(ii) For purposes of determining any rights of the Holders of the Preferred Shares, including the Series B Preferred Shares, to vote on any matter, whether such right is created by this Statement of Preferences, by the other provisions of the Governing Documents, by statute or otherwise, a share of Series B Preferred Shares which is not Outstanding shall not be counted.
(iii) The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders of Preferred Shares to elect trustees and who remain trustees following such meeting shall continue, notwithstanding the election at such meeting by such Holders of the number of trustees that they are entitled to elect, and the persons so elected by such Holders, together with the two incumbent trustees elected by the Holders of Preferred Shares and the remaining incumbent trustees elected by the holders of the Common
Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.
(iv) Upon the expiration of a Voting Period, the terms of office of the additional trustees elected by the Holders of Preferred Shares pursuant to paragraph 6(b) above shall expire, and the remaining trustees shall constitute the trustees of the Trust and the voting rights of such Holders of Preferred Shares, including Series B
Preferred Shares, to elect additional trustees pursuant to paragraph 6(b) above shall cease, subject to the provisions of the last sentence of paragraph 6(b). Upon the expiration of the terms of the trustees elected by the holders of Preferred Shares pursuant to paragraph 6(b) above, the number of trustees shall be automatically reduced to the number of trustees on the Board immediately preceding such Voting Period.
(e) Exclusive Remedy.
Unless otherwise required by law, the Holders of Series B Preferred Shares shall not have any rights or preferences other than those specifically set forth herein.
The Holders of Series B Preferred Shares shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends on the Series B Preferred Shares, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this paragraph 6.
(f) Notification to Rating Agency.
In the event a vote of Holders of Preferred
Shares is required pursuant to the provisions of Section
13(a) of the 1940 Act, as long as the Series B Preferred
Shares are rated by a Rating Agency at the request of the Trust, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify each Rating Agency that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the date on which such vote is taken, notify each Rating Agency of the result of such vote.
7. Liquidation Rights.
(a) In the event of any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of Series B Preferred
Shares shall be entitled to receive out of the assets of the Trust available for distribution to shareholders, after claims of creditors but before any distribution or payment shall be made in respect of the Common Shares or any other shares of the Trust ranking junior to the Series B
Preferred Shares as to liquidation payments, a liquidation distribution in the amount of $25,000.00 per share (the
"Liquidation Preference"), plus an amount equal to all unpaid dividends accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Trust, but excluding interest thereon), and such Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.
(b) If, upon any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the assets of the Trust available for distribution among the Holders of all Outstanding Series B
Preferred Shares, and any other Outstanding class or series of Preferred Shares ranking on a parity with the Series B
Preferred Shares as to payment upon liquidation, shall be insufficient to permit the payment in full to such Holders of Series B Preferred Shares of the Liquidation Preference plus accumulated and unpaid dividends and the amounts due upon liquidation with respect to such other Preferred
Shares, then such available assets shall be distributed among the Holders of Series B Preferred Shares and such other Preferred Shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends has been paid in full to the Holders of Series B Preferred Shares, no dividends or distributions will be made to holders of Common Shares or any other shares of the Trust ranking junior to the Series B Preferred Shares as to liquidation.
8. Auction Agent.
For so long as the Series B Preferred Shares are Outstanding, the Auction Agent, duly appointed by the Trust to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Trust and its Affiliates (which, however, may engage or have engaged in business transactions with the Trust or its Affiliates) and at no time shall the Trust or any of its Affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any Series B Preferred Shares are Outstanding, the
Trust shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent.
9. Coverage Tests.
(a) Determination of Compliance.
For so long as the Series B Preferred Shares are Outstanding, the Trust shall make the following determinations:
(i) Asset Coverage as follows:
(A) As of each Quarterly Valuation Date, the Trust shall determine whether Asset Coverage is met as of that date. In the event the Trust determines that it has failed to meet Asset Coverage as of such Quarterly
Valuation date, the Trust will notify each Rating Agency of such failure in writing (which notification may be by facsimile or other electronic means) on or before 5:00
P.M., New York City time, on the fifth Business Day following the date of such determination.
(B) The Trust shall deliver to each Rating
Agency an "Asset Coverage Certificate" which sets forth the determination of paragraph 9(a)(i)(A) above (1) as of the Date of Original Issue and, thereafter, (2) as of (x) each Quarterly Valuation Date and (y) a Business Day on or before any Series B Asset Coverage Cure Date following a failure to meet Asset Coverage. Such Asset Coverage
Certificate shall be delivered in the case of clause (1) on the Date of Original Issue and in the case of clause (2) on or before the seventh Business Day following such Quarterly
Valuation Date or the relevant Cure Date, as the case may be.
(ii) Basic Maintenance Amount as follows:
(A) For so long as the Series B Preferred
Shares are rated by Moody's and/or S&P at the Trust's request, the Trust shall maintain, on each Valuation Date, Eligible Assets having an Adjusted Value at least equal to the Basic Maintenance Amount, as of such Valuation Date.
Upon any failure to maintain Eligible Assets having an Adjusted Value at least equal to the Basic Maintenance
Amount, the Trust shall use all commercially reasonable efforts to re-attain Eligible Assets having an Adjusted
Value at least equal to the Basic Maintenance Amount on or prior to the Basic Maintenance Amount Cure Date, by altering the composition of its portfolio or otherwise.
(B) On or before 5:00 P.M., New York City time, on the fifth Business Day after a Valuation Date on which the Trust fails to satisfy the Basic Maintenance
Amount, and on the fifth Business Day after the Basic
Maintenance Amount Cure Date with respect to such Valuation
Date, the Trust shall complete and deliver to each Rating
Agency a Basic Maintenance Report as of the date of such failure or such Basic Maintenance Amount Cure Date, as the case may be, which will be deemed to have been delivered to such Rating Agency if such Rating Agency receives a copy or facsimile or other electronic transcription or transmission thereof and on the same day the Trust mails or sends to such Rating Agency for delivery on the next Business Day the full Basic Maintenance Report. The Trust shall also deliver a Basic Maintenance Report to each Rating Agency as of each Monthly Valuation Date, in each case on or before the fifth Business Day after such day. A failure by the Trust to deliver a Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Basic Maintenance Report indicating the Discounted Value for all assets of the Trust is less than the Basic
Maintenance Amount, as of the relevant Valuation Date.
(C) Within ten Business Days after the date of delivery of a Basic Maintenance Report in accordance with paragraph 9(a)(ii)(B) relating to any Annual Valuation
Date, the Trust shall cause the Independent Accountant to send an Accountant's Confirmation to each Rating Agency with respect to such Basic Maintenance Report.
(D) Within ten Business Days after the date of delivery of a Basic Maintenance Report in accordance with paragraph 9(a)(ii)(B) relating to each, if any, Valuation Date on which the Trust failed to satisfy the Basic Maintenance Amount and the Basic Maintenance Amount
Cure Date with respect to such failure to satisfy the Basic
Maintenance Amount, the Trust shall cause the Independent
Accountant to provide to each Rating Agency an Accountant's
Confirmation as to such Basic Maintenance Report.
(E) If any Accountant's Confirmation
delivered pursuant to paragraph (C) or (D) of this paragraph 9(a)(ii) does not agree with the Trust's calculation of the Basic Maintenance Report for a particular Valuation Date for which such Accountant's
Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate Eligible
Assets in respect of any Rating Agency than was determined by the Trust, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the Basic Maintenance Report to the relevant Rating Agency promptly following receipt by the Trust of such Accountant's Confirmation.
(F) On or before 5:00 p.m., New York City time, on the fifth Business Day after the Date of Original
Issue of Series B Preferred Shares, the Trust shall complete and deliver to each Rating Agency a Basic
Maintenance Report as of the close of business on such Date of Original Issue.
(G) On or before 5:00 p.m., New York City time, on the fifth Business Day after either (1) the Trust shall have redeemed Series B Preferred Shares or (2) the ratio of the Discounted Value of Eligible Assets in respect of any Rating Agency to the Basic Maintenance Amount is less than or equal to 110%, the Trust shall complete and deliver to each Rating Agency, a Basic Maintenance Report as of the date of either such event.
(H) As for any Valuation Date for which the Trust's ratio of the Discounted Value of Eligible Assets in respect of any Rating Agency to the Basic Maintenance
Amount is less than or equal to 110%, the Trust shall deliver, by fax or email before 5:00 p.m. New York City time on the first Business Day following such Valuation
Date, notice of such ratio to each Rating Agency.
(b) Failure to Meet Asset Coverage Requirements.
If the Trust fails to have Asset Coverage as provided in paragraph 9(a)(i)(A) or to have Eligible Assets having an Adjusted Value at least equal to the Basic
Maintenance Amount as provided in paragraph 9(a)(ii)(A) and such failure is not cured by the applicable Cure Date, Preferred Shares, which at the Trust's determination (to the extent permitted by the 1940 Act and Delaware law) may include any proportion of Series B Preferred Shares, will be subject to mandatory redemption as set forth in paragraph 3.
(c) Status of Series B Preferred Shares Called for Redemption.
For purposes of determining whether the
requirements of paragraphs 9(a)(i)(A) and 9(a)(ii)(A) hereof are satisfied, (i) no Series B Preferred Share or other Preferred Share shall be deemed to be Outstanding for purposes of any computation if, prior to or concurrently with such determination, sufficient Deposit Assets to pay the full Redemption Price for such share shall have been deposited in trust with the Paying Agent (or applicable dividend-disbursing agent) and the requisite Notice of Redemption shall have been given, and (ii) such Deposit
Assets deposited with the Paying Agent (or dividend-disbursing agent) shall not be included.
(d) Certain Notifications Relating to Market
Value.
In the event the Market Value of an Eligible
Asset is determined pursuant to clause (a)(iii) of the definition of Market Value set forth in paragraph 13, the Trust shall promptly inform each Rating Agency in writing
(which notice may be by facsimile or other electronic means) of the basis upon which the Market Value of such Eligible Asset was determined.
10. Certain Other Restrictions.
(a) For so long as the Series B Preferred are rated by a Rating Agency at the Trust's request, the Trust will not, and will cause the Adviser not to, (i) knowingly and willfully purchase or sell any asset for the specific purpose of causing, and with the actual knowledge that the effect of such purchase or sale will be to cause, the Trust to have Eligible Assets having an Adjusted Value as of the date of such purchase or sale to be less than the Basic
Maintenance Amount as of such date, (ii) in the event that, as of the immediately preceding Valuation Date, the Adjusted Value of the Trust's Eligible Assets exceeded the
Basic Maintenance Amount by 5% or less, alter the composition of the Trust's assets in a manner reasonably expected to reduce the Adjusted Value of the Trust's
Eligible Assets, unless the Trust shall have confirmed that, after giving effect to such alteration, the Adjusted
Value of the Trust's Eligible Assets exceeded the Basic
Maintenance Amount or (iii) declare or pay any dividend or other distribution on any Common Shares or repurchase any Common Shares, unless the Trust shall have confirmed that, after giving effect to such declaration, other distribution or repurchase, the Trust continued to satisfy the requirements of paragraph 9(a)(ii).
(b) For so long as the Series B Preferred Shares are rated by any Rating Agency at the Trust's request, unless the Trust shall have received written confirmation from each such Rating Agency, the Trust may engage in the lending of its portfolio securities only in an amount of up to 20% of the Trust's total assets, provided that the Trust receives cash collateral for such loaned securities that is maintained at all times in an amount equal to at least 100% of the then current market value of the loaned securities and, if invested, is invested only in Short-Term Money
Market Instruments or in money market mutual funds meeting the requirements of Rule 2a-7 under the 1940 Act that maintain a constant $1.00 per share net asset value and treat the loaned securities rather than the collateral as the assets of the Trust for purposes of determining compliance with paragraph 9.
(c) For so long as the Series B Preferred Shares are rated by any Rating Agency at the Trust's request, the Trust shall not consolidate with, merge into, sell or otherwise transfer all or substantially all of its assets to another Person or adopt a plan of liquidation of the Trust, in each case without providing prior written notification to each Rating Agency.
11. Limitation on Incurrence of Additional Indebtedness,
Certain Transactions and Issuance of Additional
Preferred Shares
(a) So long as the Series B Preferred Shares are
Outstanding, the Trust may issue and sell one or more series of a class of senior securities of the Trust representing indebtedness under Section 18 of the 1940 Act and/or otherwise create or incur indebtedness, provided that immediately after giving effect to the incurrence of such indebtedness and to its receipt and application of the proceeds thereof, the Trust shall have an "asset coverage" for all senior securities representing indebtedness, as defined in Section 18(h) of the 1940 Act, of at least 300% of the amount of all indebtedness of the Trust then
Outstanding and no such additional indebtedness shall have any preference or priority over any other indebtedness of the Trust upon the distribution of the assets of the Trust upon the distribution of the assets of the Trust or in respect of the payment of interest. Any possible liability resulting from lending and/or borrowing portfolio securities, entering into reverse repurchase agreements, entering into futures contracts and writing options, to the extent such transactions are made in accordance with the investment restrictions of the Trust then in effect, shall not be considered to be indebtedness limited by this paragraph 11(a).
(b) So long as any Series B Preferred Shares are
Outstanding and S&P is rating such Series B Preferred
Shares at the Trust's request, the Trust will not, unless it has received written confirmation that any such transaction would not impair the rating then assigned by S&P to such Series B Preferred Shares, engage in any one or more of the following transactions:
(i) purchase or sell futures contracts;
write, purchase or sell options on futures contracts; or write put options (except covered put options) or call options (except covered call options) on securities owned by the Trust (collectively, "S&P Hedging Transactions"), except subject to the following limitations:
(A) for each net long or short position in S&P Hedging Transactions, the Trust will maintain in a segregated account with the Trust's custodian or with the counterparty to such S&P Hedging Transaction an amount of cash or readily marketable securities having a value, when added to any amounts on deposit with the Trust's futures commission merchants or brokers as margin or premium for such position, at least equal to the market value of the Trust's potential obligations on such position, marked-to-market on a daily basis, in each case as and to the extent required by the applicable rules or orders of the Commission or by interpretations of the Commission's staff;
(B) the Trust will not engage in any S&P
Hedging Transaction which would cause the Trust at the time of such transaction to own or have sold the lesser of (1) outstanding futures contracts, in aggregate, based on the Standard & Poor's 500 Index, the Dow Jones Industrial
Average, the Russell 2000 Index, the Wilshire 5000 Index, the Nasdaq Composite Index and the New York Stock Exchange
Composite Index (or any component of any of the forgoing) exceeding in number 50% of the market value of the Trust's total assets or (2) outstanding futures contracts based on any of the aforementioned indices exceeding in number 10% of the average number of daily traded futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street
Journal;
(C) the Trust will engage in closing
transactions to close out any outstanding futures contract which the Trust owns or has sold or any outstanding option thereon owned by the Trust in the event (1) the Trust does not have S&P Eligible Assets with an aggregate Discounted
Value equal to or greater than the Series B Preferred Basic
Maintenance Amount on two consecutive Valuation Dates and
(2) the Trust is required to pay variation margin on the second such Valuation Date;
(D) the Trust will engage in a closing
transaction to close out any outstanding futures contract or option thereon at least one week prior to the delivery date under the terms of the futures contract or option thereon unless the Trust holds the securities deliverable under such terms; and
(E) when the Trust writes a futures
contract or option thereon, either the amount of margin posted by the Trust (in the case of a futures contract) or the marked-to-market value of the Trust's obligation (in the case of a put option written by the Trust) shall be treated as a liability of the Trust for purposes of calculating the Series B Preferred Basic Maintenance
Amount, or, in the event the Trust writes a futures contract or option thereon which requires delivery of an underlying security and the Trust does not wish to treat its obligations with respect thereto as a liability for purposes of calculating the Series B Preferred Basic
Maintenance Amount, it shall hold such underlying security in its portfolio and shall not include such security to the extent of such contract or option as an S&P Eligible Asset.
(ii) borrow money, except for the purpose of clearing securities transactions if (A) the Series B
Preferred Basic Maintenance Amount would continue to be satisfied after giving effect to such borrowing and (B) such borrowing (1) is privately arranged with a bank or other person and is not intended to be publicly distributed or (2) is for "temporary purposes," and is in an amount not exceeding 5 percent of the market value of the total assets of the Trust at the time of the borrowing; for purposes of the foregoing, "temporary purposes" means that the borrowing is to be repaid within sixty days and is not to be extended or renewed;
(iii) engage in any short sales of
equity securities (other than short sales against the box) unless the Trust maintains in a segregated account with the Trust's custodian an amount of cash or other readily marketable securities having a market value, when added to any amounts on deposit with the Trust's broker as collateral for its obligation to replace the securities borrowed and sold short, at least equal to the current market value of securities sold short, marked-to-market on a daily basis;
(iv) utilize any pricing service other than a Pricing Service or such other pricing service then permitted by S&P; or
(v) enter into any reverse repurchase
agreement, other than with a counterparty that is rated at least A-1+ by S&P.
(c) So long as any Series B Preferred Shares are
Outstanding, the Trust may issue and sell shares of one or more other series of Preferred Stock constituting a series of a class of senior securities of the Trust representing stock under Section 18 of the 1940 Act in addition to the Series B Preferred Shares and other Preferred Stock then
Outstanding, provided that (i) the Trust shall, immediately after giving effect to the issuance of such additional
Preferred Stock and to its receipt and application of the proceeds thereof, have an "asset coverage" for all senior securities which are stock, as defined in Section 18(h) of the 1940 Act, of at least 200% of the Series B Preferred
Shares and all other Preferred Stock of the Trust then
Outstanding, and (ii) no such additional Preferred Stock
(including any additional Series B Preferred Shares) shall have any preference or priority over any other Preferred
Stock of the Trust upon the distribution of the assets of the Trust or in respect of the payment of dividends.
12. Termination.
In the event that no Series B Preferred Shares are Outstanding, all rights and preferences of such shares established and designated hereunder shall cease and terminate, and all obligations of the Trust under this Statement of Preferences shall terminate.
13. Definitions.
Unless the context or use indicates another or different meaning or intent, each of the following terms when used in this Statement of Preferences shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:
"Accountant's Confirmation" means a letter from an Independent Accountant delivered to each Rating Agency with respect to certain Basic Maintenance Reports substantially to the effect that:
(a)  the Independent Accountant has read the
Basic Maintenance Report or Reports prepared by the Administrator during the referenced calendar year that are referred to in such letter;
(b) with respect to the issue size compliance, issuer diversification and industry diversification calculations, such calculations and the resulting Market
Value of the relevant Eligible Assets included in the Reports and the Adjusted Value of the such Eligible Assets included in the Reports are numerically correct;
(c) with respect to the excess or deficiency of the Adjusted Value of the relevant Eligible Assets included in the Reports when compared to the Basic Maintenance
Amount calculated for such Rating Agency the results of the calculation set forth in the Reports have been recalculated and are numerically correct;
(d) with respect to the Rating Agency ratings on corporate evidences of indebtedness, convertible corporate evidences of indebtedness and preferred stock listed in the Reports, that information has been traced and agrees with the information provided directly or indirectly by the respective Rating Agencies (in the event such information does not agree or such information is not listed in the accounting records of the Trust, the Independent
Accountants will inquire of the Rating Agencies what such information is and provide a listing in their letter of such differences, if any);
(e) with respect to issuer name and coupon or dividend rate listed in the Reports, that information has been traced and agrees with information listed in the accounting records of the Trust;
(f) with respect to issue size listed in the Reports, that information has been traced and agrees with information provided by a Pricing Service or such other services as the relevant Rating Agency may authorize from time to time;
(g) with respect to the prices (or alternative permissible factors used in calculating the Market Value as provided by this Statement of Preferences) provided by the Administrator of the Trust's assets for purposes of valuing securities in the portfolio, the Independent Accountant has traced the price used in the Reports to the price provided by such Administrator (in accordance with the procedures provided in this Statement of Preferences) and verified that such information agrees (in the event such information does not agree, the Independent Accountants will provide a listing in their letter of such differences); and
(h)  with respect to the description of each
security included in the Reports, the description of the relevant Eligible Assets has been compared to the definition of such Rating Agency's Eligible Assets contained in this Statement of Preferences, and the description as appearing in the Reports agrees with the definition of such Rating Agency's Eligible Assets as described in this Statement of Preferences.
Each such letter may state that: (i) such Independent Accountant has made no independent verification of the accuracy of the description of the investment securities listed in the Reports or the Market Value of those securities nor has it performed any procedures other than those specifically outlined above for the purposes of issuing such letter; (ii) unless otherwise stated in the letter, the procedures specified therein were limited to a comparison of numbers or a verification of specified computations applicable to numbers appearing in the Reports and the schedule(s) thereto; (iii) the foregoing procedures do not constitute an examination in accordance with generally accepted auditing standards and the Reports contained in the letter do not extend to any of the Trust's financial statements taken as a whole; (iv) such Independent Accountant does not express an opinion as to whether such procedures would enable such Independent
Accountant to determine that the methods followed in the preparation of the Reports would correctly determine the Market Value or Discounted Value of the investment portfolio; and (v) accordingly, such Independent Accountant expresses no opinion as to the information set forth in the Reports or in the schedule(s) thereto and makes no representation as to the sufficiency of the procedures performed for the purposes of this Statement of Preferences; and such other statements as are acceptable to the Rating Agencies.
Such letter shall also state that the Independent
Accountant is an "independent accountant" with respect to the Trust within the meaning of the 1933 Act and the related published rules and regulations thereunder.
"Adjusted Value" of each Eligible Asset shall be computed as follows:
(a) cash shall be valued at 100% of the face value thereof; and
(b) all other Eligible Assets shall be valued at the applicable Discounted Value thereof; and
(c) each asset that is not an Eligible Asset shall be valued at zero.
"Administrator" means the other party to the Administration Agreement with the Trust which shall initially be Gabelli Funds, LLC, a New York limited liability company, and will include, as appropriate, any sub-administrator appointed by the Administrator.
.."ADRs" means U.S. dollar-denominated American
Depository Receipts.
"Adviser" means Gabelli Funds, LLC, a New York limited liability company, or such other Person that is then serving as the investment adviser of the Trust.
"Affiliate" means, with respect to the Auction
Agent, any person known to the Auction Agent to be controlled by, in control of or under common control with the Trust; provided, however, that no Broker-Dealer controlled by, in control of or under common control with the Trust shall be deemed to be an Affiliate nor shall any corporation or any Person controlled by, in control of or under common control with such corporation, one of the directors or executive officers of which is a trustee of the Trust be deemed to be an Affiliate solely because such trustee or executive officer is also a trustee of the Trust.
"All Hold Rate" means 90% of the Reference Rate.
"Annual Valuation Date" means the Valuation Date each calendar year so designated by the Trust, commencing in the calendar year 2003.
"Applicable Rate" means, with respect to the Series B Preferred Shares, for each Dividend Period (i) if
Sufficient Clearing Bids exist for the Auction in respect thereof, the Winning Bid Rate, (ii) if Sufficient Clearing
Orders do not exist for the Auction in respect thereof, or an Auction does not take place with respect to such Dividend Period because of the commencement of a Default
Period, the Maximum Rate and (iii) if all Series B
Preferred Shares are the subject of Submitted Hold Orders for the Auction in respect thereof, the All Hold Rate.
"Asset Coverage" means asset coverage, as determined in accordance with Section 18(h) of the 1940
Act, of at least 200% with respect to all outstanding senior securities of the Trust which are stock, including all Outstanding Series B Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock), determined on the basis of values calculated as of a time within 48 hours (not including Saturdays, Sundays or holidays) next preceding the time of such determination.
"Asset Coverage Certificate" means the
certificate required to be delivered by the Trust pursuant to paragraph 9(a)(i)(B) of Part I of this Statement of Preferences.
"Auction" means each periodic operation of the Auction Procedures.
"Auction Agent" means The Bank of New York unless and until another commercial bank, trust company, or other financial institution appointed by a resolution of the Board of Trustees enters into an agreement with the Trust to follow the Auction Procedures for the purpose of determining the Applicable Rate.
"Auction Date" means the last day of the initial
Dividend Period and each seventh day after the immediately preceding Auction Date; provided, however, that if any such seventh day is not a Business Day, such Auction Date shall be the first preceding day that is a Business Day and the next Auction Date, if for a Standard Dividend Period, shall (subject to the same advancement procedure) be the seventh day after the date that the preceding Auction Date would have been if not for the advancement procedure; provided further, however, that the Auction Date for the Auction at the conclusion of any Special Dividend Period shall be the last Business Day in such Special Dividend Period and that no more than one Auction shall be held during any Dividend
Period; provided further, however, that the Auction Date following a Default Period shall be the last Business Day in the Standard Dividend Period that commenced during such Default Period. Notwithstanding the foregoing, in the event an auction is not held because an unforeseen event or unforeseen events cause a day that otherwise would have been an Auction Date not to be a Business Day, then the length of the then current dividend period will be extended by seven days (or a multiple thereof if necessary because of such unforeseen event or events).
"Auction Procedures" means the procedures for conducting Auctions as set forth in Part II of this Statement of Preferences.
"Basic Maintenance Amount" means, with respect to the Series B Preferred Shares, as of any Valuation Date, the dollar amount equal to (a) the sum of (i) the product of the number of shares of each class or series of Preferred Shares Outstanding on such Valuation Date multiplied, in the case of each such series or class, by the per share Liquidation Preference applicable to each such series or class; (ii) to the extent not included in
(i) the aggregate amount of cash dividends (whether or not earned or declared) that will have accumulated for each Outstanding Preferred Share from the most recent applicable dividend payment date to which dividends have been paid or duly provided for (or, in the event the Basic Maintenance
Amount is calculated on a date prior to the initial
Dividend Payment Date with respect to a class or series of the Preferred Shares, then from the Date of Original Issue of such shares) through the Valuation Date plus all dividends to accumulate on the Preferred Shares then
Outstanding during the 31 days following such Valuation
Date or, if less, during the number of days following such Valuation Date that the Preferred Shares called for redemption are scheduled to remain Outstanding at the applicable rate or default rate then in effect with respect to such shares; (iii) the Trust's other liabilities due and payable as of such Valuation Date (except that dividends and other distributions payable by the Trust on Common
Shares shall not be included as a liability) and such liabilities projected to become due and payable by the Trust during the 90 days following such Valuation Date
(excluding liabilities for investments to be purchased and for dividends and other distributions not declared as of such Valuation Date); and (iv) any current liabilities of the Trust as of such Valuation Date to the extent not reflected in (or specifically excluded by) any of (a)(i) through (a)(iii) (including, without limitation, and immediately upon determination, any amounts due and payable by the Trust pursuant to reverse repurchase agreements and any payables for assets purchased as of such Valuation
Date) less (b) (i) the Adjusted Value of any of the Trust's assets or (ii) the face value of any of the Trust's assets if, in the case of both (b)(i) and (b)(ii), such assets are either cash or evidences of indebtedness which mature prior to or on the date of redemption or repurchase of Preferred
Shares or payment of another liability and are either U.S.
Government Obligations or evidences of indebtedness which have a rating assigned by Moody's of at least Aaa, P-1, VMIG-1 or MIG-1 or by S&P of at least AAA, SP-1+ or A-1+, and are irrevocably held by the Trust's custodian bank in a segregated account or deposited by the Trust with the dividend-disbursing agent or Paying Agent, as the case may be, for the payment of the amounts needed to redeem or repurchase Preferred Shares subject to redemption or repurchase or any of (a)(ii) through (a)(iv); and provided that in the event the Trust has repurchased Preferred
Shares and irrevocably segregated or deposited assets as described above with its custodian bank, the dividend-disbursing agent or Paying Agent for the payment of the repurchase price the Trust may deduct 100% of the Liquidation Preference of such Preferred Shares to be repurchased from (a) above. Basic Maintenance Amount shall, for the purposes of this Statement of Preferences, have a correlative meaning with respect to any other class or series of Preferred Shares.
"Basic Maintenance Amount Cure Date" means, with respect to the Series B Preferred Shares, 10 Business Days following a Valuation Date, such date being the last day upon which the Trust's failure to comply with paragraph
9(a)(ii)(A) of Part I of this Statement of Preferences could be cured, and shall, for the purposes of this Statement of Preferences, have a correlative meaning with respect to any other class or series of Preferred Shares.
	"Basic Maintenance Test" means, with respect to the Series B Preferred Shares, a test which is met if the lower of the aggregate Discounted Values of the Moody's
Eligible Assets or the S&P Eligible Assets if both Moody's and S&P are then rating the Series B Preferred Shares at the request of the Trust, or the Eligible Assets of whichever of Moody's or S&P is then doing so if only one of Moody's or S&P is then rating the Series B Preferred Shares at the request of the Trust, meets or exceeds the Basic
Maintenance Amount.
"Basic Maintenance Report" or "Report" means, with respect to the Series B Preferred Shares, a report prepared by the Administrator which sets forth, as of the related Monthly Valuation Date, (i) Moody's Eligible Assets and S&P Eligible Assets sufficient to meet or exceed the Basic Maintenance Amount, (ii) the Market Value and
Discounted Value thereof (seriatim and in the aggregate),
(iii) the Basic Maintenance Amount, and (iv) the net asset value of the Trust. Such report will also include (A) the month-end closing price for the Common Shares of the Trust
(B) the monthly total-return per Common Shares, which will be determined based upon month-end closing share prices, assuming reinvestment of all dividends paid during such month and (C) the total leverage position of the Trust.
For the purposes of this Statement of Preferences, "Basic
Maintenance Report" or "Report" shall have a correlative meaning with respect to any other class or series of Preferred Shares.
"Beneficial Owner," with respect to the Series B
Preferred Shares, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of Series B
Preferred Shares.
"Bid" has the meaning set forth in paragraph 2(a) of Part II of this Statement of Preferences.
"Bidder" has the meaning set forth in paragraph
2(a) of Part II of this Statement of Preferences, provided however that neither the Trust nor any Affiliate shall be permitted to be Bidder in an Auction.
"Board of Trustees" or "Board" means the Board of Trustees of the Trust or any duly authorized committee thereof as permitted by applicable law.
"Broker-Dealer" means any broker-dealer or broker-dealers, or other entity permitted by law to perform the functions required of a Broker-Dealer by the Auction
Procedures, that has been selected by the Trust and has entered into a Broker-Dealer Agreement that remains effective.
"Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer, pursuant to which such Broker-Dealer agrees to follow the Auction
Procedures.
"Business Day" means a day on which the New York
Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York, New York are authorized or obligated by law to close.
"By-Laws" means the By-Laws of the Trust, as amended from time to time.
"Commission" means the Securities and Exchange
Commission.
"Common Shares" means the Trust's common shares, par value $.001 per share.
"Cure Date" has the meaning set forth in paragraph 3(a)(ii) of Part I of this Statement of Preferences.
"Date of Original Issue" means July 31, 2003, and, for the purposes of this Statement of Preferences, shall have a correlative meaning with respect to any other class or series of Preferred Shares.
"Declaration" means the Agreement and Declaration of Trust of the Trust, dated February 25, 1999, as amended and restated from time to time (including by this Statement of Preferences or by way of any other supplement or Statement of Preferences authorizing or creating a class of shares of beneficial interest in the Trust).
"Default" means a Dividend Default or a
Redemption Default.
"Default Period" means a Dividend Default or a Redemption Default.
"Default Rate" has the meaning set forth in paragraph 2(c)(iii) of Part I of this Statement of Preferences.
"Deposit Assets" means cash, Short-Term Money
Market Instruments and U.S. Government Obligations. Except for determining whether the Trust has Eligible Assets with an Adjusted Value equal to or greater than the Basic
Maintenance Amount, each Deposit Asset shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Asset but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.
"Discount Factor" means (a) so long as Moody's is rating the Series B Preferred Shares at the Trust's request, the Moody's Discount Factor, (b) so long as S&P is rating the Series B Preferred Shares at the Trust's request, the S&P Discount Factor, and/or (c) any applicable discount factor established by any Other Rating Agency, whichever is applicable.
"Discounted Value" means, as applicable, (a) the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor or (b) such other formula for determining the discounted value of an Eligible Asset as may be established by an applicable Rating Agency, provided, in either case that with respect to an Eligible
Asset that is currently callable, Discounted Value will be equal to the applicable quotient or product as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Discounted
Value will be equal to the applicable quotient or product as calculated above or the par value, whichever is lower.
"Dividend Default" has the meaning set forth in paragraph 2(c)(ii) of Part I of this Statement of Preferences.
"Dividend Payment Date" means with respect to the Series B Preferred Shares, any date on which dividends declared by the Board of Trustees thereon are payable pursuant to the provisions of paragraph 2(b) of Part I of this Statement of Preferences and shall for the purposes of this Statement of Preferences have a correlative meaning with respect to any other class or series of Preferred
Shares.
"Dividend Period" means, with respect to Series B
Preferred Shares, the initial period determined in the manner set forth under "Designation" above, and thereafter, the period commencing on the Business Day following each Auction Date and ending on the next Auction Date or, if such next Auction Date is not immediately followed by a Business Day, on the latest day prior to the next succeeding Business Day, and shall, for the purposes of this Statement of Preferences, have a correlative meaning with respect to any other class or series of Preferred
Shares.
"Eligible Assets" means Moody's Eligible Assets
(if Moody's is then rating the Series B Preferred Shares at the request of the Trust), S&P Eligible Assets (if S&P is then rating the Series B Preferred Shares at the request of the Trust), and/or Other Rating Agency Eligible Assets if any Other Rating Agency is then rating the Series A
Preferred or Series B AMPS, whichever is applicable.
"Governing Documents" means the Declaration and the By-Laws.
"Holder" means, with respect to the Preferred
Shares, including the Series B Preferred Shares, the registered holder of such shares as the same appears on the stock ledger or ownership records of the Trust or records of the Auction Agent, as the case may be.
"Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is with respect to the Trust an independent public accountant or firm of independent public accountants under the 1933 Act.
"Industry Classification" means a six-digit industry classification in the Standard Industry
Classification system published by the United States.
"LIBOR Dealers" means Merrill Lynch, Pierce,
Fenner & Smith Incorporated and such other dealer or dealers as the Trust may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.
"LIBOR Rate," on any Auction Date, means (i) the rate for deposits in U.S. dollars for the designated
Dividend Period, which appears on display page 3750 of Moneyline's Telerate Service ("Telerate Page 3750") (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR
Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m., London time, on the day that is the London
Business Day preceding the Auction Date (the "LIBOR
Determination Date"), or (ii) if such rate does not appear on Telerate Page 3750 or such other page as may replace such Telerate Page 3750, (A) the LIBOR Dealer shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Dividend Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, LIBOR
Rate shall equal such arithmetic mean of such quotations,
(C) if only one or none of the Reference Banks provide such quotations, LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The
City of New York selected by the LIBOR Dealer (after obtaining the Trust's approval) are quoting on the relevant
LIBOR Determination Date for deposits in U.S. dollars for the designated Dividend Period in an amount determined by the LIBOR Dealer (after obtaining the Trust's approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market;
provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Trust to provide such rate or rates not being supplied by the LIBOR Dealer;
provided further, that if the LIBOR Dealer and Substitute
LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR Rate shall be LIBOR Rate as determined on the previous Auction Date. If the number of Dividend Period days shall be (1) 7 or more but fewer than 21 days, such rate shall be the seven-day LIBOR rate; (2) more than 21 but fewer than 49 days, such rate shall be one-month LIBOR rate; (3) 49 or more but fewer than 77 days, such rate shall be the two-month LIBOR rate; (4) 77 or more but fewer than 112 days, such rate shall be the three-month LIBOR rate; (5) 112 or more but fewer than 140 days, such rate shall be the four-month LIBOR rate; (6) 140 or more but fewer than 168 days, such rate shall be the five-month
LIBOR rate; (7) 168 or more but fewer than 189 days, such rate shall be the six-month LIBOR rate; (8) 189 or more but fewer than 217 days, such rate shall be the seven-month
LIBOR rate; (9) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (10) 252 or more but fewer than 287 days, such rate shall be the nine-month
LIBOR rate; (11) 287 or more but fewer than 315 days, such rate shall be the ten-month LIBOR rate; (12) 315 or more but fewer than 343 days, such rate shall be the eleven-month LIBOR rate; and (13) 343 or more but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.
"Liquidation Preference" shall, with respect to each share of Series B Preferred Shares, have the meaning set forth in paragraph 7(a) of Part I of this Statement of Preferences and shall, for the purposes of this Statement of Preferences, have a correlative meaning with respect to any other class or series of Preferred Shares.
"London Business Day" means any day on which commercial banks are generally open for business in London.
"Mandatory Redemption Date" has the meaning set forth in paragraph 3(a)(iii) of Part I of this Statement of Preferences.
"Market Value" means the amount determined by the Trust with respect to specific Eligible Assets in accordance with valuation policies adopted from time to time by the Board of Trustees as being in compliance with the requirements of the 1940 Act.
Notwithstanding the foregoing, "Market Value" may, at the option of the Trust with respect to any of its assets, mean the amount determined with respect to specific
Eligible Assets of the Trust in the manner set forth below:
(a) as to any common or preferred stock which is an Eligible Asset, (i) if the stock is traded on a national securities exchange or quoted on the Nasdaq System, the last sales price reported on the Valuation Date, (ii) if there was no such reported sales price, the price reported by a recognized pricing service or (iii) if there was no such pricing service report, the lower of two bid prices for such stock provided to the Administrator by two recognized securities dealers with minimum capitalizations of $25,000,000 (or otherwise approved for such purpose by Moody's and S&P), at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Trust by any such means by such Administrator, or, if two bid prices cannot be obtained, such Eligible Asset shall have a Market Value of zero;
(b)  as to any U.S. Government Obligation, Short-
Term Money Market Instrument (other than demand deposits, federal funds, bankers' acceptances and next Business Day repurchase agreements) and commercial paper, with a maturity of greater than 60 days, the product of (i) the principal amount (accreted principal to the extent such instrument accretes interest) of such instrument and (ii) the lower of the bid prices for the same kind of instruments having, as nearly as practicable, comparable interest rates and maturities provided by two recognized securities dealers having minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's and S&P) to the Administrator, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Trust by any such means by such Administrator, or, if two bid prices cannot be obtained, such Eligible Asset will have a Market Value of zero;
(c) as to cash, demand or time deposits, federal funds, bankers' acceptances and next Business Day repurchase agreements included in Short-Term Money Market
Instruments, the face value thereof;
(d)  as to any U.S. Government Obligation, Short-
Term Money Market Instrument or commercial paper with a maturity of 60 days or fewer, amortized cost unless the Board of Trustees determines that such value does not constitute fair value;
(e) as to any other evidence of indebtedness which is an Eligible Asset, (i) the product of (A) the unpaid principal balance of such indebtedness as of the Valuation Date and (B)(1) if such indebtedness is traded on a national securities exchange or quoted on the Nasdaq
System, the last sales price reported on the Valuation Date or (2) if there was no reported sales price on the Valuation Date or if such indebtedness is not traded on a national securities exchange or quoted on the Nasdaq
System, the lower of two bid prices for such indebtedness provided by two recognized dealers with a minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's and S&P) to the Administrator, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Trust by any such means by such Administrator, plus (ii) accrued interest on such indebtedness.
"Maximum Rate" means, on any day on which the Applicable Rate is determined, the greater of (as set forth in the table below) (i) the applicable percentage of the Reference Rate or (ii) the applicable spread plus the Reference Rate. The reference rate is the applicable LIBOR
Rate (for a dividend period or a special dividend period of fewer than 364 days), or the applicable Treasury Index Rate
(for a special dividend period of 364 days or more). The applicable percentage and applicable spread will be determined based on the lower of the credit ratings assigned to the Series B AMPS by Moody's and S&P. If
Moody's and S&P or both do not make such ratings available, the rate will be determined by reference to equivalent ratings issued by a substitute rating agency.

Moody's            S&P Credit     Applicable      Applicable
Credit Rating        Rating       Percentage       Spread

Aaa                AAA              125%          125 bps
Aa3 to Aa1         AA- to AA+       150%          150 bps
A3 to A1           A- to A+         200%          200 bps
Baa3 to Baa1       BBB- to BBB+     250%          250 bps
Below Baa3         Below BBB-       300%          300 bps


"Monthly Valuation Date" means the last Valuation
Date of each calendar month.
"Moody's" means Moody's Investors Service, Inc.
and its successors at law.
"Moody's Discount Factor" means, with respect to a Moody's Eligible Asset specified below, the following applicable number:

Type of Moody's Eligible Asset:
Moody's Discount Factor:

Short Term Money Market Instruments
(other than U.S. Govern-ment
Obligations set forth below) and
other commercial paper:

U.S. Treasury Securities with
final maturities that are less
than or equal to 60 days

1.00

Demand or time deposits,
certificates of deposit and
bankers' acceptances includible in
Moody's Short Term Money Market
Instruments

1.00

Commercial paper rated P-1 by
Moody's maturing in 30 days or less

1.00

Commercial paper rated P-1 by
Moody's maturing in more than 30
days but in 270 days or less

1.15

Commercial paper rated A-1+ by S&P
maturing in 270 days or less

1.25

Repurchase obligations includible
in Moody's Short Term Money Market
Instruments if term is less than
30 days and counterparty is rated
at least A2

1.00

Other repurchase obligations

Discount Factor applicable to
the underlying assets

U.S. Common Stocks and Common Stocks
of foreign issuers for which ADRs are traded

Utility
1.70
Industrial
2.64
Financial
2.41

Common Stocks of foreign issuers (in
existence for at least five years)
for which no ADRs are traded

4.00

Convertible Preferred Stocks

3.00

Preferred stocks:

Auction Market preferred stocks

3.50

Other preferred stocks issued by
issuers in the financial and
industrial industries

2.09

Other preferred stocks issued by
issuers in the utilities industry

1.55

U.S. Government Obligations (other
than U.S. Treasury Securities Strips
set forth below) with remaining terms
to maturity of:

1 year or less
1.04
2 years or less
1.09
3 years or less
1.12
4 years or less
1.15
5 years or less
1.18
7 years of less
1.21
10 years or less
1.24
15 years or less
1.25
20 years or less
1.26
30 years or less
1.26

U.S. Treasury Securities Strips with
remaining terms to maturity of:

1 year or less
1.04
2 years or less
1.10
3 years or less
1.14
4 years or less
1.18
5 years or less
1.21
7 years or less
1.27
10 years or less
1.34
15 years or less
1.45
20 years or less
1.54
30 years or less
1.66

Corporate Debt:

Non-convertible corporate debt
rated Aaa with remaining terms to
maturity of:

1 year or less
1.09
2 years or less
1.15
3 years or less
1.20
4 years or less
1.26
5 years or less
1.32
7 years or less
1.39
10 years or less
1.45
15 years or less
1.50
20 years or less
1.50
30 years or less
1.50

Non-convertible corporate debt
rated at least Aa3 with remaining
terms to maturity of:

1 year or less
1.12
2 years of less
1.18
3 years or less
1.23
4 years or less
1.29
5 years or less
1.35
7 years or less
1.43
10 years or less
1.50
15 years or less
1.55
20 years or less
1.55
30 years or less
1.55

Non-convertible corporate debt
rated at least A3 with remaining
terms to maturity of:

1 year or less
1.15
2 years or less
1.22
3 years or less
1.27
4 years or less
1.33
5 years or less
1.39
7 years or less
1.47
10 years or less
1.55
15 years or less
1.60
20 years or less
1.60
30 years or less
1.60

Non-convertible corporate debt
rated at least Baa3 with remaining
terms of maturity of:

1 year or less
1.18
2 years or less
1.25
3 years or less
1.31
4 years or less
1.38
5 years or less
1.44
7 years or less
1.52
10 years or less
1.60
15 years or less
1.65
20 years or less
1.65
30 years or less
1.65

Non-convertible corporate debt
rated at least Ba3 with remaining
terms of maturity of:

1 year or less
1.37
2 years or less
1.46
3 years or less
1.56
4 years or less
1.61
5 years or less
1.68
7 years or less
1.79
10 years or less
1.89
15 years or less
1.96
20 years or less
1.96
30 years or less
1.96

Non-convertible corporate debt
rated at least B1 and B2 with
remaining terms of maturity of:

1 year or less
1.50
2 years or less
1.60
3 years or less
1.68
4 years or less
1.76
5 years or less
1.86
7 years or less
1.97
10 years or less
2.08
15 years or less
2.16
20 years or less
2.28
30 years or less
2.29

Non-convertible unrated corporate debt of any maturity

2.50

Convertible corporate debt securities
rated at least Aa3 issued by the
following type of issuers:

Utility
1.62-1.67
Industrial
2.56-2.61
Financial
2.33-2.38
Transportation
2.50-2.65

Convertible corporate debt securities
rated at least A3 issued by the
following type of issuers:

Utility
1.72
Industrial
2.66
Financial
2.43
Transportation
2.75

Convertible corporate debt securities
rated at least Baa3 issued by the
following type of issuers:

Utility
1.88
Industrial
2.82
Financial
2.59
Transportation
2.85

Convertible corporate debt securities
rated at least Ba3 issued by the
following type of issuers:

Utility
1.95
Industrial
2.90
Financial
2.65
Transportation
2.90

Convertible corporate debt securities
rated at least B2 issued by the
following type of issuers:

Utility
1.99
Industrial
2.93
Financial
2.70
Transportation
2.95

"Moody's Eligible Assets" means:
(a)	cash (including, for this purpose,
receivables for investments sold to a
counterparty whose senior debt securities
are rated at least Baa3 by Moody's or a
counterparty approved by Moody's and payable
within five Business Days following such
Valuation Date and dividends and interest
receivable within 49 days on investments);
(b)	Short-Term Money Market Instruments;
(c)	commercial paper that is not includible as a
Short-Term Money Market Instrument having on
the Valuation Date a rating from Moody's of
at least P-1 and maturing within 270 days;
(d)	preferred stocks (i) which either (A) are
issued by issuers whose senior debt
securities are rated at least Baa1 by
Moody's or (B) are rated at least Baa3 by
Moody's or (C) in the event an issuer's
senior debt securities or preferred stock is
not rated by Moody's, which either (1) are
issued by an issuer whose senior debt
securities are rated at least A- by S&P or
(2) are rated at least A- by S&P and for
this purpose have been assigned a Moody's
equivalent rating of at least Baa3, (ii) of
issuers which have (or, in the case of
issuers which are special purpose
corporations, whose parent companies have)
common stock listed on the New York Stock
Exchange, the American Stock Exchange or the
Nasdaq National Market System, (iii) which
have a minimum issue size (when taken
together with other of the issuer's issues
of similar tenor) of $50,000,000, (iv) which
have paid cash dividends consistently during
the preceding three-year period (or, in the
case of new issues without a dividend
history, are rated at least A1 by Moody's
or, if not rated by Moody's, are rated at
least AA- by S&P), (v) which pay cumulative
cash dividends in U.S. dollars, (vi) which
are not convertible into any other class of
stock and do not have warrants attached,
(vii) which are not issued by issuers in the
transportation industry and (viii) in the
case of auction rate preferred stocks, which
are rated at least Aa3 by Moody's, or if not
rated by Moody's, AAA by S&P, AAA by Fitch
or are otherwise approved in writing by
Moody's and have never had a failed auction;
provided, however, that for this purpose the
aggregate Market Value of the Trust's
holdings of any single issue of auction rate
preferred stock shall not be more than 1% of
the Trust's total assets.
(e)	common stocks (i) (A) which are traded on a
nationally recognized stock exchange or in
the over-the-counter market, (B) if cash
dividend paying, pay cash dividends in U.S.
dollars and (C) which may be sold without
restriction by the Trust; provided, however,
that (y) common stock which, while a Moody's
Eligible Asset owned by the Trust, ceases
paying any regular cash dividend will no
longer be considered a Moody's Eligible
Asset until 71 days after the date of the
announcement of such cessation, unless the
issuer of the common stock has senior debt
securities rated at least A3 by Moody's and
(z) the aggregate Market Value of the
Trust's holdings of the common stock of any
issuer in excess of 4% in the case of
utility common stock and 6% in the case of
non-utility common stock of the aggregate
Market Value of the Trust's holdings shall
not be Moody's Eligible Assets, (ii) which
are securities denominated in any currency
other than the U.S. dollar or securities of
issuers formed under the laws of
jurisdictions other than the United States,
its states and the District of Columbia for
which there are ADRs or their equivalents
which are traded in the United States on
exchanges or over-the-counter and are issued
by banks formed under the laws of the United
States, its states or the District of
Columbia or (iii) which are securities of
issuers formed under the laws of
jurisdictions other than the United States
(and in existence for at least five years)
for which no ADRs are traded; provided,
however, that the aggregate Market Value of
the Trust's holdings of securities
denominated in currencies other than the
U.S. dollar and ADRs in excess of (A) 6% of
the aggregate Market Value of the
Outstanding shares of common stock of such
issuer thereof or (B) in excess of 10% of
the Market Value of the Trust's Moody's
Eligible Assets with respect to issuers
formed under the laws of any single such
non-U.S. jurisdiction other than Australia,
Belgium, Canada, Denmark, Finland, France,
Germany, Ireland, Italy, Japan, the
Netherlands, New Zealand, Norway, Spain,
Sweden, Switzerland and the United Kingdom,
shall not be a Moody's Eligible Asset;
(f)	ADR securities, based on the following
guidelines: (i) Sponsored ADR program or
(ii) Level II or Level III ADRs.  Private
placement Rule 144A ADRs are not eligible
for collateral consideration.  Global GDR
programs will be evaluated on a case by case
basis;
(g)	U.S. Government Obligations;
(h)	corporate evidences of indebtedness (i)
which may be sold without restriction by the
Trust which are rated at least B3 (Caa
subordinate) by Moody's (or, in the event
the security is not rated by Moody's, the
security is rated at least BB- by S&P and
which for this purpose is assigned a Moody's
equivalent rating of one full rating
category lower), with such rating confirmed
on each Valuation Date, (ii) which have a
minimum issue size of at least (A)
$100,000,000 if rated at least Baa3 or (B)
$50,000,000 if rated B or Ba3, (iii) which
are not convertible or exchangeable into
equity of the issuing corporation and have a
maturity of not more than 30 years and (iv)
for which, if rated below Baa3 or not rated,
the aggregate Market Value of the Trust's
holdings do not exceed 10% of the aggregate
Market Value of any individual issue of
corporate evidences of indebtedness
calculated at the time of original issuance;
and
(i)	convertible corporate evidences of
indebtedness (i) which are issued by issuers
whose senior debt securities are rated at
least B2 by Moody's (or, in the event an
issuer's senior debt securities are not
rated by Moody's, which are issued by
issuers whose senior debt securities are
rated at least BB by S&P and which for this
purpose is assigned a Moody's equivalent
rating of one full rating category lower),
(ii) which are convertible into common
stocks which are traded on the New York
Stock Exchange or the American Stock
Exchange or are quoted on the Nasdaq
National Market System and (iii) which, if
cash dividend paying, pay cash dividends in
U.S. dollars; provided, however, that once
convertible corporate evidences of
indebtedness have been converted into common
stock, the common stock issued upon
conversion must satisfy the criteria set
forth in clause (e) above and other relevant
criteria set forth in this definition in
order to be a Moody's Eligible Asset;
provided, however, that the Trust's
investments in auction rate preferred stocks
described in clause (d) above shall be
included in Moody's Eligible Assets only to
the extent that the aggregate Market Value
of such stocks does not exceed 10% of the
aggregate Market Value of all of the Trust's
investments meeting the criteria set forth
in clauses (a) through (g) above less the
aggregate Market Value of those investments
excluded from Moody's Eligible Assets
pursuant to the paragraph appearing after
clause (i) below; and
(j)	no assets which are subject to any lien or
irrevocably deposited by the Trust for the payment of amounts needed to meet the obligations described in clauses (a)(i) through (a)(iv) of the definition of "Basic
Maintenance Amount" may be includible in Moody's Eligible Assets.
Notwithstanding anything to the contrary in the preceding clauses (a)-(j), the Trust's investment in preferred stock, common stock, corporate evidences of indebtedness and convertible corporate evidences of indebtedness shall not be treated as Moody's Eligible
Assets except to the extent they satisfy the following diversification requirements (utilizing Moody's Industry and Sub-industry Categories) with respect to the Market
Value of the Trust's holdings:

Issuer:

Moody's Rating(1)(2)      Non-Utility            Utility
                         Maximum Single        Maximum Single
                          Issuer(3)(4)          Issuer(3)(4)

Aaa                           100%               100%
Aa                             20%                20%
A                              10%                10%
CS/CB, Baa(5)                   6%                 4%
Ba                              4%                 4%
B1/B2                           3%                 3%
B3 or below                     2%                 2%

Industry and State:

Moody's Rating(1)   Non-Utility      Utility         Utility
                   Maximum Single    Maximum       Maximum Single
                    Issuer(3)       Single Sub-      Issuer(3)
                                  Industry(3)(6)

Aaa                   100%             100%            100%
Aa                     60%              60%             20%
A                      40%              50%             10%(7)
CS/CB, Baa(5)          20%              50%              7%(7)
Ba                     12%              12%              0%
B1/B2                   8%               8%              0%
B3 or below             5%               5%              0%

______________
(1)	Unless conclusions regarding liquidity risk as well as
estimates of both the probability and severity of
default for the Trust's assets can be derived from
other sources, securities rated below B by Moody's and
unrated securities, which are securities rated by
neither Moody's, S&P nor Fitch, are limited to 10% of
Moody's Eligible Assets. If a corporate, municipal or
other debt security is unrated by Moody's, S&P or
Fitch, the Trust will use the percentage set forth
under "Below B and Unrated" in this table. Ratings
assigned by S&P or Fitch are generally accepted by
Moody's at face value.  However, adjustments to face
value may be made to particular categories of credits
for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent
(2)	Corporate evidences of indebtedness from issues
ranging $50,000,000 to $100,000,000 are limited to 20%
of Moody's Eligible Assets.
(3)	The referenced percentages represent maximum
cumulative totals only for the related Moody's rating
category and each lower Moody's rating category.
(4)	Issuers subject to common ownership of 25% or more are
considered as one name.
(5)	CS/CB refers to common stock and convertible corporate
evidences of indebtedness, which are diversified
independently from the rating level.
(6)	In the case of utility common stock, utility preferred
stock, utility evidences of indebtedness and utility convertible evidences of indebtedness, the definition of industry refers to sub-industries (electric, water,
hydro power, gas, diversified). Investments in other sub-industries are eligible only to the extent that the combined sum represents a percentage position of
the Moody's Eligible Assets less than or equal to the percentage limits in the diversification tables above.
(7)	Such percentage shall be 15% in the case of utilities
regulated by California, New York and Texas.
"Moody's Hedging Transactions" means purchases or
sales of exchange-traded financial futures contracts based
on any index approved by Moody's or Treasury Bonds, and purchases, writings or sales of exchange-traded put options on such financial futures contracts, any index approved by Moody's or Treasury Bonds, and purchases, writings or sales of exchange-traded call options on such financial futures contracts, any index approved by Moody's or Treasury Bonds, subject to the following limitations:
(a)	the Trust will not engage in any Moody's
Hedging Transaction based on any index
approved by Moody's (other than Closing
Transactions) that would cause the Trust at
the time of such transaction to own or have
sold:
(i)	outstanding financial futures contracts
based on such index exceeding in number
10% of the average number of daily
traded financial futures contracts
based on such index in the 30 days
preceding the time of effecting such
transaction as reported by The Wall
Street Journal; or
(ii)	outstanding financial futures contracts
based on any index approved by Moody's
having a Market Value exceeding 50% of
the Market Value of all portfolio
securities of the Trust constituting
Moody's Eligible Assets owned by the
Trust;
(b)	The Trust will not engage in any Moody's
Hedging Transaction based on Treasury Bonds
(other than Closing Transactions) that would
cause the Trust at the time of such
transaction to own or have sold:
(i)	outstanding financial futures contracts
based on Treasury Bonds with such
contracts having an aggregate Market
Value exceeding 20% of the aggregate
Market Value of Moody's Eligible Assets
owned by the Trust and rated Aa by
Moody's (or, if not rated by Moody's
but rated by S&P, rated AAA by S&P); or
(ii)	outstanding financial futures contracts
based on Treasury Bonds with such
contracts having an aggregate Market
Value exceeding 50% of the aggregate
Market Value of all portfolio
securities of the Trust constituting
Moody's Eligible Assets owned by the
Trust (other than Moody's Eligible
Assets already subject to a Moody's
Hedging Transaction) and rated Baa or A
by Moody's (or, if not rated by Moody's
but rated by S&P, rated A or AA by
S&P);
(c)	The Trust will engage in Closing
Transactions to close out any outstanding
financial futures contract based on any
index approved by Moody's if the amount of
open interest in such index as reported by
The Wall Street Journal is less than an
amount to be mutually determined by Moody's
and the Trust;
(d)	The Trust will engage in a Closing
Transaction to close out any outstanding
financial futures contract by no later than
the fifth Business Day of the month in which
such contract expires and will engage in a
Closing Transaction to close out any
outstanding option on a financial futures
contract by no later than the first Business
Day of the month in which such option
expires;
(e)	The Trust will engage in Moody's Hedging
Transactions only with respect to financial
futures contracts or options thereon having
the next settlement date or the settlement
date immediately thereafter;
(f)	The Trust (i) will not engage in options and
futures transactions for leveraging or
speculative purposes, except that an option
or futures transaction shall not for these
purposes be considered a leveraged position
or speculative and (ii) will not write any
call options or sell any financial futures
contracts for the purpose of hedging the
anticipated purchase of an asset prior to
completion of such purchase; and
(g)	The Trust will not enter into an option or
futures transaction unless, after giving
effect thereto, the Trust would continue to
have Moody's Eligible Assets with an
aggregate Discounted Value equal to or
greater than the Basic Maintenance Amount.
"Moody's Industry Classifications" means, for the
purposes of determining Moody's Eligible Assets, each of
the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the Series B Preferred Shares).
1.	Aerospace and Defense: Major Contractor,
Subsystems, Research, Aircraft
Manufacturing, Arms, Ammunition.
2.	Automobile: Automobile Equipment, Auto-
Manufacturing, Auto Parts Manufacturing,
Personal Use Trailers, Motor Homes, Dealers.
3.	Banking: Bank Holding, Savings and Loans,
Consumer Credit, Small Loan, Agency,
Factoring, Receivables.
4.	Beverage, Food and Tobacco: Beer and Ale,
Distillers, Wines and Liquors, Distributors,
Soft Drink Syrup, Bottlers, Bakery, Mill
Sugar, Canned Foods, Corn Refiners, Dairy
Products, Meat Products, Poultry Products,
Snacks, Packaged Foods, Distributors, Candy,
Gum, Seafood, Frozen Food, Cigarettes,
Cigars, Leaf/Snuff, Vegetable Oil.
5.	Buildings and Real Estate: Brick, Cement,
Climate Controls, Contracting, Engineering,
Construction, Hardware, Forest Products
(building-related only), Plumbing, Roofing,
Wallboard, Real Estate, Real Estate
Development, REITs, Land Development.
6.	Chemicals, Plastics and Rubber: Chemicals
(non-agricultural), Industrial Gases,
Sulphur, Plastics, Plastic Products,
Abrasives, Coatings, Paints, Varnish,
Fabricating Containers.
7.	Packaging and Glass: Glass, Fiberglass,
Containers made of: Glass, Metal, Paper,
Plastic, Wood or Fiberglass.
8.	Personal and Non-Durable Consumer Products
(Manufacturing Only): Soaps, Perfumes,
Cosmetics, Toiletries, Cleaning Supplies,
School Supplies.
9.	Diversified/Conglomerate Manufacturing.
10.	Diversified/Conglomerate Service.
11.	Diversified Natural Resources, Precious
Metals and Minerals: Fabricating,
Distribution.
12.	Ecological: Pollution Control, Waste
Removal, Waste Treatment and Waste Disposal.
13.	Electronics: Computer Hardware, Electric
Equipment, Components, Controllers, Motors,
Household Appliances, Information Service
Communication Systems, Radios, TVs, Tape
Machines, Speakers, Printers, Drivers,
Technology.
14.	Finance: Investment Brokerage, Leasing,
Syndication, Securities.
15.	Farming and Agriculture: Livestock, Grains,
Produce, Agriculture Chemicals, Agricultural
Equipment, Fertilizers.
16.	Grocery: Grocery Stores, Convenience Food
Stores.
17.	Healthcare, Education and Childcare: Ethical
Drugs, Proprietary Drugs, Research, Health
Care Centers, Nursing Homes, HMOs,
Hospitals, Hospital Supplies, Medical
Equipment.
18.	Home and Office Furnishings, Housewares, and
Durable Consumer Products: Carpets, Floor
Coverings, Furniture, Cooking, Ranges.
19.	Hotels, Motels, Inns and Gaming.
20.	Insurance: Life, Property and Casualty,
Broker, Agent, Surety.
21.	Leisure, Amusement, Motion Pictures,
Entertainment: Boating, Bowling, Billiards,
Musical Instruments, Fishing, Photo
Equipment, Records, Tapes, Sports, Outdoor
Equipment (Camping), Tourism, Resorts,
Games, Toy Manufacturing, Motion Picture
Production Theaters, Motion Picture
Distribution.
22.	Machinery (Non-Agricultural, Non-
Construction, Non-Electronic): Industrial,
Machine Tools, Steam Generators.
23.	Mining, Steel, Iron and Non-Precious Metals:
Coal, Copper, Lead, Uranium, Zinc, Aluminum,
Stainless Steel, Integrated Steel, Ore
Production, Refractories, Steel Mill
Machinery, Mini-Mills, Fabricating,
Distribution and Sales of the foregoing.
24.	Oil and Gas: Crude Producer, Retailer, Well
Supply, Service and Drilling.
25.	Printing, Publishing, and Broadcasting:
Graphic Arts, Paper, Paper Products,
Business Forms, Magazines, Books,
Periodicals, Newspapers, Textbooks, Radio,
T.V., Cable Broadcasting Equipment.
26.	Cargo Transport: Rail, Shipping, Railroads,
Rail-car Builders, Ship Builders,
Containers, Container Builders, Parts,
Overnight Mail, Trucking, Truck
Manufacturing, Trailer Manufacturing, Air
Cargo, Transport.
27.	Retail Stores: Apparel, Toy, Variety, Drugs,
Department, Mail Order Catalog, Showroom.
28.	Telecommunications: Local, Long Distance,
Independent, Telephone, Telegraph,
Satellite, Equipment, Research, Cellular.
29.	Textiles and Leather: Producer, Synthetic
Fiber, Apparel Manufacturer, Leather Shoes.
30.	Personal Transportation: Air, Bus, Rail, Car
Rental.
31.	Utilities: Electric, Water, Hydro Power,
Gas.
32.	Diversified Sovereigns: Semi-sovereigns,
Canadian Provinces, Supra-national Agencies.
The Trust will use SIC codes in determining which
industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Trust considers necessary. "1933 Act" means the Securities Act of 1933, as amended, or any successor statute.
"1940 Act" means the Investment Company Act of
1940, as amended, or any successor statute.
"Non-Call Period" means a period determined by
the Board of Trustees after consultation with the Broker-Dealers, during which the Series B Preferred Shares subject to such Special Dividend Period is not subject to
redemption at the option of the Trust but only to mandatory
redemption.
"Notice of Redemption" means any notice with
respect to the redemption of Series B Preferred Shares pursuant to paragraph 3 of Part I of this Statement of Preferences.
"Other Rating Agency" means any rating agency
other than Moody's or S&P then providing a rating for the Series B Preferred Shares at the request of the Trust.
"Other Rating Agency Eligible Assets" means
assets of the Trust designated by any Other Rating Agency
as eligible for inclusion in calculating the discounted
value of the Trust's assets in connection with such Other Rating Agency's rating of the Series B Preferred Shares. "Outstanding" means, as of any date, Preferred
Shares theretofore issued by the Trust except:
(a)	any such Preferred Share theretofore
cancelled by the Trust or delivered to the
Trust for cancellation;
(b)	any such Preferred Share other than an
auction market Preferred Share as to which a
notice of redemption shall have been given
and for whose payment at the redemption
thereof Deposit Assets in the necessary
amount are held by the Trust in trust for,
or have been irrevocably deposited with the
relevant disbursing agent for payment to,
the holder of such share pursuant to the
Statement of Preferences with respect
thereto;
(c)	in the case of an auction market Preferred
Share, including the Series B Preferred
Shares, any such shares theretofore
delivered to the applicable auction agent
for cancellation or with respect to which
the Trust has given notice of redemption and
irrevocably deposited with the applicable
paying agent sufficient funds to redeem such
shares; and
(d)	any such Preferred Share in exchange for or
in lieu of which other shares have been
issued and delivered.
Notwithstanding the foregoing, (i) for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any Preferred Shares as to which any subsidiary of the Trust is the holder or Existing Holder, as applicable, will be disregarded and deemed not Outstanding and (ii) in connection with any auction, any auction market Preferred Shares as to which any Person known to the auction agent to be a subsidiary of the Trust is the holder or Existing
Holder, as applicable, will be disregarded and not deemed
Outstanding.
"Paying Agent" means The Bank of New York unless and until another entity appointed by a resolution of the Board of Trustees enters into an agreement with the Trust to serve as paying agent, which paying agent may be the same as the Auction Agent and, with respect to any other class or series of Preferred Shares, the Person appointed by the Trust as dividend-disbursing or paying agent with respect to such class or series.
"Person" means and includes an individual, a partnership, the Trust, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.
"Preferred Shares" means the preferred shares, par value $.001 per share, of the Trust, and includes the Series B Preferred Shares.
"Premium Call Period" means a period consisting of a number of whole years as determined by the Board of Trustees after consultation with the Broker-Dealers, during each year of which the shares subject to such Special
Dividend Period will be redeemable at the Trust's option at a price per share equal to the Liquidation Preference plus accumulated but unpaid dividends (whether or not earned or declared) plus a premium expressed as a percentage or percentages of the Liquidation Preference or expressed as a formula using specified variables as determined by the Board of Trustees after consultation with the Broker-
Dealers.
"Pricing Service" means any of the following:
Bloomberg Financial Service, Bridge Information Services,
Data Resources Inc., FT Interactive, International
Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corp., Reuters, S&P/J.J.
Kenny, Telerate, Trepp Pricing and Wood Gundy.
"Quarterly Valuation Date" means the last
Business Day of each March, June, September and December of each year.
"Rating Agency" means Moody's and S&P as long as such rating agency is then rating the Series B Preferred Shares at the Trust's request or any other rating agency then rating the Series B Preferred Shares at the Trust's request.
"Redemption Date" has the meaning set forth in paragraph 3(e) of Part I of this Statement of Preferences. "Redemption Default" has the meaning set forth in paragraph 3(e) of Part I of this Statement of Preferences. "Redemption Price" shall mean, (a) with respect to a Dividend Period that is not a Premium Call Period, the Liquidation Preference plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to the Redemption Date, or, (b) with respect to a Dividend Period that is a Premium Call Period, the
Liquidation Preference plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to the Redemption Date plus a redemption premium, if any, determined by the Board of Trustees after consultation with the Broker-Dealers and set forth in the notice describing any applicable Specific Redemption Provisions. For the purposes of this Statement of Preferences, "Redemption Price" shall have a correlative meaning with respect to any other class or series of Preferred Shares.
"Reference Banks" means four major banks in the London interbank market selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates or successors or such other party as the Trust may from time to time appoint.
"Reference Rate" means, with respect to the determination of the Default Rate, the applicable LIBOR
Rate for a Dividend Period of 364 days or fewer or the applicable Treasury Index Rate for a Dividend Period of longer than 364 days and, with respect to the determination of the Maximum Rate, the LIBOR Rate or the Treasury Index Rate, as appropriate.
"Registrar" means The Bank of New York, unless and until another entity appointed by a resolution of the Board of Trustees enters into an agreement with the Trust to serve as registrar.
"S&P" means Standard & Poor's Ratings Services, or its successors at law.
"S&P Discount Factor" means, with respect to a S&P Eligible Asset specified below, the following applicable number:

Asset Class Obligor(Collateral)       Discount Factors (1)
Common Stock                          30.4%
30-yr treasury notes                 126.7%
10-yr treasury notes                 121.6%
5-yr treasury notes                  115.1%
2-yr treasury notes                  109.4%
52 week treasury bills               105.8%
STMMI with maturities from
  181 to 360 days                    112.7%
STMMI with maturities
from 1 to 180                        104%
Non-rated 2a-7 eligible money
market funds used as sweep
accounts                             111%
Cash, receivables
due within 5 business days
of a Valuation Date, demand
deposits and STMMI with
next day maturities
held in 'A-1+' rated
institutions, 'AAAm' rated
money market funds & 'A-1+'
commercial paper with
maturities of 30 days or
less                                 100%

______________
(1)	For an S&P rating of AAA.
"S&P Eligible Assets" means:
(a)	Deposit Assets;
(b)	common stocks that satisfy all of the
following conditions:
(i)	such common stock (including the common
stock of any predecessor or constituent
issuer) has been traded on a recognized
national securities exchange or quoted
on the National Market System (or any
equivalent or successor thereto) of
Nasdaq for at least 450 days,
(ii)	the Market Capitalization of such
issuer of common stock exceeds $100
million,
(iii)	the issuer of such common stock is
not an entity that is treated as a
partnership for federal income tax
purposes,
(iv)	if such issuer is organized under the
laws of any jurisdiction other than the
United States, any state thereof, any
possession or territory thereof or the
District of Columbia, the common stock
of such issuer held by the Corporation
is traded on a recognized national
securities exchange or quoted on the
National Market System of Nasdaq either
directly or in the form of depository
receipts, and
(v)	if such issuer is registered as an
investment company under the 1940 Act,
such issuer does not invest more than
25% of the value of its gross assets in
securities that are not S&P Eligible
Assets by reason of clause (iv) above;
provided, however, that the Trust's holdings of
the common stock of any single issuer that
satisfies the conditions set forth in clauses (i)
through (v) above shall be included in S&P
Eligible Assets only to the extent that
(1)	restricted stocks (144a securities) or
any pink sheet stocks (generally, stock
that are not carried in daily over-the-
counter newspaper listings) are
ineligible; and
(2)	 the aggregate Market Value of the
Trust's holdings of any single issuer
is not in excess of 4% of the aggregate
Market Value of the Trust's S&P
Eligible Assets.
(c)	preferred stocks, on such basis as S&P may
determine in response to a request from the
Trust.
Notwithstanding the foregoing, an asset will not be
considered an S&P Eligible Asset if it is held in a margin
account, is subject to any material lien, mortgage, pledge,
security interest or security agreement of any kind or has
been deposited irrevocably for the payment of dividends,
redemption payments or any other payment or obligation
under the Trust's Statement of Preferences.
"S&P Hedging Transactions" has the meaning set
forth in paragraph 11(b)(i) of Part I of this Statement of
Preferences.
"Securities Depository" means The Depository
Trust Company and its successors and assigns or any
successor securities depository selected by the Trust that
agrees to follow the procedures required to be followed by
such securities depository in connection with the Series B
Preferred Shares.
"Series B Asset Coverage Cure Date" means, with
respect to the failure by the Trust to maintain Asset
Coverage (as required by paragraph 9(a)(i)(A) of Part I of
this Statement of Preferences) as of an applicable
Quarterly Valuation Date, 10 Business Days following such
Quarterly Valuation Date, and shall, for the purposes of
this Statement of Preferences, have a correlative meaning
with respect to any other class or series of Preferred
Shares.
"Series B Preferred Shares" means the Trust's
Series B Auction Market Preferred Shares, par value $.001
per share, liquidation preference $25,000 per share.
"Short-Term Money Market Instruments" means the
following types of instruments if, on the date of purchase
or other acquisition thereof by the Trust, the remaining
term to maturity thereof is not in excess of 180 days:
(i)	commercial paper rated A-1 if such
commercial paper matures in 30 days, or
A-1+ if such commercial paper matures
in over 30 days;
(ii)	AAAm rated money market funds;
(iii)	demand or time deposits in, and
banker's acceptances and certificates
of deposit of (A) a depository
institution or trust company
incorporated under the laws of the
United States of America or any state
thereof or the District of Columbia (B)
a United States branch office or agency
of a foreign depository institution
(provided that such branch office or
agency is subject to banking regulation
under the laws of the United States,
any state thereof or the District of
Columbia), or (C) A-1+ rated
institutions;
(iv)	overnight funds; and
(v)	U.S. Government Obligations.
"Special Dividend Period" means a Dividend Period
that is not a Standard Dividend Period.
"Specific Redemption Provisions" means, with
respect to any Special Dividend Period of more than one
year, either, or any combination of (i) a Non-Call Period
and (ii) a Premium Call Period.
"Standard Dividend Period" means a Dividend
Period of seven days, subject to increase or decrease to
the extent necessary for the next Auction Date and Dividend
Payment Date to each be Business Days.
"Submission Deadline" means 1:30 p.m., New York
City time, on any Auction Date or such other time on any
Auction Date by which Broker-Dealers are required to submit
Orders to the Auction Agent as specified by the Auction
Agent from time to time.
"Transfer Agent" means The Bank of New York,
unless and until another entity appointed by a resolution
of the Board of Trustees enters into an agreement with the
Trust to serve as transfer agent.
"Treasury Index Rate" means the average yield to
maturity for actively traded marketable U.S. Treasury fixed
interest rate securities having the same number of 30-day
periods to maturity as the length of the applicable
Dividend Period, determined, to the extent necessary, by
linear interpolation based upon the yield for such
securities having the next shorter and next longer number
of 30-day periods to maturity treating all Dividend Periods
with a length greater than the longest maturity for such
securities as having a length equal to such longest
maturity, in all cases based upon data set forth in the
most recent weekly statistical release published by the
Board of Governors of the Federal Reserve System (currently
in H.15 (519)); provided, however, if the most recent such
statistical release shall not have been published during
the 15 days preceding the date of computation, the
foregoing computations shall be based upon the average of
comparable data as quoted to the Trust by at least three
recognized dealers in U.S. Government Obligations selected
by the Trust.
"Trust" means The Gabelli Utility Trust, a
Delaware statutory trust.
"U.S. Government Obligations" means direct
obligations of the United States or by its agencies or
instrumentalities that are entitled to the full faith and
credit of the United States and that, other than United
States Treasury Bills, provide for the periodic payment of
interest and the full payment of principal at maturity or
call for redemption.
"Valuation Date" means the last Business Day of
each week, or such other date as the Trust and Rating
Agencies may agree to for purposes of determining the Basic
Maintenance Amount.
"Voting Period" has the meaning set forth in
paragraph 6(b) of Part I of this Statement of Preferences.
14. Interpretation.
References to sections, subsections, clauses,
sub-clauses, paragraphs and subparagraphs that do not
reference a specific Part of this Statement of Preferences
or another document shall refer to the Part of this
Statement of Preferences in which the reference occurs,
unless the context otherwise requires.
Part II: Auction Procedures
 	Certain Definitions.
Unless the context or use indicates another or
different meaning or intent, each of the following terms
when used in this Statement of Preferences shall have the
meaning ascribed to it below, whether such term is used in
the singular or plural and regardless of tense:
"Agent Member" means a member of or participant
in the Securities Depository that will act on behalf of a
Bidder.
"Available Preferred Shares" has the meaning set
forth in paragraph 4(a)(i) of Part II of this Statement of
Preferences.
"Existing Holder" means (a) a Person who
beneficially owns those Preferred Shares, including Series
B Preferred Shares, listed in that Person's name in the
records of the Trust or Auction Agent, as the case may be,
or (b) the beneficial owner of those Series B Preferred
Shares which are listed under such person's Broker-Dealer's
name in the records of the Auction Agent, which Broker-
Dealer shall have signed a Master Purchaser's Letter.
"Hold Order" has the meaning set forth in
paragraph 2(a) of Part II of this Statement of Preferences.
"Master Purchaser's Letter" means the letter
which is required to be executed by each prospective
purchaser of Series B Preferred Shares or by the Broker-
Dealer through whom the shares will be held.
"Order" has the meaning set forth in paragraph
2(a) of Part II of this Statement of Preferences.
"Potential Holder" means (a) any Existing Holder
who may be interested in acquiring additional Series B
Preferred Shares or (b) any other Person who may be
interested in acquiring Series B Preferred Shares and who
has signed a Master Purchaser's Letter or whose shares will
be listed under such person's Broker-Dealer's name on the
records of the Auction Agent which Broker-Dealer shall have
executed a Master Purchaser's Letter.
"Sell Order" has the meaning set forth in
paragraph 2(a) of Part II of this Statement of Preferences.
"Submitted Bid" has the meaning set forth in
paragraph 4(a) of Part II of this Statement of Preferences.
"Submitted Hold Order" has the meaning set forth
in paragraph 4(a) of Part II of this Statement of
Preferences.
"Submitted Order" has the meaning set forth in
paragraph 4(a) of Part II of this Statement of Preferences.
"Submitted Sell Order" has the meaning set forth
in paragraph 4(a) of Part II of this Statement of
Preferences.
"Sufficient Clearing Bids" has the meaning set
forth in paragraph 4(a)(ii) of Part II of this Statement of
Preferences.
"Sufficient Clearing Orders" means that all
Series B Preferred Shares are the subject of Submitted Hold
Orders or that the number of Series B Preferred Shares that
are the subject of Submitted Bids by Potential Holders
specifying one or more rates equal to or less than the
Maximum Rate exceeds or equals the sum of (a) the number of
Series B Preferred Shares that are subject of Submitted
Bids by Existing Holders specifying one or more rates
higher than the Maximum Rate and (b) the number of Series B
Preferred Shares that are subject to Submitted Sell Orders.
"Winning Bid Rate" means the lowest rate
specified in the Submitted Bids which if:
(a)  	each such Submitted Bid of Existing
Holders specifying such lowest rate and
(ii) all other such Submitted Bids of
Existing Holders specifying lower rates were rejected, thus
entitling such Existing Holders to continue to hold the
shares of such series that are subject to such Submitted
Bids; and
		 	 	each such Submitted Bid of Potential
Holders specifying such lowest rate and
(ii) all other such Submitted Bids of
Potential Holders specifying lower rates were accepted;
would result in such Existing Holders described in
subclause (a) above continuing to hold an aggregate number
of Outstanding Series B Preferred Shares which, when added
to the number of Outstanding Series B Preferred Shares to
be purchased by such Potential Holders described in
subclause (b) above, would equal not less than the
Available Preferred Shares.
2. Orders.
(a) On or prior to the Submission Deadline on
each Auction Date for Series B Preferred Shares:
(i) each Beneficial Owner of Series B
Preferred Shares may submit to its Broker-Dealer by
telephone or otherwise information as to:
(A) the number of Outstanding Series B
Preferred Shares, if any, held by such Beneficial Owner
which such Beneficial Owner desires to continue to hold
without regard to the Applicable Rate for the next
succeeding Dividend Period;
(B) the number of Outstanding Series B
Preferred Shares, if any, held by such Beneficial Owner
which such Beneficial Owner offers to sell if the
Applicable Rate for the next succeeding Dividend Period
shall be less than the rate per annum specified by such
Beneficial Owner; and/or
(C) the number of Outstanding Series B
Preferred Shares, if any, held by such Beneficial Owner
which such Beneficial Owner offers to sell without regard
to the Applicable Rate for the next succeeding Dividend
Period; and
(ii) each Broker-Dealer, using lists of
potential Beneficial Owners, shall in good faith for the
purpose of conducting a competitive Auction in a
commercially reasonable manner, contact potential
Beneficial Owners (by telephone or otherwise), including
Persons that are not Beneficial Owners, on such lists to
determine the number of Series B Preferred Shares, if any,
that each such potential Beneficial Owner offers to
purchase if the Applicable Rate for the next succeeding
Dividend Period shall not be less than the rate per annum
specified by such potential Beneficial Owner.
For the purposes hereof, the communication by a Beneficial
Owner or potential Beneficial Owner to a Broker-Dealer, or
by a Broker-Dealer to the Auction Agent, of information
referred to in clauses (a)(i) or (a)(ii) of this paragraph
(2) is hereinafter referred to as an "Order" and
collectively as "Orders" and each Beneficial Owner and each
potential Beneficial Owner placing an Order with a Broker-
Dealer, and such Broker-Dealer placing an Order with the
Auction Agent, is hereinafter referred to as a "Bidder" and
collectively as "Bidders;" an Order containing the
information referred to in clause (a)(i)(A) of this
paragraph (2) is hereinafter referred to as a d Order" and
collectively as "Hold Orders;" an Order containing the
information referred to in clauses (a)(i)(B) or (a)(ii) of
this paragraph (2) is hereinafter referred to as a "Bid"
and collectively as "Bids;" and an Order containing the
information referred to in clause (a)(i)(C) of this
paragraph (2) is hereinafter referred to as a "Sell Order"
and collectively as "Sell Orders."
(b)  	A Bid by a Beneficial Owner or an
Existing Holder of Series B Preferred Shares subject to an
Auction on any Auction Date shall constitute an irrevocable
offer to sell:
(A) the number of Outstanding Series B
Preferred Shares specified in such Bid if the Applicable
Rate determined on such Auction Date shall be less than the
rate specified therein;
(B) such number or a lesser number of
Outstanding Series B Preferred Shares to be determined as
set forth in paragraph 5(a)(iv) if the Applicable Rate for
Series B Preferred Shares determined on such Auction Date
shall be equal to the rate specified therein; or
(C) the number of Outstanding Series B
Preferred Shares specified in such Bid if the rate
specified therein shall be higher than the Maximum Rate, or
such number or a lesser number of Outstanding Series B
Preferred Shares to be determined as set forth in paragraph
5(b)(iii) if the rate specified therein shall be higher
than the Maximum Rate and Sufficient Clearing Bids do not
exist.
(ii) A Sell Order by a Beneficial Owner or
an Existing Holder of Series B Preferred Shares subject to
an Auction on any Auction Date shall constitute an
irrevocable offer to sell:
(A) the number of Outstanding Series B
Preferred Shares specified in such Sell Order; or
(B) such number or a lesser number of
Outstanding Series B Preferred Shares as set forth in
paragraph 5(b)(iii) if Sufficient Clearing Bids do not
exist; provided, however, that a Broker-Dealer that is an
Existing Holder with respect to Series B Preferred Shares
shall not be liable to any Person for failing to sell such
shares pursuant to a Sell Order described in the proviso to
paragraph 3(c) if (1) such shares were transferred by the
Beneficial Owner thereof without compliance by such
Beneficial Owner or its transferee Broker-Dealer (or other
transferee Person, if permitted by the Trust) with the
provisions of paragraph 6 or (2) such Broker-Dealer has
informed the Auction Agent pursuant to the terms of its
Broker-Dealer Agreement that, according to such Broker-
Dealer's records, such Broker-Dealer believes it is not the
Existing Holder of such shares.
(iii) A Bid by a Potential Holder of
Series B Preferred Shares subject to an Auction on any
Auction Date shall constitute an irrevocable offer to
purchase:
(A) the number of Outstanding Series B
Preferred Shares specified in such Bid if the Applicable
Rate determined on such Auction Date shall be higher than
the rate specified therein; or
(B) such number or a lesser number of
Outstanding Series B Preferred Shares as set forth in
paragraph 5(a)(v) if the Applicable Rate determined on such
Auction Date shall be equal to the rate specified therein.
(c) No Order for any number of Series B
Preferred Shares other than whole shares shall be valid.
3. Submission of Orders by Broker-Dealers to Auction
Agent.
(a) Each Broker-Dealer shall submit in writing
to the Auction Agent prior to the Submission Deadline on
each Auction Date all Orders for Series B Preferred Shares
subject to an Auction on such Auction Date obtained by such
Broker-Dealer, designating itself (unless otherwise
permitted by the Trust) as an Existing Holder in respect of
shares subject to Orders submitted or deemed submitted to
it by Beneficial Owners and as a Potential Holder in
respect of shares subject to Orders submitted to it by
potential Beneficial Owners, and shall specify with respect
to each Order for such shares:
(i) the name of the Bidder placing such
Order (which shall be the Broker-Dealer unless otherwise
permitted by the Trust);
(ii) the aggregate number of Series B
Preferred Shares that are the subject of such Order;
(iii) to the extent that such Bidder is
an Existing Holder of Series B Preferred Shares:
(A) the number of Series B Preferred
Shares, if any, subject to any Hold Order of such Existing
Holder;
(B) the number of Series B Preferred
Shares, if any, subject to any Bid of such Existing Holder
and the rate specified in such Bid; and
(C) the number of Series B Preferred
Shares, if any, subject to any Sell Order of such Existing
Holder; and
(iv) to the extent such Bidder is a
Potential Holder of Series B Preferred Shares, the rate and
number of Series B Preferred Shares specified in such
Potential Holder's Bid.
(b) If any rate specified in any Bid contains
more than three figures to the right of the decimal point,
the Auction Agent shall round such rate up to the next
highest one thousandth (.001) of 1%.
(c) If an Order or Orders covering all of the
Outstanding Series B Preferred Shares held by any Existing
Holder is not submitted to the Auction Agent prior to the
Submission Deadline, the Auction Agent shall deem a Hold
Order to have been submitted by or on behalf of such
Existing Holder covering the number of Outstanding Series B
Preferred Shares held by such Existing Holder and not
subject to Orders submitted to the Auction Agent; provided,
however, that if an Order or Orders covering all of the
Outstanding Series B Preferred Shares held by any Existing
Holder is not submitted to the Auction Agent prior to the
Submission Deadline for an Auction relating to a Special
Dividend Period consisting of more than 28 calendar days,
the Auction Agent shall deem a Sell Order to have been
submitted by or on behalf of such Existing Holder covering
the number of Outstanding Series B Preferred Shares held by
such Existing Holder and not subject to Orders submitted to
the Auction Agent.
(d) If one or more Orders of an Existing Holder
is submitted to the Auction Agent covering in the aggregate
more than the number of Outstanding Series B Preferred
Shares subject to an Auction held by such Existing Holder,
such Orders shall be considered valid in the following
order of priority:
(i) all Hold Orders shall be considered
valid, but only up to and including in the aggregate the
number of Outstanding Series B Preferred Shares held by
such Existing Holder, and if the number of shares subject
to such Hold Orders exceeds the number of Outstanding
Series B Preferred Shares held by such Existing Holder, the
number of shares subject to each such Hold Order shall be
reduced pro rata to cover the number of Outstanding Series
B Preferred Shares held by such Existing Holder;
(ii)  	any Bid for Series B Preferred
Shares shall be considered valid up to and including the excess of the number of Outstanding Series B Preferred
Shares held by such Existing Holder over the number of Series B Preferred Shares subject to any Hold Orders referred to in clause (d)(i) above;
(B) subject to subclause (d)(ii)(A), if
more than one Bid of an Existing Holder for Series B
Preferred Shares is submitted to the Auction Agent with the same rate and the number of Outstanding Series B Preferred
Shares subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of Series B Preferred
Stock subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares equal to such excess;
(C) subject to subclauses (d)(ii)(A) and
(B), if more than one Bid of an Existing Holder for Series
B Preferred Shares is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and
(D) in any such event, the number, if any, of such Outstanding Series B Preferred Shares subject to any portion of Bids considered not valid in whole or in part under this paragraph 3(d)(ii) shall be treated as the subject of a Bid by or on behalf of a Potential Holder at the rate specified therein; and
(iii) all Sell Orders for Series B
Preferred Shares shall be considered valid up to and including the excess of the number of Outstanding Series B
Preferred Shares held by such Existing Holder over the sum of Outstanding Series B Preferred Shares subject to valid
Hold Orders referred to in paragraph 3(d)(i) above and valid Bids referred to in paragraph 3(d)(ii) above.
(e) If more than one Bid for Series B Preferred
Shares is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.
(f) Any Order submitted by a Beneficial Owner or a potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission
Deadline on any Auction Date, shall be irrevocable.
4. Determination of Sufficient Clearing Bids, Winning Bid
Rate and Applicable Rate.
(a) Not earlier than the Submission Deadline on each Auction Date for Series B Preferred Shares, the
Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted
Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:
(i) the excess of the number of Outstanding
Series B Preferred Shares over the number of Outstanding
Series B Preferred Shares subject to Submitted Hold Orders
(such excess being hereinafter referred to as the "Available Preferred Shares");
(ii) from the Submitted Orders for Series B
Preferred Shares whether:
(A) the number of Outstanding Series B
Preferred Shares subject to Submitted Bids of Potential
Holders specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to the sum of
(B) the number of Outstanding Series B
Preferred Shares subject to Submitted Bids of Existing
Holders specifying one or more rates higher than the Maximum Rate; and
(C) the number of Outstanding Series B
Preferred Shares subject to Submitted Sell Orders (in the event such excess or such equality exists (other than because the number of Series B Preferred Shares in clauses
(a)(ii)(A) and (B) above is zero because all of the Outstanding Series B Preferred Shares are subject to
Submitted Hold Orders), such Submitted Bids in clause
(a)(ii)(A) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and
(iii) if Sufficient Clearing Bids exist, the Winning Bid Rate.
(b) Not later than 9:30 A.M., New York City time, on each Auction Date, the Auction Agent shall advise the Trust of the Maximum Rate for the Series B Preferred
Shares for which an Auction is being held on the Auction
Date and, based on such determination, promptly after the Auction Agent has made the determinations pursuant to paragraph 4(a), the Auction Agent shall advise the Trust of the Applicable Rate for the next succeeding Dividend Period thereof as follows:
(i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period thereof shall be equal to the Winning Bid Rate so determined;
(ii) if Sufficient Clearing Bids do not
exist (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period thereof shall be equal to the Maximum Rate; or
(iii) if all of the Outstanding Series B
Preferred Shares are subject to Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period thereof shall be the All Hold Rate.
5. Acceptance and Rejection of Submitted Bids and
Submitted Sell Orders and Allocation.
Existing Holders shall continue to hold the Series B Preferred Shares that are subject to Submitted
Hold Orders, and, based on the determinations made pursuant to paragraph 4(a), the Submitted Bids and Submitted Sell
Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:
(a) If Sufficient Clearing Bids for Series B
Preferred Shares have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs 5(d) and 5(e), Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:
(i) Existing Holders' Submitted Bids for
Series B Preferred Shares specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Series B
Preferred Shares subject to such Submitted Bids;
(ii) Existing Holders' Submitted Bids for shares Series B Preferred Shares specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Series B Preferred Shares subject to such Submitted Bids;
(iii) Potential Holders' Submitted Bids
for Series B Preferred Shares specifying any rate that is lower than the Winning Bid Rate shall be accepted;
(iv) each Existing Holder's Submitted Bid for Series B Preferred Shares specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Series B Preferred Shares subject to such Submitted Bid, unless the number of Outstanding Series B Preferred Shares subject to all such Submitted Bids shall be greater than the number of Series B Preferred Shares ("remaining shares") in the excess of the Available Preferred Shares over the number of Series B Preferred Shares subject to Submitted Bids described in paragraphs 5(a)(ii) and 5(a)(iii), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold
Series B Preferred Shares subject to such Submitted Bid, but only in an amount equal to the Series B Preferred
Shares obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding Series B Preferred Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Series B Preferred Shares subject to such
Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and
(v) each Potential Holder's Submitted Bid for Series B Preferred Shares specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares obtained by multiplying the number of Series B Preferred Shares in the excess of the Available Preferred Shares over the number of Series B Preferred Shares subject to Submitted Bids described in paragraph 5(a)(ii) through (iv) by a fraction, the numerator of which shall be the number of Outstanding
Series B Preferred Shares subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Series B Preferred Shares subject to such
Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.
(b) If Sufficient Clearing Bids for Series B
Preferred Shares have not been made (other than because all of the Outstanding shares are subject to Submitted Hold
Orders), subject to the provisions of paragraph 5(d), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted
Bids for Series B Preferred Shares shall be rejected:
(i) Existing Holders' Submitted Bids for
Series B Preferred Shares specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holders to continue to hold the Series B Preferred Shares subject to such Submitted Bids;
(ii) Potential Holders' Submitted Bids for
Series B Preferred Shares specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and
(iii) Each Existing Holder's Submitted
Bid for Series B Preferred Shares specifying any rate that is higher than the Maximum Rate and the Submitted Sell
Orders of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted
Sell Order to sell Series B Preferred Shares subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of Series B
Preferred Shares obtained by multiplying the number of Series B Preferred Shares subject to Submitted Bids described in paragraph 5(b)(ii) by a fraction, the numerator of which shall be the number of Outstanding
Series B Preferred Shares held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding Series B Preferred Shares subject to all such
Submitted Bids and Submitted Sell Orders.
(c) If all of the Outstanding Series B Preferred
Shares are subject to Submitted Hold Orders, all Submitted
Bids for such shares shall be rejected.
(d) If, as a result of the procedures described in paragraph 5(a)(iv) or (v) or paragraph 5(b)(iii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Series B Preferred
Shares on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of Series B Preferred Shares to be purchased or sold by any Existing Holder or Potential
Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares.
(e) If, as a result of the procedures described in paragraph 5(a)(v) any Potential Holder would be entitled or required to purchase less than a whole share of Series B
Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate Series B Preferred Shares for purchase among Potential Holders so that only whole shares are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing
Series B Preferred Shares on such Auction Date.
(f) Based on the results of each Auction for Series B Preferred Shares, the Auction Agent shall determine the aggregate number of such shares to be purchased and the aggregate number of such shares to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other
Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, Series B Preferred Shares.
Notwithstanding any provision of the Auction Procedures to the contrary, in the event an Existing Holder or Beneficial
Owner of Series B Preferred Shares with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of Series B Preferred Shares that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for Series B
Preferred Shares that have been accepted in whole or in part shall constitute good delivery to such Potential
Holders and Potential Beneficial Owners.
(g) Neither the Trust nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing
Holder, a Potential Holder, a Beneficial Owner, a Potential
Beneficial Owner or its respective Agent Member to deliver
Series B Preferred Shares or to pay for Series B Preferred
Shares sold or purchased pursuant to the Auction Procedures or otherwise.
6. Transfer of Series B Preferred Shares.
Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of Series B Preferred Shares only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Part II or to a Broker-Dealer;
provided, however, that (a) a sale, transfer or other disposition of Series B Preferred Shares from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the Holder of such shares to that Broker-
Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph 6 if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Trust) to whom such transfer is made shall advise the Auction Agent of such transfer.
PART III

ABILITY OF BOARD OF TRUSTEES TO MODIFY THE STATEMENT OF
PREFERENCES
 	Modification  to Prevent Ratings Reduction or
Withdrawal.
The Board of Trustees, without further action by the shareholders, may amend, alter, add to or repeal any provision of this Statement of Preferences including provisions that have been adopted by the Trust pursuant to Rating Agency guidelines, if the Board of Trustees determines that such amendments or modifications are necessary to prevent a reduction in, or the withdrawal of, a rating of the Preferred Shares and are in the aggregate in the best interests of the Holders of the Preferred
Shares.
2. Other Modification.
The Board of Trustees, without further action by the shareholders, may amend, alter, add to or repeal any provision of this Statement of Preferences including, without limitation, provisions that have been adopted by the Trust pursuant to any rating agency guidelines, if the Board of Trustees determines that such amendments or modifications will not in the aggregate adversely affect the rights and preferences of any series of the Preferred
Shares, provided, that the Trust has received advice from each applicable Rating Agency that such amendment or modification is not expected to adversely affect such Rating Agency's then-current rating of such series of the Trust's Preferred Shares.
Notwithstanding the provisions of the preceding paragraph, to the extent permitted by law, the Board of Trustees, without the vote of the Holders of the Series B
Preferred Shares or any other capital shares of the Trust, may amend the provisions of this Statement of Preferences to resolve any inconsistency or ambiguity or to remedy any formal defect so long as the amendment does not in the aggregate adversely affect the rights and preferences of the Series B Preferred Shares.


IN WITNESS WHEREOF, The Gabelli Utility Trust has caused these presents to be signed in its name and on its behalf by a duly authorized officer, and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Trust further acknowledge said instrument to be the corporate act of the Trust, and state that to the best of their knowledge, information and belief under penalty of perjury the matters and facts herein set forth with respect to approval are true in all material respects, all on July 30, 2003.

By	     /s/ Bruce Alpert
	Name:	Bruce Alpert
	Title:	President

Attest:

        /s/ James E. McKee
Name:	James E. McKee
Title:	Secretary